EQUITY EXCHANGE AGREEMENT
(this “Agreement”)

DATE: December 21, 2022 (the “Effective Date”)

PARTIES:

“HLTT”	Healthtech Solutions, Inc., a Utah corporation 181 Dante Ave., Tuckahoe, NY 10707
“HWC”	Healthtech Wound Care, Inc., a Delaware corporation 615 Arapeen Dr., Suite 300, Salt Lake City, UT 84108
“TCL”	The Clia Lab, LLC, a Delaware limited liability company 615 Arapeen Dr., Suite 302, Salt Lake City, UT 84108
“Cellsure”	Cellsure, L3C, a Utah limited liability company 615 Arapeen Dr., Suite 302, Salt Lake City, UT 84108
“HTMS”	Healthtech Management Services, Inc., a Utah limited liability company 181 Dante Avenue, Tuckahoe, NY 10707
“WRH”	World Reach Health, LLC, a Delaware limited liability company 3501 W. Algonquin Road, Suite 135, Rolling Meadows, IL 60008
“WRM”	World Reach Med, LLC, a Delaware limited liability company 8 W. Campbell St., Suite 205, Arlington Heights, IL 60005
“WR Holdings”	World Reach Holdings, LLC, a Delaware limited liability company 3501 W. Algonquin Road, Suite 135, Rolling Meadows, IL 60008
"LFTV"	Live For Today Ventures, LLC, a Delaware limited liability company 3501 W. Algonquin Road, Suite 135, Rolling Meadows, IL 60008
“RMC”	Redi-Med Consulting, LLC, an Indiana limited liability company 9827 Garden Way, St. John, Indiana 46373
“Olmstead”	Jelena Olmstead 3501 W. Algonquin Road, Suite 135, Rolling Meadows, IL 60008
“Pesoli”	James Pesoli 3501 W. Algonquin Road, Suite 135, Rolling Meadows, IL 60008

PREMISES:

A.	HLTT is a publicly-held company registered under Section 12(g) of the Securities Exchange Act of 1934 that is engaged in the business of developing and marketing medical technology and products. HWC and TCL are majority-owned subsidiaries of HLTT. Cellsure and HTMS are wholly owned subsidiaries of HLTT. HLTT, HWC, Cellsure, HTMS and TCL are identified herein collectively as the “HLTT Parties”.
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B.	WRH, WRM, WR Holdings, LFTV, RMC, Olmstead and Pesoli (collectively, the “WR Parties”) are related parties that are involved as owners, investors, employees and/or principals in the business of distributing healthcare-related products and services.
C.	As of the Effective Date, LFTV and RMC own the entire equity interest in WR Holdings.
D.	As of the Effective Date, WR Holdings owns the entire equity interest in WRH and a minority interest in TCL.
E.	During 2022, WRM advanced substantial funds to the HLTT Parties in multiple installments) (the “WRM Advance”), which were used for the benefit of HLTT, HWC, Cellsure and TCL, which the HLTT Parties acknowledge having received. WRM is entitled to recoup the WRM Advance in accordance with the Loan Documents (defined below).
F.	During 2022, Olmstead and Pesoli have performed executive management and consulting services for the HLTT Parties.
G.	HLTT and the WR Parties wish to combine WR Holdings with HLTT as an HLTT majority-owned subsidiary and to carry on their healthcare business in concert with HLTT, and HLTT is willing to join in those concerted operations on the terms and subject to the conditions set forth herein.

AGREEMENT:

1.	The Closing Date. The “Closing Date” shall be on or before January 27, 2023, unless otherwise fixed by written agreement of HLTT and WR Holdings.
2.	Equity Transfer.
a.	TCL Transfer. Effective on the Closing Date, WR Holdings hereby irrevocably assigns to HLTT all of the equity interest in TCL owned by WR Holdings. On the Closing Date, HLTT and TCL shall execute an amended and restated operating agreement appropriate to a single member limited liability company.
b.	WR Holdings Transfer. Effective on the Closing Date, LFTV and RMC, in proportion to their respective membership interests in WR Holdings, hereby irrevocably assigns to HLTT fifty-one percent (51%) of the equity interest in WR Holdings. On the Closing Date, HLTT, LFTV, RMC and WR Holdings shall execute an amended and restated operating agreement of WR Holdings in the form annexed hereto as Appendix A. On the Closing Date, WR Holdings and WRH shall execute an amended and restated operating agreement appropriate to a single member limited liability company.
c.	Exchange Shares. On the Closing Date, HLTT shall instruct the transfer agent for its common stock to record by book entry the issuance to the parties identified in the “Exchange List” annexed hereto as Appendix B of twenty-three million seven hundred fifteen thousand six hundred seventy-three (23,715,673) shares of HLTT common stock (the “Exchange Shares”). Promptly after the Closing Date, HLTT shall deliver to each of the parties noted in the Exchange List a Notice of Book Entry reciting each party’s record ownership of the Exchange Shares. HLTT covenants that between the Effective Date and the Closing Date it will not sell or issue any equity securities except in exchange for cash at fair market value paid by purchasers who are not affiliates of HLTT.
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d.	Exchange Options. On the Closing Date, HLTT shall issue to each of (i) WRM options to purchase up to Five Hundred Thirty Thousand Seven Hundred Sixty-Nine (530,769) shares of common stock for $0.25 per share (the “WRM Option”) (ii) Live For Today Ventures, LLC (“LFTV”) options to purchase up to Eight Hundred Fifty Thousand (850,000) shares of common stock for $0.25 per share (the “LFTV Option”), and (iii) Redi-Med Consulting, LLC (“RMC”), options to purchase up to Eight Hundred Fifty Thousand (850,000) shares of common stock for $0.25 per share (the “RMC Option”) on or before the three (3) year anniversary of the Closing Date, in the form of option annexed as an exhibit to the Current Report on Form 8-K filed by HLTT on September 12, 2022 (the WRM Option, the LFTV Option and the RMC Option will collectively be referred to herein as the “Exchange Options”). Promptly after the Closing Date, HLTT shall deliver to WRM, LFTV and RMC the Exchange Options. Until such time as WRM, LFTV and/or RMC, respectively, exercise the Exchange Options, each of WRM, LFTV and RMC shall be permitted to assign their respective Exchange Options to any third party, subject to providing written notice to HLTT.
e.	Stock Legends. The Exchange Shares to be issued per Section 2(c) hereof shall be characterized as “restricted securities” under the Securities Act of 1933 (the “1933 Act”), and any certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND ITS COUNSEL THAT REGISTRATION IS NOT REQUIRED.

3.	Cash Transfers.
a.	WRH Liability. The parties acknowledge that WRH will, on the Closing Date, have a liability to WR Holdings totaling Two Hundred Thousand Dollars ($200,000) arising from prior operations of WRH (the “WRH Liability”). The parties agree that the WRH Liability will be satisfied by payment to LFTV of fifty percent (50%) of the first Four Hundred Thousand Dollars ($400,000) of net revenue recorded by WRH after the Closing Date.
b.	Liability of HLTT Parties. The WRM Advance, along with advances made by shareholders of HLTT (WRM and the lending shareholders of HLTT will collectively be referred to herein as the “Lenders”) to the HLTT Parties, shall be repaid to the Lenders, on a pro rata, pari passu basis, by HLTT and/or the Recipients (defined below), in accordance with the note(s), security agreement(s), and UCC-1 financing statement(s) (collectively, the “Loan Documents”) between HLTT, the Recipients and the Lenders, or, alternatively, at such times and in such installments as the Board of Directors of HLTT, in consultation with LFTV, determines shall not materially interfere with the funding of HLTT’s business development. For purposes of this Section 3(b), the “Recipient” of an advance made to an HLTT subsidiary shall be deemed to include both HLTT and the subsidiary.
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c.	HWC Liability. As of the Effective Date, the HLTT Parties acknowledge and agree that HWC has accrued a liability of Two Hundred Thousand Dollars ($200,000) to RMC for the services of Olmstead and One Hundred Fifty Thousand Dollars ($150,000) to LFTV for the services of Pesoli, rendered to HWC during 2022 (collectively, the “HWC Liability”). HWC will pay the HWC Liability at such times and in such installments as the Board of Directors of HWC determines shall not materially interfere with the funding of HWC’s business development, but, in any event, not later than December 31, 2023, unless otherwise agreed to in writing between HLTT, RMC and/or LFTV.
4.	Management of HLTT.
a.	As of the Closing Date, and as conditions precedent to this Agreement, the Board of Directors of HLTT shall take action to cause the following situations to be realized:
i.	The number of members of the HLTT Board of Directors shall be increased to four (4) and Pesoli shall be appointed to fill the vacancy.
ii.	Olmstead shall be appointed to serve as HLTT’s Chief Executive Officer. On the Closing Date, Olmstead and HLTT shall enter into an Employment Agreement in the form annexed hereto as Appendix C.
iii.	Iglesias shall be appointed to serve as HLTT’s President and Chief Operating Officer and as Manager-Designate and Chief Financial Officer of both WR Holdings and WRH. On the Closing Date, Iglesias and HLTT shall enter into an Employment Agreement in the form annexed hereto as Appendix D.
iv.	Pesoli shall be appointed to serve as HLTT’s Senior Vice President and as WRH’s President and Chief Executive Officer. On the Closing Date, Pesoli and HLTT shall enter into an Employment Agreement in the form annexed hereto as Appendix E.
5.	Distribution Agreement. On the Closing Date, HLTT and WRH shall enter into a distribution agreement in the form that has been negotiated by the Parties (the “Distribution Agreement”). The Parties agree that WRH has been functioning as a distributor for HWC and will continue to do so through the Closing Date, and agree that the revenue from sales by WRH prior to the Closing Date of products manufactured by or for HWC will be allocated between the parties in accord with the revenue sharing provisions contained in the Distribution Agreement. Further, the parties acknowledge and agree that the Distribution Agreement, post-closing, may not be amended, rescinded, assigned or terminated without the express written consent of LFTV.
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6.	Allocation of Expenses; Operating Budgets. On or before January 27, 2023, the parties shall approve annual operating budgets for each of HLTT, HWC, TCL, WRH and Cellsure. Said budgets will include a formula for allocation among HLTT and its subsidiaries or among certain subsidiaries of expenses incurred for the direct benefit of more than one entity consolidated on HLTT’s financial statements.
7.	Releases.
a.	Ratification of Actions. The HLTT Parties hereby acknowledge and agree that all actions of Olmstead and Pesoli performed on behalf of the HLTT Parties from January 1, 2022 through the Effective Date be, and hereby are, ratified and approved, including, without limitation, those payments made by any of the WR Parties on behalf of HLTT Parties, and agreements entered into on behalf of HLTT Parties, and any actions performed on behalf of an HLTT Party, including, without limitation, any and all actions applicable to the management of Predictive Biotech, Inc.
b.	Releases to HWC, TCL and Cellsure. Effective on the Closing Date, each of the WR Parties hereby releases HWC, TCL and Cellsure from any right or claim to an equity interest in HWC, TCL and/or Cellsure whether as consideration for funds contributed or loaned by any of the WR Parties to HWC, TCL and/or Cellsure or as consideration for services performed on behalf of HWC, TCL and/or Cellsure or pursuant to any agreement made with HLTT or HWC, TCL and/or Cellsure or any agent of either of them.
c.	General Release by WR Parties. Except for the Exchange Shares, the Exchange Options, the Loan Documents, the Distribution Agreement and/or any amounts noted in Section 3 hereof, effective on the Closing Date, each of the WR Parties does forever discharge each of the HLTT Parties of and from all, and all manner of, action, cause of action, suits, debts, dues, sums of money, accounts, reckonings, notes, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, and demands whatsoever, in law or in equity, that any WR Party ever had, now has, or that any personal representative, successor, heir, or assign of a WR Party hereafter can, shall, or may have, against any HLTT Party for, upon, or by reason of any matter, cause, or thing whatsoever, up to and including the Closing Date, provided, however, that the covenants in this Equity Exchange Agreement or in any contract executed pursuant to a covenant in this Equity Exchange Agreement are not hereby released nor are any claims arising from the intentional violation of this Equity Exchange Agreement or in any contract executed pursuant to a covenant in this Equity Exchange Agreement, or for reasons involving fraud. The WR Parties waive any claim or right to assert any claim against any HLTT Party, known or unknown, that has been, through oversight or error, intentionally or unintentionally, omitted from this Release.
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d.	General Release by HLTT Parties. Effective on the Closing Date, each of the HLTT Parties does forever discharge each of the WR Parties of and from all, and all manner of, action, cause of action, suits, debts, dues, sums of money, accounts, reckonings, notes, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, and demands whatsoever, in law or in equity, that said HLTT Party ever had, now has, or that any personal representative, successor, heir, or assign of a HLTT Party hereafter can, shall, or may have, against any WR Party for, upon, or by reason of any matter, cause, or thing whatsoever, up to and including the Closing Date, provided, however, that the covenants in this Equity Exchange Agreement or in any contract executed pursuant to a covenant in this Equity Exchange Agreement are not hereby released, nor are any claims arising from the intentional violation of this Equity Exchange Agreement or in any contract executed pursuant to a covenant in this Equity Exchange Agreement, or for reasons involving fraud. The HLTT Parties waive any claim or right to assert any claim against any WR Party, known or unknown, that has been, through oversight or error, intentionally or unintentionally, omitted from this Release.
8.	Representations and Warranties by WR Parties. Each of the WR Parties makes each of the following representations and warranties to HLTT, as of the date of this Equity Exchange Agreement and the Closing Date:
a.	Organization, Good Standing and Qualification of WRH; Operating Agreement. WRH is a limited liability company duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws and has requisite corporate power and authority to own the assets owned by it and to conduct business as being conducted by it, except where the failure to be existing and in good standing or have such power would not have a WRH Material Adverse Effect (as defined herein). WRH is qualified to do business in all jurisdictions in which its ownership of assets or activities might require its qualification to do business, except where the failure to be so qualified would not have a WRH Material Adverse Effect. WRH has made available to HLTT or representatives of HLTT true, correct and complete copies of its Articles of Organization and its Operating Agreement, each as amended to date, which HLTT acknowledges having received and reviewed. As used in this Agreement, “WRH Material Adverse Effect” means any material adverse change in, or material adverse effect on, the business, financial condition or operations of WRH, which would prevent WRH from operating in substantially the same manner as presently.
b.	Subsidiaries of WR Holdings. Except as set forth in Schedule 8(b) hereto, WRH has no subsidiaries nor is there any entity in which WR Holdings holds an equity interest.
c.	Capitalization of WR Holdings. As of the Effective Date of this Agreement, LFTV and RMC are the members of WR Holdings. The sole member of LFTV is Pesoli. The sole member of RMC is Olmstead. There are no outstanding options to purchase or other rights to subscribe for or to purchase, or any contracts of commitments to issue or sell, any membership or other equity interest in WR Holdings.
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d.	Valid and Binding Agreement of WR Parties. Assuming this Agreement constitutes the valid and binding obligation of the HLTT Parties, this Agreement, when executed and delivered by the WR Parties, will constitute the legal, valid and binding obligation of each of the WR Parties, enforceable against each of them in accordance with its terms, subject to: (a) applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally; and (b) equitable defenses and to the discretion of the court before which any proceedings seeking the remedy of specific performance and injunctive and other forms of equitable relief may be brought.

e.	No Breach of Statute or Contract. Neither the execution, delivery and performance of this Agreement by any of the WR Parties nor compliance with the terms and provisions of this Agreement on the part of each of them will: (i) knowingly violate any provision of a WR Party’s organizational documents or operating agreement, as amended; (ii) require of a WR Party the issuance of any authorization, license, consent or approval of or require notice to or filing with, any federal or state governmental agency; or (iii) conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both a default under any mortgage, indenture, agreement, permit, deed of trust, lease, franchise, license or instrument to which any of the WR Parties is a party or by which it or any of its properties is bound, or any judgment, decree, order, rule or regulation or other restriction of any court or any regulatory body, administrative agency or other governmental body applicable to a WR Party or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of WR Holdings pursuant to any such term.

f.	Financial Information. To any extent not already provided, on or before the Closing Date, WR Holdings has prepared, or will prepare, true and complete copies of its financial statements, or the financial statements of its subsidiaries, as applicable, for the two (2) year period ending December 31, 2022, (the "WR Holdings Financial Statements"), which, for those financial statements previously prepared, HLTT acknowledges having received and reviewed them. Except as noted therein, the WR Holdings Financial Statements fairly represent, in all material respects, the financial position of WR Holdings as of the dates thereof and the results of its operations and cash flows for the periods then ended, presented in accordance with generally accepted accounting principles, subject, to normal year-end adjustments.

g.	Absence of Certain Changes. As of the Effective Date of this Agreement, WRH has not: (a) suffered any change constituting a WR Holdings Material Adverse Effect; (b) incurred a net loss from operations calculated in accordance with generally accepted accounting principles; (c) declared or set aside or paid any distribution to the members of WR Holdings; (d) materially changed WR Holdings’ accounting principles, practices or methods; or (e) conducted any transaction or activity other than in the ordinary course of business. The book value of the aggregate liabilities of WR Holdings as of the date hereof do not, and the book value of the aggregate liabilities of WR Holdings as of the Closing Date will not exceed the book value of the aggregate liabilities of WR Holdings recorded in the WR Holdings Financial Statements as of June 30, 2022.
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h.	Minimal Values. As of the Closing Date, the sum of WHR’s cash on hand plus the accounts receivable by WHR, net of appropriate reserve, less WHR’s account payable to HWC will be no less than $4,113,376.00.
i.	Taxes.
i.	WR Holdings, shall, on or before the Closing Date, elect to be taxed as a C Corporation.
ii.	WR Holdings has filed all Tax Returns (as hereinafter defined) that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes (as hereinafter defined) owed by WR Holdings, (whether or not shown on any Tax Return and whether or not any Tax Return was required) have been paid except for taxes not yet due and payable. WR Holdings has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. There are no known liens on any of the assets of WR Holdings that arose in connection with any failure (or alleged failure) to pay any Tax, except for liens for Taxes not yet due.
iii.	As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Tax” means any Federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including Taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other Tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, and “Taxes” means any or all of the foregoing collectively; and “Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.
j.	Contracts; Insurance. Except as set forth on Schedule 8(j) hereto, neither WR Holdings nor WRH has any currently existing contract, obligation, agreement, plan, arrangement, commitment or the like of any material nature regarding the following:
i.	Employment, bonus or consulting agreements, pension, profit sharing, deferred compensation, stock bonus, retirement or similar plans, including agreements evidencing rights to purchase securities of WR Holdings or WRH, and agreements among equity holders and WR Holdings or WRH;
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ii.	Loan or other agreements, notes, indenture, or instruments relating to or evidencing indebtedness for borrowed money, or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of WR Holdings’ or WRH’s property or any agreement or instrument evidencing any guaranty by WR Holdings or WRH of payment or performance by any other person;

iii.	Agreements with dealers, sales representatives, brokers or other distributors, jobbers, advertisers or sales agencies;

iv.	Contracts or series of contracts with the same person for the furnishing or purchase of machinery, equipment, goods or services, including without limitation agreements with processors and subcontractors;

v.	Joint venture contracts or arrangements or other agreements involving a sharing of profits or expenses to which WRH or WR Holdings is a party;

vi.	Agreements limiting the freedom of WR Holdings or WRH to compete in any line of business or in any geographic area or with any person;

vii.	Agreements providing for disposition of the business, assets or shares of WR Holdings or WRH, agreements of merger or consolidation to which WR Holdings or WRH is a party or letters of intent with respect to the foregoing;

viii.	Insurance policies; and

ix.	Leases for real or personal property.

k.	Litigation. Except as set forth on Schedule 8(k), there is neither pending nor, to WR Holdings’ knowledge, threatened any legal or governmental action, suit, investigation, proceeding or claim, to which any WR Party is or may be named as a party by or before any court, governmental or regulatory authority or by any third party that is reasonably likely to have a WR Holdings Material Adverse Effect. WR Holdings is not a party or subject to the provisions of any material injunction, judgment, decree, or order of any court, regulatory body, administrative agency or other governmental body. For purposes of this Agreement, “WR Holdings’ knowledge” or “known to WR Holdings” means knowledge of either Olmstead or Pesoli.

l.	Title to Properties; Liens and Encumbrances. WR Holdings, or its applicable subsidiary, has good and valid title in all property and assets recorded on the WR Holdings Financial Statements, free from all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges. WR Holdings owns or has adequate rights to use all such properties or assets as are necessary to its operations as now conducted.
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m.	Intellectual Property. Except for such claims, which individually or in the aggregate, would not have a WR Holdings Material Adverse Effect, there are no pending or threatened claims of which WR Holdings has been given written notice by any person against their use of any material trademarks, trade names, service marks, service names, mark registrations, logos, assumed names and copyright registrations, patents and all applications therefor which are owned by WR Holdings or WRH and used in their operations as currently conducted (the “WR Holdings Intellectual Property”). To the knowledge of the WR Parties, WR Holdings or WRH has such ownership of or such rights by license, lease or other agreement to WR Holdings Intellectual Property as are necessary to permit it to conduct its operations as currently conducted, except where the failure to have such rights would not have a WR Holdings Material Adverse Effect.
n.	Compliance. To WR Holdings’ knowledge, neither WR Holdings nor WRH is in violation of or default under any provision of: (a) any mortgage, indenture, contract, agreement, license, deed of trust, lease, franchise, permit or other instrument to which it is a party or by which it or any of its properties are bound and there does not exist any state of facts which constitutes an event of default or which, with notice or lapse of time or both, would constitute an event of default; or (b) any judgment, decree, order, statute, rule or regulation to which WR Holdings or WRH is subject.
o.	Brokers or Finders. With respect to WR Holdings no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers’ or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.
p.	Permits and Licenses. Schedule 8(p) sets forth all permits, licenses, orders, franchises and approvals from all federal, state, local and foreign governmental regulatory bodies held by WR Holdings or WRH. WR Holdings and WRH have all permits, licenses, orders, franchises and approvals of all federal, state, local and foreign governmental or regulatory bodies, whose failure to be held would have a WR Holdings Material Adverse Effect and such permits, licenses, orders, franchises and approvals are in full force and effect, and no suspension or cancellation of any of such other permits, licenses, etc. is pending or to the knowledge of WR Holdings threatened; and WR Holdings and WRH are in compliance in all material respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies which have issued such permits, licenses, orders, franchises and approvals.
q.	Interest in Assets. Neither WR Holdings nor anyone other than WR Holdings owns any property or rights, tangible or intangible, used in or related, directly or indirectly, to the business of WRH.
r.	Due Diligence. The WR Parties have had an opportunity to request due diligence materials applicable to the HLTT Parties, and HLTT has delivered to WR Holdings all such requested items. The WR Parties have received all of the information, materials and/or documents they consider necessary or appropriate for deciding whether to acquire an interest in HLTT. The WR Parties understand the risks involved in an investment in HLTT. The WR Parties HLTT further represents that they, through their authorized representatives, have had an opportunity to ask questions and receive answers from the HLTT Parties regarding the terms and conditions of this Equity Exchange Agreement, HLTT’s business, properties, prospects and financial condition, and to obtain such additional information (to the extent HLTT possessed such information or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of any information furnished to the WR Parties or to which the WR Parties had access.
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9.	Representations and Warranties by HLTT. HLTT makes each of the following representations and warranties to each of the WR Parties, as of the date of this Equity Exchange Agreement and the Closing Date:

  Organization, Good Standing and Qualification. HLTT is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have an HLTT Material Adverse Effect (as defined herein). HLTT and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have an HLTT Material Adverse Effect.

As used in this Agreement, “HLTT Material Adverse Effect” means any material adverse change in, or material adverse effect on, the business, financial, condition or operations of HLTT and its Subsidiaries, taken as a whole which would prevent HLTT from operating in substantially the same manner as presently.

  Articles of Incorporation and By-Laws. HLTT has delivered to the Company accurate and complete copies of its Articles of Incorporation including all amendments thereto. There has not been any violation of any provisions of HLTT’s Certificate, and no action has been taken that is inconsistent in any material respect with any resolution adopted by the stockholders, the Board of Directors or any committee of the Board of Directors of HLTT.
  Capitalization. The authorized capital stock of HLTT consists of 200,000,000 shares of common stock having a par value of $0.001 and 2,000,000 shares of preferred stock having a par value of $0.001. Currently there are 72,215,933 shares of common stock issued outstanding. Currently there are 110,520 shares of Series A Preferred Stock issued and outstanding, which will be convertible by the holders into a total of 5,526,000 shares of common stock after May 31, 2024. All the issued and outstanding shares of common stock have been duly authorized and validly issued, are fully paid and nonassessable. There are a total of 1,500,000 RSUs outstanding that were issued to members of management. Also outstanding is an option to purchase up to 15,000,000 shares of common stock for $0.25 per share on or prior to September 5, 2025. Other than as recited in the preceding three sentences, HLTT does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. There are no existing voting trusts or similar agreements to which HLTT is a party with respect to the voting of the capital stock of HLTT. All dividends and distributions of any nature with respect to any capital stock of HLTT, declared or set aside prior to the date hereof, have been paid. HLTT does not have any commitments to issue shares other than those shares of HLTT Common Stock to be issued pursuant to this Equity Exchange Agreement and pursuant to the derivative securities identified in this paragraph.
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d.	Corporate Authority; Binding Nature of Agreement. HLTT has all requisite corporate power and authority to execute and deliver this Agreement, to carry out and perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by HLTT of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by HLTT’s Board of Directors. No further corporate authorization is necessary on the part of HLTT to consummate the transactions contemplated hereby. Assuming this Agreement constitutes the valid and binding obligation of the other parties hereto, this Agreement, when executed and delivered by HLTT Parties, will constitute the legal, valid and binding obligation of each HLTT Party, enforceable against them in accordance with its terms, subject to: (a) applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally; and (b) equitable defenses and to the discretion of the court before which any proceedings seeking the remedy of specific performance and injunctive and other forms of equitable relief may be brought.
e.	No Breach of Statute or Contract. Except for matters specifically described in this Agreement, neither the execution, delivery and performance of this Agreement by HLTT nor compliance with the terms and provisions of this Agreement on the part of HLTT will: (i) violate any provision of HLTT’s Articles of Incorporation or by-laws, as amended; (ii) require the issuance of any authorization, license, consent or approval of or require notice to or filing with, any federal or state governmental agency; or (iii) conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both a default under any mortgage, indenture, agreement, permit, deed of trust, lease, franchise, license or instrument to which HLTT is a party or by which it or any of its properties are bound, or any judgment, decree, order, rule or regulation or other restriction of any court or any regulatory body, administrative agency or other governmental body applicable to HLTT or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of HLTT pursuant to any such term, except in the case of clauses (ii) or (iii) for such violations, breaches or defaults which, or authorizations, licenses, consents, approvals, notices or filings the failure of which to obtain or make, would not have an HLTT Material Adverse Effect or would not materially adversely affect the ability of HLTT to consummate the transactions contemplated by this Agreement.
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f.	SEC Reports. HLTT is a “Reporting Issuer” (as defined in Section 12(g) of the Securities Exchange Act of 1934, as amended) and HLTT is and will be current in all filings with the U.S. Securities and Exchange Commission through the Closing Date.

g.	Financial Information. HLTT has filed its latest financial statements for the year ended December 31, 2021, on Form 10-K, filed with the SEC on April 15, 2022, and its latest financial statements for the quarter ended September 30, 2022, on Form 10-Q, filed with the SEC on November 23, 2022. Except as noted therein, HLTT Financial Statements fairly present, in all material respects, the financial position of HLTT as of the dates thereof and the results of its operations and cash flows for the periods then ended subject, to normal year-end adjustments.

h.	Issuance of Exchange Shares. The issuance and delivery by HLTT to WR Holdings of the Exchange Shares pursuant to this Agreement have been duly and validly authorized by all necessary action on the part of HLTT. The Exchange Shares to be issued hereunder, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

i.	Brokers or Finders. HLTT represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers’ or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

j.	Litigation. Except as set forth on Schedule 9(j), there is neither pending nor, to HLTT’s knowledge, threatened any legal or governmental action, suit, investigation, proceeding or claim, to which any of the HLTT Parties are or may be named as a party by or before any court, governmental or regulatory authority or by any third party that is reasonably likely to have an “HLTT Material Adverse Effect”. The HLTT Parties are not a party or subject to the provisions of any material injunction, judgment, decree, or order of any court, regulatory body, administrative agency or other governmental body. For purposes of this Agreement, “HLTT’s knowledge” or “known to HLTT” means knowledge of any of the officers of HLTT.

k.	Absence of Certain Changes. Except as disclosed in a Current Report on Form 8-K filed with the SEC, since its last posted Financial Statements, HLTT has not: (a) suffered any change constituting an HLTT Material Adverse Effect; (b) amended its Certificate or By-Laws; (c) split, combined or reclassified HLTT Common Stock; (d) declared or set aside or paid any dividend or other distribution with respect to HLTT Common Stock; (e) materially changed HLTT’s accounting principles, practices or methods; or (f) conducted any transaction or activity other than in the ordinary course of business.
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l.	Taxes. Except as set forth on Schedule 9(l):

i.	HLTT has filed all Tax Returns (as hereinafter defined) that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes (as hereinafter defined) owed by HLTT (whether or not shown on any Tax Return and whether or not any Tax Return was required) have been paid except for taxes not yet due and payable. HLTT has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. There are no liens on any of the assets of HLTT that arose in connection with any failure (or alleged failure) to pay any Tax, except for liens for Taxes not yet due.

ii.	HLTT is not a party to any Tax allocation or sharing agreement. HLTT (i) has not been a member of an Affiliated Group (as hereinafter defined) filing a consolidated Federal income Tax Return and (ii) has no liability for the Taxes of any Person (as hereinafter defined) under Treasury regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

iii.	Except for limitations imposed by Sections 382 through 384 of the Code and analogous provisions of state tax law, the acquisition of WRH pursuant to this Agreement will not result in any Tax liability to HLTT or result in a reduction of the amount of any net operating loss, net operating loss carryover, net capital loss, net capital loss carryover, Tax credit, Tax credit carryover, excess charitable contribution or basis of property that otherwise would be available to HLTT by reason or as a result of deferred intercompany transactions, excess loss accounts, or otherwise.

m.	Title to Properties; Liens and Encumbrances. HLTT has good and valid title in all property and assets recorded on HLTT Financial Statements, free from all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges, except: (a) as would not have an HLTT Material Adverse Effect; (b) as shown on HLTT Financial Statements or footnotes thereto; or (c) tax, materialmen’s or like liens for obligations not yet due or payable or being contested in good faith by appropriate proceedings. HLTT owns or has adequate rights to use all such properties or assets as are necessary to its operations as now conducted.
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n.	Intellectual Property. Except for such claims, which individually or in the aggregate, would not have an HLTT Material Adverse Effect, there are no pending or threatened claims of which HLTT has been given written notice by any person against their use of any material trademarks, trade names, service marks, service names, mark registrations, logos, assumed names and copyright registrations, patents and all applications therefor which are owned by HLTT and used in its operations as currently conducted (the “HLTT Intellectual Property”). To HLTT’s knowledge, HLTT has such ownership of or such rights by license, lease or other agreement to HLTT Intellectual Property as are necessary to permit it to conduct its operations as currently conducted, except where the failure to have such rights would not have an HLTT Material Adverse Effect.
o.	Compliance. To HLTT’s knowledge, HLTT is not in violation of or default under any provision of: (a) any mortgage, indenture, contract, agreement, license, deed of trust, lease, franchise, permit or other instrument to which it is a party or by which it or any of its properties are bound and there does not exist any state of facts which constitutes an event of default or which, with notice or lapse of time or both, would constitute an event of default; or (b) any judgment, decree, order, statute, rule or regulation to which HLTT is subject to, but excluding from the foregoing clauses (a) and (b), defaults or violations which would not have an HLTT Material Adverse Effect.
p.	Permits and Licenses. HLTT has all permits, licenses, orders, franchises and approvals of all federal, state, local and foreign governmental or regulatory bodies, whose failure to be held would have an HLTT Material Adverse Effect and such permits, licenses, orders, franchises and approvals are in full force and effect, and no suspension or cancellation of any of such other permits, licenses, etc. is pending or to the knowledge of HLTT threatened; and HLTT is in compliance in all material respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies which have issued such permits, licenses, orders, franchises and approvals.
q.	Employee Benefit Plans. (a) There are no “employee pension benefit plans” (within the meaning of Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) (collectively, the “HLTT Pension Plans”) maintained by HLTT; and (b) HLTT does not have any policies or plans, whether written or not, that provide for vacation benefits, severance benefits, leave rights or other benefits to its employees. There are no outstanding liabilities of HLTT-to-HLTT Pension Plans, and HLTT knows of no potential liabilities in connection therewith. There are no actions, suits or claims, other than for benefits in the normal course, pending or to the knowledge of HLTT threatened, and HLTT has no knowledge of any facts which could give rise to any actions, suits or claims, against any of HLTT Pension Plans, or against HLTT which might subject HLTT to any material liability.
r.	Due Diligence. The HLTT Parties have had an opportunity to request due diligence materials applicable to WR Holdings, and WR Holdings has delivered to HLTT all such requested items. HLTT has received all of the information, materials and/or documents it considers necessary or appropriate for deciding whether to acquire an interest in WR Holdings. HLTT understand the risks involved in an investment in WR Holdings. HLTT further represents that it, through its authorized representatives, has had an opportunity to ask questions and receive answers from the WR Parties regarding the terms and conditions of this Equity Exchange Agreement, WR Holdings’s business, properties, prospects and financial condition, and to obtain such additional information (to the extent the WR Parties possessed such information or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of any information furnished to HLTT or to which HLTT had access.
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s.	HLTT Policies. On or before the Closing Date, HLTT shall approve and adopt the policies noted in Scheduled 9(s).

10.	Confidentiality. Notwithstanding anything to the contrary contained in this Agreement, and subject only to any disclosure requirements, which may be imposed upon HLTT under applicable state or federal securities or antitrust laws, it is expressly understood and agreed by the HLTT Parties and the WR Parties that: (a) the conversations, negotiations and transactions relating to this Agreement and/or contemplated hereby; and (b) all financial information, business records and other non-public information concerning the HLTT Parties or the WR Parties, which any of the parties or their respective representatives has received or may hereafter receive, shall be maintained in the strictest confidence by the parties and their respective representatives, and shall not be disclosed to any person that is not associated or affiliated with any of the parties and involved in the transactions contemplated hereby, without the prior written approval of HLTT or WRH, as applicable. The parties hereto shall use their best efforts to avoid disclosure of any of the foregoing or undue disruption of any of the business operations or personnel of HLTT or WRH. Except for information generally available to the public, in the event that the transactions contemplated hereby shall not be consummated for any reason, each of the parties covenants and agrees that neither it nor its representatives shall retain any documents, lists or other writings which they may have received or obtained in connection herewith or any documents incorporating any of the information contained in any of the same (all of which, and all copies thereof in the possession or control of themselves or their representatives, shall be returned to the original source of the material at issue or destroyed, if certified as to such destruction by an officer of such party). The parties hereto shall be responsible for any damages sustained by reason of their respective breaches of this Section 10, and this Section 10 may be enforced by injunctive relief.

11.	Publicity. The initial press release with respect to the execution of this Agreement shall be mutually approved by HLTT and WR Holdings. Thereafter, so long as this Agreement is in effect, none of the WR Parties shall issue or cause the publication of any press release with respect to this Agreement or the transactions contemplated hereby or otherwise without the prior agreement of HLTT and WR Holdings.
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12.	Survival of Representations; Indemnification
a.	Indemnification by WR Holdings. WR Holdings agrees to save, defend and indemnify HLTT and its affiliates, shareholders, officers, directors, agents and employees against and hold it and them harmless from any and all damages, claims, costs and expenses arising from the breach of any of WR Holdings’ representations, warranties, covenants or agreements contained herein, which arise during the Indemnification Period.
b.	Indemnification by HLTT. HLTT agrees to save, defend and indemnify WR Holdings and its affiliates, members, officers, directors, agents and employees against and hold it harmless from any and all damages, claims, costs and expenses arising from the breach of any of HLTT’s representations, warranties, covenants or agreements contained herein, which arise during the Indemnification Period.
c.	Survival. The parties hereto agree that their respective representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing Date for a period of two (2) years from the Closing Date, (the “Indemnification Period”). To the extent that a party, its affiliates, shareholders, members, officers, directors, agents and employees (an “Indemnified Party” or the “Indemnified Parties”) asserts in writing a claim for damages against an Indemnifying Party (as hereinafter defined) prior to the expiration of the Indemnification Period, which claim reasonably identifies the basis for the claims and the amounts of any reasonably ascertainable damages, the Indemnification Period shall be extended for such claim until such claim is resolved, subject to the limitations hereinafter provided.
d.	Defense of Claims. Each party entitled to indemnification under this Section 13 (the “Indemnified Party”) agrees to notify the party required to provide indemnification (the “Indemnifying Party”) with reasonable promptness of any claim asserted against it in respect of which the Indemnifying Party may be liable under this Agreement, which notification shall be accompanied by a written statement setting forth the basis of such claim and the manner of calculation thereof. The failure of the Indemnified Party to promptly give notice shall not preclude such Indemnified Party from obtaining indemnification under this Section 12, except to the extent, and only to the extent, that the Indemnifying Party’s failure materially prejudices the rights or increases the liabilities and obligations of the Indemnifying Party. The Indemnifying Party shall have the right, at its election, to defend or compromise any such claim at its own expense with counsel of its choice; provided, however, that: (a) such counsel shall have been approved by the Indemnified Party prior to engagement, which approval shall not be unreasonably withheld or delayed; (b) the Indemnified Party may participate in such defense, if it so chooses, with its own counsel and at its own expense; and (c) any such defense or compromise shall be conducted in a manner which is reasonable and not contrary to the Indemnified Party’s interest. In the event the Indemnifying Party does not undertake to defend or compromise, the Indemnifying Party shall promptly notify the Indemnified Party of its intention not to undertake to defend or compromise the claim.
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13.	Termination of Agreement.

a.	Termination. Notwithstanding anything to the contrary contained herein, this Agreement may only be terminated, and the transactions contemplated herein may only be abandoned prior to the Closing Date in accordance with the mutual written consent of HLTT and WR Holdings.

b.	Effect of Termination. In the event of the termination of this Agreement as provided in Section 13(a), written notice thereof shall forthwith be given to the other parties specifying such termination is being made, and this Agreement shall forthwith become null and void, and there shall be no liability arising hereunder on the part of any party hereto or their respective directors, managers, officers, employees, stockholders, members, representatives or agents.

14.	Parties

a.	Parties in Interest. Nothing in this Agreement, whether expressed or implied, other than the identification of Persons in the Exchange List, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third parties any right of subrogation or action over or against any party to this Agreement.

b.	Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (a) on the date of service if served personally or by email (with receipt) to the party to whom notice is to be given, or on the day after the date sent by recognized overnight courier service with all charges prepaid; or (b) five (5) days after being deposited in the United States mail if sent by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

  If to any HLTT Party:

  Healthtech Solutions, Inc.

  181 Dante Avenue

  Tuckahoe, NY 10707

  email: president@hltt.tech

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  with a copy to:

  Robert Brantl, Esq.

  email: rbrantl21@gmail.com

  If to any WR Party:

  WR Holdings, LLC

  3501 W. Algonquin Road, Suite 135

  Rolling Meadows, IL 60008

  Email: jim@worldreachhealth.com

  with a copy to:

  Leslee Cohen, Esq.

  Email: lcohen@allriselawyers.com

  or to such other address as either party shall have specified by notice in writing given to the other party.

c.	Affiliates. Wherever used in this Agreement, the term “Affiliate” means, in respect to any person or entity, any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first person or entity.

15.	Miscellaneous

a.	Non-Assignability; Binding Effect. Neither this Agreement, nor any of the rights or obligations of the parties hereunder, shall be assignable by any party hereto without the prior written consent of HLTT if assignment by a WR Party is desired or of WR Holdings if assignment by an HLTT Party is desired. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

b.	Entire Agreement. This Agreement contains and represents the entire and complete understanding and agreement concerning and in reference to the arrangement among the parties hereto. The parties hereto agree that no prior statements, representations, promises, agreements, instructions, or understandings, written or oral, pertaining to the subject matter of this Agreement, other than those specifically set forth and stated herein, shall be of any force or effect.

c.	Covenant re WRH Tax Returns. After the Closing Date, neither HLTT not WR Holdings shall amend any tax returns previously filed by WR Holdings and/or WRH without the prior written consent of Pesoli, except that the prior tax returns will be amended with or without consent if HLTT’s independent accountant states in writing that a prior tax return has a material nonconformance with the Internal Revenue Code or the Treasury Regulations.
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d.	Governing Law. The validity, interpretation and enforcement of this Agreement shall be governed by and construed and enforced in accordance with the local laws of the State of Utah without giving effect to its conflicts of laws provisions, and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.
e.	Exclusive Jurisdiction; Venue. EACH PARTY HERETO AGREES TO SUBMIT TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN SALT LAKE COUNTY, UTAH, FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM.
f.	Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY OF ANY ISSUES SO TRIABLE.
g.	Counterparts. This Agreement may be executed by each party upon a separate counterpart, and in such case one copy of this Agreement shall consist of enough of such copies to reflect the signature of all of the parties to this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts.
h.	Legal Representation. THE PARTIES HEREBY REPRESENT AND WARRANT THAT THE PARTIES HAVE HAD AN OPPORTUNITY TO CONSULT INDEPENDENT LEGAL COUNSEL AND/OR HAVE BEEN REPRESENTED BY COUNSEL OF EACH PARTY’S OWN CHOOSING IN THE PREPARATION AND ANALYSIS OF THIS AGREEMENT. THE PARTIES HAVE READ THIS AGREEMENT WITH CARE AND BELIEVE THAT EACH OF THE PARTIES ARE FULLY AWARE OF AND UNDERSTAND THE CONTENTS OF THIS AGREEMENT AND ITS LEGAL EFFECT.
i.	The HLTT parties represent and warrant that the HLTT Parties were represented by Robert Brantl, and the WR Parties represent and warrant that the WR Parties were represented by All Rise Legal Counsel, LLC, including attorney Leslee Cohen.
ii.	Each of the parties further acknowledges and agrees that Iglesias is an attorney licensed in the State of Florida and Pesoli is an attorney licensed in the State of Illinois. Each of the Parties acknowledges and agrees that neither Iglesias nor Pesoli has prepared this Equity Exchange Agreement nor any documents or appendices related hereto, or the transactions contemplated thereby, on behalf of any of the parties.
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SIGNATURE PAGE 1 OF 2 TO THE EQUITY EXCHANGE AGREEMENT DATED DECEMBER 21, 2022 BETWEEN THE HLTT PARTIES AND THE WR PARTIES

  IN WITNESS WHEREOF, the parties have executed this Equity Exchange Agreement as of the date first set forth above.

THE HLTT PARTIES
HEALTHTECH SOLUTIONS, INC.	HEALTHTECH WOUND CARE, INC.
/s/ Manuel E. Iglesias	/s/ Manuel E. Iglesias
By: Manuel E. Iglesias	By: Manuel E. Iglesias
Its: President	Its: President

HEALTHTECH MANAGEMENT SERVICES, LLC	CELLSURE, LLC
/s/ Manuel E. Iglesias	/s/ Manuel E. Iglesias
By: Manuel E. Iglesias	By: Manuel E. Iglesias
Its: Authorized Signatory	Its: Authorized Signatory

THE CLIA LAB, LLC
/s/ Manuel E. Iglesias
By: Manuel E. Iglesias
Its: Authorized Signatory

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  SIGNATURE PAGE 2 OF 2 TO THE
  EQUITY EXCHANGE AGREEMENT DATED DECEMBER 21, 2022
  BETWEEN
  THE HLTT PARTIES AND THE WR PARTIES

  IN WITNESS WHEREOF, the parties have executed this Equity Exchange Agreement as of the date first set forth above.

THE WR PARTIES
WORLD REACH HOLDINGS, LLC	WORLD REACH HEALTH, LLC
/s/ James Pesoli	/s/ James Pesoli
By: James Pesoli	By: James Pesoli
Its: Authorized Signatory	Its: Authorized Signatory

WORLD REACH MED, LLC	REDI-MED CONSULTING, LLC
/s/ James Pesoli	/s/ Jelena Olmstead
By: James Pesoli	By: Jelena Olmstead
Its: Authorized Signatory	Its: Authorized Signatory

LIVE FOR TODAY VENTURES, LLC	JELENA OLMSTEAD
/s/ James Pesoli	/s/ Jelena Olmstead
By: James Pesoli	By: Jelena Olmstead
Its: Authorized Signatory

JAMES PESOLI
/s/ James Pesoli
By: James Pesoli

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  APPENDICES

A.	First Amended and Restated Operating Agreement of World Reach Holdings, LLC.
B.	Exchange List
C.	Olmstead Employment Agreement.
D.	Iglesias Employment Agreement.
E.	Pesoli Employment Agreement.

APPENDIX A

  FIRST AMENDED AND RESTATED

  OPERATING AGREEMENT

  OF WORLD REACH HOLDINGS, LLC

  ________________, 2023

APPENDIX A

  THIS FIRST AMENDED AND RESTATED OPERATING AGREEMENT (this “Agreement”), dated as of January __, 2023 (the “Effective Date”), of WORLD REACH HOLDINGS, LLC, a Delaware limited liability company (the “Company”), is entered into between HEALTHTECH SOLUTIONS, INC., a Utah corporation (“HLTT”) and WORLD REACH HOLDINGS, LLC, a Delaware limited liability company (“WR Holdings”), and those other Persons who have been admitted as members of the Company pursuant to the terms of this Agreement (each such Person a “Member” and, collectively, the “Members”).

  Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in Annex I attached hereto.

  WHEREAS, the Company was organized under the name on June 21, 2022 and its initial members adopted an operating agreement dated that date (the “Initial Agreement”); and

  WHEREAS, WR Holdings has on this date agreed to assign 51% of the membership interest in the Company to HLTT, and the two Members have agreed to adopt this Second Amended and Restated Operating Agreement.

  NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

  ARTICLE I

  ORGANIZATION

  Section 1.1         Formation. The Company was formed upon the execution and filing with the Secretary of State of the State of Delaware of the certificate of formation (the “Certificate”) of the Company on June 21, 2022 (the “Commencement Date”).

  Section 1.2         Name. The name of the Company is “WORLD REACH HOLDINGS, LLC” or such other name as the Manager may from time to time hereafter designate.

  Section 1.3         Purpose. The purpose of the Company is to engage in distribution of products and services for healthcare purposes, and to otherwise engage in any lawful activities necessary and incidental to and/or contemplated by the foregoing (collectively, the “Purpose”).

  Section 1.4         Term. The Company commenced its existence on the Commencement Date and will continue in existence until dissolved pursuant to Section 6.2 hereof.

  Section 1.5         Principal Office. The principal office of the Company will be located at 3501 West Algonquin Road, Suite 135, Rolling Meadows, IL 60008 or such place or places as the Manager may designate from time to time.

  Section 1.6         Registered Office; Registered Agent. The registered office and registered agent of the Company in the State of Delaware is c/o Harvard Business Services, Inc., 16192 Coastal Highway, Lewes, Delaware 19958.

APPENDIX A

  Section 1.7 No State Law Partnership. The Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership), and that no Member shall be a partner of any other Member, for any purposes other than federal, state and local tax purposes, and the provisions of this Agreement shall not be construed otherwise.

  ARTICLE II

  MEMBERS; LIMITED LIABILITY COMPANY INTERESTS

  Section 2.1         Limited Liability Company Interests. The limited liability company interests in the Company, are divided into and represented by “Units”. As of the Effective Date, the Company is authorized to issue one million (1,000,000) “Class A Units,” the holders of which are collectively identified herein as "Class A Members.” The Company is authorized to also issue such additional classes of Units as the Manager shall determine from time to time, subject to the terms and conditions contained herein, except that no additional Class A Units may be issued. The Company is also authorized to issue such options and warrants and other securities exercisable or exchangeable for or convertible into Units (“Derivative Securities”) as the Manager, subject to the terms and conditions contained herein, shall determine from time to time. The Company may issue Units as whole Units or as a fraction of a Unit. A holder of a Unit will have the rights, powers, duties, obligations, preferences and privileges attributable to such Unit as set forth in this Agreement. The Class A Units shall have such rights, powers, preferences, obligations, qualifications, limitations and restrictions as set forth in this Agreement.

  Section 2.2         Members. The present Members of the Company, their capital contributions, the Units they own, and their Residual Interests are set forth on Exhibit A hereto.

  Section 2.3         Admission of Additional Members. Except as otherwise expressly provided in this Agreement, the Manager shall have the right to cause the Company to issue to any Person Units in the Company (including creating classes or series thereof having rights different from those of existing Classes of Units), from time to time and for any reason, the primary purpose of which will be to raise additional capital for the Company, upon (A) such Person’s execution and delivery to the Manager of a subscription and joinder agreement and such other documents or instruments as may be necessary or appropriate to effect such Person’s admission as a Member (the “Subscription Documents”); (B) the Manager’s acceptance of such Subscription Documents on behalf of the Company as evidenced by their execution thereof; and (C) the funding of such Person’s Capital Contributions to the Company as further described in Section 5.1. The admission of additional Members or creation of new classes of Units or Derivative Securities may or may not impact the Units held by existing Members, provided that, except as expressly set forth herein, any such impact must affect all existing Members in the same manner. The name, address and Capital Account of each Member in the Company are set forth in the books and records of the Company and shall be amended from time to time. A Person may also be admitted as a Member of the Company as provided in ARTICLE VII hereof.

  Section 2.4         Preemptive Rights of Members. Prior to the issuance by the Company of any Units or other equity interests of any class, whether with or without voting privileges, the Company shall give to each Class A Member written notice containing the material terms and conditions of the proposed issuance, including, but not limited to, and where applicable:

APPENDIX A

a.	The number and type of offered Units or other equity interest;
b.	The price per Unit or other equity interest; and
c.	A copy of any written term sheet or other written understanding or arrangement signed by the prospective purchaser(s).

  Until twenty (20) calendar days after such notice is given, each Class A Member shall have the right, exercisable by giving written notice to the Company within such twenty (20) calendar day period, to purchase in cash (or, if the consideration is not cash or is a combination thereof, such other non-cash consideration or such combination thereof, as the case may be) up to the number of securities that constitute the percentage of such proposed issuance as is equivalent to such Class A Member’s Residual Interest. If a Class A Member does not exercise its right to purchase all or any portion of the Units or other equity interest, which it is entitled to purchase within such twenty (20) calendar day period, the preemptive rights of such Class A Member with respect to any un-purchased portion of the securities issuable in that offering shall terminate (but only with respect to that offering and only if that offering is consummated within ninety (90) days of the date notice of such offering was given in accordance with the terms set forth in such notice or on terms less favorable to the purchasers in such offering). The closing of any purchase by any Member pursuant to this Section 2.5 shall take place on such date and at such place as is designated by the Company in its notice to the Members under this Section 2.5. At each such closing, the Company shall deliver to the purchasing Members any certificates representing the Units or other equity interest to be so purchased (if any) against payment therefor by the purchasing Members, and the Company, on the one hand, and such purchasing Members, on the other hand, shall deliver to the other such other documentation as may be reasonably requested by the other to effect the sale and issuance of such Units or equity interest under this Section 2.5.

  Section 2.5         Effect of Death, Dissolution or Bankruptcy of a Member. Subject to the terms of ARTICLE IV and ARTICLE VII hereof, upon the death, incompetence, Bankruptcy, liquidation or dissolution of any Member, the rights and obligations of such Member under this Agreement will inure to the benefit of, and will be binding upon, such Member’s successor(s), estate or legal representative, and each such Person will be treated as a Transferee of such Member’s Equity Securities for purposes of ARTICLE VII hereof.

  Section 2.6         Powers of Members. Members will have only the power to exercise the rights specifically granted to the Members of their Class pursuant to the express terms of this Agreement. A Member, as such, does not have any power to bind the Company.

  Section 2.7         Residual Interest. The “Residual Interest” allocated to the initial Members upon the execution of this Amended and Restated Agreement is set forth on Exhibit A hereto. Except as otherwise agreed in the future by Supermajority Approval of the Class A Members, the admission of additional Members of any Class will cause the Residual Interest of all Members prior to the said admission to be reduced in direct proportion to each Member’s Residual Interest prior to the admission. Upon each issuance of Units, the Managing Member shall make appropriate adjustments to each Member’s Residual Interest so as to maintain the sum of all Residual Interests at all times equal to one hundred percent (100%).

APPENDIX A

  Section 2.8    Voting Rights.

  (a)   Class A Members will have the right to vote on the appointment of the Manager and on all matters that are presented to the Members for approval. The votes of Class A Members will be weighted in proportion to the number of Class A Units held by each voting Member. Matters presented to the Class A Members for approval shall be deemed approved if they receive the affirmative vote of the holders of a majority of the Class A Units; except that the following matters shall be deemed approved only if they receive the affirmative vote of the collective holders of sixty-five percent (65%) of the Class A Units (a “Supermajority Approval”):

  (i)    admit a Person as a Member or consent to a Transfer of Interests if the terms of such action would (A) provide the Person with rights, preferences or privileges senior to the existing Members; and/or (B) dilute any Member’s ownership of below five percent (5%) of such Member’s fully-diluted ownership as of the Effective Date;

  (ii)  offer, issue or sell to any Person any Units or other equity interests of the Company or any of its Subsidiaries or any securities directly or indirectly convertible, exercisable or exchangeable for Units or other equity interests of the Company or any of its Subsidiaries, or accept any additional Capital Contributions if the terms of such action would (A) provide the Person with rights, preferences or privileges senior to the existing Members as of the Effective Date; and/or (B) dilute any Member’s ownership of Units below five percent (5%) of such Member’s fully-diluted ownership of the Units as of the Effective Date;

  (iii)           take or effect any action that would render the Company or any of its Subsidiaries bankrupt or insolvent or cause the termination, dissolution, liquidation or winding up of the Company or any of its Subsidiaries;

  (iv)            make or modify any election regarding the characterization of the Company for United States tax purposes;

  (v)  fundamentally change the current business of the Company or any of its Subsidiaries or enter into fundamentally different or new lines of business;

  (vi)            sell, lease, encumber, Transfer or otherwise dispose of any assets of the Company or any of its Subsidiaries other than in the ordinary course of business;

  (vii)          cause the Company or any of its Subsidiaries to make any loan or advance, or guarantee the obligations of, any Person other than in the ordinary course of business;

  (viii)       cause the Company or any of its Subsidiaries to acquire any material securities, debt or assets of any Person other than in the ordinary course of business;

  (ix)            enter into an agreement regarding, or consummating, a Sale of the Company;

  (x)  merge or consolidate the Company with any Person pursuant to a transaction whether or not such transaction constitutes a Sale of the Company;

  (xi)            liquidate or dissolve the Company;

APPENDIX A

  (xii)          create any new subsidiary that would have a material adverse impact on a Member’s ownership in the Company;

  (xiii)        expand the number of Managers on the Board and provide for how any expanded Manager positions will be filled;

  (xiv)        appoint a Manager of the Company or remove any such Manager;

  (xv)          purchase real property or lease real property for terms in excess of one (1) year;

  (xvi)        enter into, renew, extend, assign or terminate any material agreement or arrangement with respect to the Company or any of its Subsidiaries, in each case, which is outside the ordinary course of business;

  (xvii)      borrow funds, whether in cash, by check or otherwise, on behalf of the Company or any of its Subsidiaries that is in excess of Five Hundred Thousand Dollars ($500,000 USD) or outside the ordinary course of business;

  (xviii)    create, incur, assume or suffer to exist any indebtedness in respect of money borrowed (regardless of the time period for repayment of such indebtedness), on behalf of the Company or any of its Subsidiaries, other than in the ordinary course of business;

  (xix)        change or amend the Company’s name, organizational documents or any other change in the rights, preferences or privileges of the Unit Holders, or any change in the capital structure of the Company, except as otherwise provided in this Agreement;

  (xx)          assign any of the Company’s rights in and to any inventory, litigation rights, awards and/or judgments, accounts receivable or intellectual property; and

  (xxi)        any other matter referenced in this Agreement, which requires the approval of the Preferred Members holding a majority of the Preferred Units;

  Section 2.9         Meetings of Members. The Company shall not hold regular meetings of Members. The holders of thirty percent (30%) of the Residual Interest owned by Members with voting rights (“Voting Members”) may call a meeting by delivering notice of a meeting to all Voting Members in writing or by telephone or by a form of electronic communication reasonably expected to be received by the Voting Member. Upon receipt of such notice, the Voting Members will promptly endeavor to schedule and venue the meeting, to be held within thirty (30) days at a time and place convenient to all Voting Members. If, within five (5) business days after the notice of meeting is given, the Voting Members have not reached agreement on a time and place for the meeting, then the Manager shall designate the missing time and/or place of meeting. The Manager shall be required to attend the meeting, regardless of time or place. At the meeting, the Members who initially noticed the meeting shall first address the Members, and discussion shall follow. The Manager shall serve as Chairman of the meeting. Written minutes of the discussions and proposals presented at the meeting, and the votes taken and matters approved at the meeting, shall be taken by a Member or other person designated by vote of the Members and placed in the records of the Company.

  Section 2.10   Action by Written Consent. Any vote or action that is permitted or required by law, the Certificate or this Agreement to be taken at a meeting of the Voting Members or a Class thereof may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by the Members having not less than the minimum voting power necessary to authorize or take such action at a meeting.

APPENDIX A

  ARTICLE III

  MANAGEMENT OF THE COMPANY

  Section 3.1         Manager.

  (a)   Number, Tenure, Quorum and Voting. There shall be a single Manager, who may or may not be a natural person. If the Manager is not a natural person, then the Manager shall designate from time to time by notice to all Members an executive officer or manager of the Manager (the “Manager-Designate”) to perform the managerial functions on behalf of the Manager. The Manager need not be a Member. The initial Manager will be HLTT. The initial Manager-Designate shall be Manuel E. Iglesias, President of HLTT.

  (b)  General Power and Authority. Except to the specific extent that managerial authority is vested in the Members by Section 2.6 hereof, management and control of the Company is vested exclusively in the Manager, and the Manager has all of the rights, powers and authority generally conferred under the Act, on behalf and in the name of the Company, to carry out any and all of the objectives and purposes of the Company and to perform all acts and, enter into, perform, negotiate and execute any and all instruments, contracts and agreements on behalf of the Company that the Manager, exercising exclusive discretion, deems necessary or desirable.

  (c)   Specific Authority. Without limiting the generality of Section 3.1(b) hereof, and subject to the rights of Members set forth in Section 2.6, the Manager, exercising sole discretion, has the following rights and powers, except to the extent such rights and powers may be limited by other provisions of this Agreement: (i) the negotiation, execution and performance of any contracts, conveyances or other instruments on behalf of the Company; (ii) the direct or indirect acquisition of any interest in real or personal property or indebtedness; (iii) the lending of money or creation of any other indebtedness and related liens and liabilities (including, but not limited to, interest in non-natural Persons) in furtherance of the Company’s Purpose; (iv) the control of any matters affecting the rights and obligations of the Company, including the conduct of litigation and the incurring of legal expenses and the settlement of claims; (v) the indemnification of any person against liabilities and contingencies to the extent permitted by law; (vi) the filing of such amendments to the Certificate as may be required or as the Manager may deem necessary from time to time; (vii) the application for such permits and licenses (including licenses for the authority to do business) as may be required or as the Manager may deem necessary; (viii) the preparation and filing on behalf of the Company of all required local, commonwealth, state and federal tax returns, information statements and other documents relating to the Company; (ix) the borrowing of money, the guaranteeing of indebtedness and other liabilities and the issuance of evidence of indebtedness on behalf of the Company; (x) the delegation of the duties of managing the day-to-day business operations of the Company to other Persons in accordance with Section 3.2 hereof, and (xi) anything else in the ordinary course of business which the Manager may deem to be in the best interest of the Company.

APPENDIX A

  (d)  Limitations on Manager's Authority – Member Approval. Notwithstanding anything to the contrary herein contained, without in each instance receiving the prior written Supermajority Approval of the Voting Members, the Manager shall not have the authority to effect any of the matters itemized in Section 2.9(a).

  (e)   Limitation on Manager’s Authority – Use of Initial Cash Assets. All cash assets of the Company as of the Effective Date shall be applied exclusively to the operations of the Company. No cash assets held by the Company on the Effective Date shall be credited toward Annual Cash Flow for purposes of measuring Distributions required hereunder.

  Section 3.2         Delegation of Manager’ Authority.

  (a)   The Manager may appoint, employ, or otherwise contract with such other Person(s) for the transaction of the business of the Company or the performance of services for or on behalf of the Company as it shall determine in its sole discretion. The Manager may designate certain managerial functions to be performed by individuals identified by corporate titles such as CEO, President, CFO, etc. The Manager may delegate to any officer of the Company or to any other Person such authority to act on behalf of the Company as the Manager may from time to time deem appropriate in its discretion.

  (b)  The initial individuals designated to perform managerial functions on behalf of the Manager, and the titles by which they shall be identified are:

  President - James Pesoli

  Chief Financial Officer - Manuel E. Iglesias

  (c)   Except as otherwise provided in this Agreement or by the Manager, when the taking of such action has been authorized by the Manager, any officer of the Company or any other Person specifically authorized by the Manager may execute any agreement or document on behalf of the Company and may execute and file on behalf of the Company any amendment to or cancellation of the Certificate, or any certificate of merger or consolidation.

  ARTICLE IV

  MANAGER

  Section 4.1         Manager’ Compensation. Neither the Manager nor any Manager-Designate shall receive compensation from the Company for services as such.

  Section 4.2         Expenses. The Company will pay all administrative, operating and other costs and expenses paid by or incurred by the Manager, or any officer, on behalf of the Company, including, without limitation, costs and expenses in connection with maintaining and operating its office and the books and records of the Company.

  Section 4.3 Other Business Ventures. The Manager, the Manager-Designate and/or affiliates of the Manager may engage or possess an interest in other business ventures of every nature and description, independently or with others, and neither the Company nor any Member shall have any right by virtue of this Agreement in or to such independent ventures or the income or profits derived therefrom unless use of the assets or credit of the Company in financing such a business venture gives the Company an equitable interest in such other business venture.

APPENDIX A

  ARTICLE V

  CAPITAL CONTRIBUTIONS; CAPITAL CALLS; CAPITAL ACCOUNTS; DISTRIBUTIONS

  Section 5.1         Capital Contributions.

  (a)   The capital contributions allocated to the Class A Members as of the Effective Date are indicated on Exhibit A hereto (such Member’s “Initial Capital Contribution”). Except pursuant to a specific agreement between two (2) or more Members, no Member shall be required at any time to make any additional contributions to the capital of the Company or be obligated or required under any circumstances to restore any negative balance in his, her or its Capital Account. Exhibit A shall be amended from time to time to reflect any Capital Contributions made by Members after the date of this Agreement.

  (b)  Except as otherwise expressly provided herein, no Member (x) is guaranteed the return of any portion of its Capital Contributions, or (y) will have any personal liability for the return of the Capital Contributions of any other Member.

  Section 5.2         Advances. If the Company requires additional funds for the fulfillment of its purposes, the Company may borrow funds from one or more Members, or from Persons related to one or more Members, on such terms as the Manager and the party or parties making such loans may agree. Unless otherwise agreed by the party or parties making such loans, all loans made under this Section 5.2 shall be repaid in full, with interest, before any distributions are made to the Members under this Agreement.

  Section 5.3         Capital Accounts. The Company shall maintain a separate capital account (each, a “Capital Account”) for each Member in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv). In order to reflect the assignment of Units by WR Holdings to HLTT, the aggregate capital account of WR Holdings as of the Effective Date shall be allocated between WR Holdings and HLTT on a 49/51 basis.

  Section 5.4         Allocations of Net Profits and Net Losses.

  (a)   Allocations, Generally. Subject to, and after the application of, the other allocation rules set forth in this Section 5.4, Net Profits and Net Losses, and items thereof, for each Taxable Year (or other relevant period) will be allocated to each Member so as to produce, as nearly as possible, an Adjusted Capital Account balance for each Member (after taking into account any capital contributions made to the Company during such Taxable Year (or such relevant period) but before taking into account any distributions of cash or other assets made by the Company during such Taxable Year (or other relevant period)) as of the end of such Taxable Year (or such relevant period) equal to the aggregate of the following:

APPENDIX A

  (i)                the sum of the cash and Fair Market Value of other assets (net of any relevant liabilities secured by such property) actually distributed to such Member during such Taxable Year (or such relevant period), plus

  (ii)              the cash that would be hypothetically distributed to such Member if (A) each of the Company’s assets were sold at the end of such Taxable Year (or such relevant period) for an amount of cash equal to the sum of (x) the Carrying Values of the assets at the end of such Taxable Year (or such relevant period) and (y) the aggregate “partnership minimum gain” (as defined in Treasury Regulation Section 1.704-2(b)(2)) and “partner nonrecourse debt minimum gain” (as defined in Treasury Regulation Section 1.704-2(i)) at the end of such Taxable Year (or such relevant period), (B) the Company paid all its liabilities (other than nonrecourse liabilities to the extent that they exceed the Carrying Value of assets securing such liabilities for tax purposes) in accordance with their terms up to the amount of such cash, and (C) the remaining cash, if any, from such deemed sale was immediately distributed pursuant to Section 5.5(a) hereof.

  (b)  Special Allocations.

  (i)                Items of Net Profits or Net Losses that constitute “partner nonrecourse deductions” (within the meaning of Treasury Regulation Section 1.704-2(i)(2)) will be allocated in the manner provided under Treasury Regulation Section 1.704-2(i).

  (ii)              Items of Net Profits or Net Losses that constitute “nonrecourse deductions” (within the meaning of Treasury Regulation Section 1.704-2) will be allocated to the Members in the same proportion as the Members are generally allocated items of loss and deduction pursuant to the allocations of Net Profits and Net Losses under Section 5.4(a).

  (iii)           Net Profits and Net Losses, and items thereof, will be allocated to comply with (A) the “partnership minimum gain chargeback” provisions of Treasury Regulation Section 1.704-2(f); (B) the “partner nonrecourse debt minimum gain chargeback” provisions of Treasury Regulation Section 1.704-2(i)(4); and (C) the “qualified income offset” provisions and “stop loss” provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

  (iv)            The allocations set forth in this Section 5.4(b) (the “Regulatory Allocations”) are intended to comply with certain requirements of Section 704 of the Code and Treasury Regulation promulgated thereunder and all such provisions will be interpreted in a manner consistent with such requirements (including, without limitation, the ordering rules of Treasury Regulation Section 1.704-2(j)). The Company shall take into account the Regulatory Allocations so that the Net Profits and Net Losses allocated to each Member (after taking into account the Regulatory Allocations, including Regulatory Allocations that are expected to be made in future years) will, to the extent possible, equal the amount of Net Profits and Net Losses that would have been allocated to such Member had no Regulatory Allocations been made. Notwithstanding the preceding sentence, allocations pursuant to this Section 5.4(b)(iv) shall only be made with respect to Regulatory Allocations to the extent the Manager determine that such allocations are otherwise inconsistent with the economic agreement among the Members.

APPENDIX A

  (c)   Other Allocation Rules.

  (i)                If one or more Members are admitted into the Company during a Taxable Year (or other relevant period), then the Net Profits and Net Losses, and items thereof, allocated to the Members for such Taxable Year will be allocated among the Members using any reasonable convention permitted by Section 706 of the Code and selected by the Manager. If a Member transfers any of its interests in the Company during a Taxable Year, then the Net Profits and Net Losses for such Taxable Year will be allocated between such Member and its Transferee using any reasonable convention permitted by Section 706 of the Code and selected by the Manager.

  (ii)              If, and to the extent that, any Member is deemed to recognize any item of income, gain, deduction, or loss as a result of any transaction between the Member and the Company pursuant to Sections 83, 482, 483, 1272-1274, or 7872 of the Code, or a similar provision now or hereafter in effect, then the Company shall use reasonable efforts to allocate the corresponding item of Net Profit or Net Loss to the Member who recognizes such item in order to reflect the Members’ economic interest in the Company.

  (d)  Tax Allocations.

  (i)                Except as otherwise provided in this Section 5.4(d), all items of Company income, gain, loss, deduction for federal and applicable state, commonwealth and local income tax purposes will be allocated among the Members in the same manner as they share correlative items of book income, gain, loss or deduction, as the case may be, for the Taxable Year (or other relevant period). Allocations pursuant to this Section 5.4(d) are solely for purposes of federal, state, commonwealth and local taxes and will not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Profits, Net Losses or other items or distributions pursuant to any provision of this Agreement.

  (ii)              Solely for income tax purposes, income, gain, loss and deduction will be allocated among the Members as required under Section 704(c) of the Code and Treasury Regulations promulgated thereunder so as to take account of any variation between the Company’s adjusted basis for federal income tax purposes and its Carrying Value. The Manager shall make any elections or other decisions relating to allocations under this Section 5.4(d) in any manner that reasonably reflects the purpose and intent of this Agreement, including the selection of any allocation method permitted under Treasury Regulation Section 1.704-3.

  (iii)           Tax credits or tax credit recapture will be allocated to the Members in the manner provided under Treasury Regulation Section 1.704-1(b)(4)(ii).

  (iv)            If any portion of gain recognized on the disposition of property represents “recapture” of previously allocated deductions by virtue of the application of Sections 1245 or 1250 of the Code or any similar provision, such gain shall be allocated, solely for income tax purposes, in accordance with Treasury Regulation Sections 1.1245-1(e)(2) and (3) and 1.1250-1(f).

APPENDIX A

  (v)              The liabilities of the Company for tax purposes shall be allocated to the Members in accordance with any manner permitted under Section 752 of the Code and Treasury Regulations promulgated thereunder and selected by the Manager.

  (e)   Compliance with Income Tax Laws. The intent of this Section 5.4 is that the allocation of Net Profits and Net Losses, and items thereof, and corresponding allocation of items of taxable income or loss, will be respected for income tax purposes and otherwise comply with the requirements of the Code and the Treasury Regulations. To the extent that the Manager determines that any allocation may not be respected or otherwise comply with the Code and the Treasury Regulations, the Company shall make appropriate changes to this Agreement (or, if necessary, to a Member’s Capital Account) to ensure that such allocation will be respected and otherwise comply with the Code and the Treasury Regulations. Notwithstanding the foregoing, this provision shall not entitle the Company to amend or otherwise modify any provision of this Agreement governing distributions, including those contained in Section 5.5(a) hereof.

  Section 5.5         Distributions of Available Cash. Subject to ARTICLE VI below, the Company shall distribute (each, a “Distribution”) Annual Cash Flow to the Members pro rata, in accordance with their respective Residual Interests.

  Section 5.6         Reserve. The amount of Annual Cash Flow to be distributed shall equal the excess of Annual Cash Flow over one and one quarter (125%) of the Company’s projected annual operating budget (the “Reserve”).

  Section 5.7         Withholding. If the Company is required by applicable law to pay any tax that is specifically attributable to a Member (or to a Person having the tax status of a Member or the tax status of the direct or indirect shareholders, members, or other owners of such Member), including federal, commonwealth or state withholding taxes, commonwealth and/or state personal property taxes, and commonwealth and/or state unincorporated business taxes, then such Member shall indemnify and reimburse the Company for such tax (and any related interest and penalties). The Company may offset Distributions and other amounts which any Member is otherwise entitled to receive under this Agreement against a Member’s indemnification obligations under this Section 5.6 and, to the extent offset, such amount shall be treated as distributed or otherwise paid to such Member for all purposes of this Agreement (other than as necessary to properly maintain Capital Accounts or to properly determine the allocations of Net Profits and Net Losses). A Member’s obligation to pay or indemnify for a tax (and related interest and penalties) under this provision shall survive the Member’s Transfer of its Units and the termination, dissolution, liquidation, or winding up of the Company. Any payment pursuant to this Section 5.6 will not be treated as a capital contribution to the Company but will, to the extent necessary to properly maintain Capital Accounts, increase a Member’s Capital Account.

  Section 5.8         Draws. Notwithstanding any other provision of Section 5.5, to the extent that a Member would be distributed (during any Taxable Year or other relevant period) an amount in excess of the maximum amount which could be distributed to such Member without causing the Member otherwise to recognize gain under Section 731(a) of the Code, then such distribution shall be, to the extent possible, an advance or draw (as described in Treasury Regulation Section 1.731-1(a)(1)(ii)) against such Member’s allocations of Net Profits and constituent items of income and gain for the Taxable Year (or other relevant period) in which such distribution is made.

  Section 5.9

APPENDIX A

  Limitations on Distributions. Notwithstanding anything to the contrary contained herein, no Distribution under Section 5.5 shall be declared or paid to any Unit Holder if (i) the value of the assets of the Company remaining after such distribution is not at least equal to the aggregate of its debts and liabilities, including capital, and the Reserve (ii) payment thereof would be prohibited or restricted by applicable law, (iii) such Distribution would violate any contractual restriction applicable to the Company or any subsidiary; or (iv) such Distribution would violate the Act. The Manager’s good faith determination of the restrictions and limitations set forth in the preceding sentence shall be final and conclusive as to all Members. If a Distribution is suspended or delayed pursuant to this Section 5.9, then such payment shall be made promptly after the Board determines that such payment restrictions and limitations are no longer in effect.

  ARTICLE VI

  WITHDRAWAL; DISSOLUTION; DEEMED
  LIQUIDATION EVENT; TERMINATION

  Section 6.1         Withdrawal. No Member has the right to withdraw from the Company except with the consent of the Manager and upon such terms and conditions as may be agreed between the Manager and the withdrawing Member. Upon withdrawal, no Member will be entitled to claim any further or different Distributions, under the Act or otherwise, than as provided by this Agreement, or in accordance with any terms and conditions agreed upon between the Manager and the withdrawing member.

  Section 6.2         Dissolution. The Company will be dissolved upon the first to occur of the following (a “Liquidation Event”): (i) the determination of the Manager to dissolve the Company with Supermajority Approval of the Voting Members pursuant to Section 2.8; (ii) at such time as the Company has no members, unless the Company is continued in accordance with the Act; (iii) the sale or other disposition by the Company of all or substantially all of its property, unless the Company, as part of the consideration for any such sale or other disposition acquires a mortgage or lease on or security interest in all or substantially all of such property, in which case the Company shall be dissolved following the sale or other disposition of its entire interest in such mortgage, lease or security interest; or (iv) the entry of a decree of judicial dissolution of the Company under the Act. Upon a Liquidation Event, (i) the Company’s affairs will be wound up as soon as is practicable, and the Company will engage in no further business except as may be necessary, in the reasonable discretion of the Manager, to preserve the value of the Company’s assets during the period of dissolution and liquidation, (ii) the Net Profits and Net Losses will be allocated among the Members in accordance with the provisions of Sections 5.4 and 5.5 hereof, and (iii) the assets of the Company (including, without limitation, proceeds from the sale or disposition of any assets during the period of dissolution and liquidation) shall be applied as follows:

  (a)   first, to repay any indebtedness and any other liabilities of the Company to the extent not assumed by other Persons, whether to third parties or the Members, in the order of priority required by law;

APPENDIX A

  (b)  second, to any reserves which the Manager reasonably deem necessary for contingent or unforeseen liabilities or obligations of the Company (which reserves when they become unnecessary shall be distributed in accordance with the provisions of clause (c) below); and

  (c)   last, to the Members as follows:

  (i)                first, if the Initial Capital Contributions of the Members have not been returned in full, to each of the Members, pro rata in accordance with the amount of its respective unreturned Initial Capital Contribution;

  (ii)              thereafter, to the Members, pro rata, in accordance with their respective Residual Interests.

  (d)  For purposes of the application of Section 6.2(c) and determining Capital Accounts on liquidation, all unrealized gains, losses and accrued income and deductions of the Company shall be treated as realized and recognized immediately before the date of distribution.

  ARTICLE VII

  TRANSFERS OF UNITS

  Section 7.1         General; Permitted Transfers.

  (a)   Basic Restrictions. A Member may not Transfer all or part of the Member’s Membership Interest to a person or entity (hereinafter sometimes referred to as an “Assignee”) unless the Transfer is made in accordance with the provisions of this Article VII. Any purported Transfer in violation of the provisions of this Article VII shall be null and void ab initio. The Manager shall not be charged with actual or constructive notice of any such purported assignment and is expressly prohibited from making allocations and distributions hereunder in accordance with any such purported assignment. If a Transfer of a Membership Interest occurs (including a Transfer otherwise prohibited hereby that the Company is compelled by law, judicial process or otherwise to recognize), the Assignee shall have only the rights of an Assignee who is not admitted as a Member unless the Transferee is admitted as a Member pursuant to Subsection 7.1(b) below. An Assignee shall (i) only acquire the Transferring Member’s rights to distributions and allocations as provided in this Agreement with respect to the Membership Interest (or part thereof) subject to such Transfer (which, as to Distributions, shall be subject to the Company’s right of offset to satisfy any debts, obligations or liabilities that the Transferring Member or the Assignee may have to the Company), (ii) have no rights to any information or accounting of the affairs of the Company, (iii) not be entitled to inspect the books or records of the Company, (iv) not have any other rights conferred on a Member in this Agreement or by law (including, where applicable, the right to grant or withhold approval on any matter that requires the approval of the Members under this Agreement or by law), and (v) not have any right to receive notice of any act, circumstance, event or proposed event or action of which Members are otherwise entitled to receive notice pursuant to this Agreement, or on which Members are otherwise entitled to act or to express consent or dissent.

  (b)  Requirements for Transfer. If any Transferee is not a Member, such Person’s receiving any Equity Securities in such Transfer shall be conditioned upon (A) the Manager’s consent to the Transfer, which consent may be withheld upon the Manager’s good faith determination that the Transfer would result in an unreasonable risk of injury to the Company and/or the Company’s business and business prospects, including the Manager’s determination that the Transfer is proposed to be made to a competitor of the Company or to anyone who, in the Manager’s reasonable discretion, would adversely affect the Company’s reputation in the industry, (B) satisfaction of the requirements set forth in Sections 7.3 and 7.4 hereof, (C) such Person’s execution and delivery to the Manager of such Person’s Subscription Documents, and (D) the Manager’s acceptance of such Subscription Documents as evidenced by its execution thereof. Upon the Company’s reasonable request, each Transferring Member shall deliver to the Company a written legal opinion from counsel for such Member stating, that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company), such proposed Transfer does not require registration or qualification of any Units under the Securities Act or the securities laws of any State or commonwealth of the United States; provided, however, that no such opinion is required for a Permitted Transfer. A Transferring Member shall reimburse the Company promptly upon request for all reasonable out-of-pocket fees and expenses (including attorneys’ fees) incurred by the Company in connection with a Transfer of Equity Securities hereunder.

APPENDIX A

  (c)   Effect of Disposition of Units. Following a permitted Transfer of Units by a Transferring Member to an Assignee or a Transferee, such Transferring Member will no longer have any of the rights, powers, duties, obligations, preferences or privileges attributable to such Units. Except as otherwise expressly provided in this Agreement or another agreement between the Company and such Transferring Member, a Transferring Member will have withdrawn from the Company and will no longer have any rights or obligations as a member of the Company upon the Transfer of all of the Units held by such Transferring Member.

  (d)  Permitted Transfers. A Transferring Member is permitted to Transfer any of its Equity Securities without the consent of the Manager or compliance with Section 7.3 under any of the following circumstances (each, a “Permitted Transfer”): (i) if the Transferring Member is not a natural person, the Transfer is to be made, in connection with the complete liquidation of the Transferring Member, to the stockholders, members, partners, beneficiaries/trustee (if held by a trust) or other equity owners of the Transferring Member, for no or nominal consideration; (ii) if the Transferring Member is not a natural person, to a non-natural Person the equity of which is held by the Person(s) who holds the equity in the Transferring Member or by immediate Family Members of such Person(s); or (iii) if the Transferring Member is a natural person, the Transfer is to be made for bona fide estate planning purposes, either during the lifetime of the Transferring Member or on death by will or as a result of intestacy, to an Immediate Family Member of the Transferring Member or to any trust, partnership or limited liability company, the interests of which are Controlled by the Transferring Member or an Immediate Family Member of the Transferring Member. The Transferring Member shall deliver to the Company (x) written notice of such Transfer within ten (10) days of its consummation and (y) copies of such documents or instruments memorializing such Transfer as may be reasonably requested by the Company following receipt of such notice.

  Section 7.2         Bankruptcy of a Member. If any Member becomes Bankrupt, the following shall apply:

APPENDIX A

  (a)   The trustee in bankruptcy or other successor in interest of the Bankrupt Member shall be entitled to receive the Distributions and Allocations which the Bankrupt Member would have been entitled to receive under the terms of this Agreement until the time, if any, that the Membership Interest of the Bankrupt Member is purchased as described in Section 7.2(b), but the trustee in bankruptcy or other successor in interest shall not thereby become a Member, nor have any of the other rights herein conferred upon the Bankrupt Member.

  (b)  At any time after the occurrence of the bankruptcy, the Company and the other Members shall have the right, but not the obligation, to purchase the Bankrupt Member’s Membership Interest for the balance of the Adjusted Capital Account of the Member. At least 25% of such purchase price shall be paid in cash, with the remainder payable by means of a promissory note bearing interest at the applicable federal rate of interest in effect on the date of such purchase under Section 1274 of the Code and payable in equal quarterly payments over a period not to exceed five (5) years.

  Section 7.3         Right of First Refusal.

  (a)   Subject to the provisions of this Article VII, if at any time a Member proposes to Transfer all or any portion of, or to solicit bids from any third party to purchase or otherwise acquire all or any portion of its Interest, such Member (the “Soliciting Member”) shall first provide a written offer notice (a “Notice of Transfer”) to the Voting Members other than the Soliciting Member (the “Notified Members”) stating that such Soliciting Member desires to Transfer all or any portion of its Interest, designating the specific portion of the Soliciting Member’s Interest (the “Offered Interest”) that the Soliciting Member desires to Transfer and specifying a proposed cash purchase price for the Offered Interest and the proposed material terms of the Transfer of the Offered Interest, provided that this Section 7.3 shall not apply to a Permitted Transfer.

  (b)  The Notified Member(s) will have the first option to purchase the Units proposed to be Transferred at the same price and on the same terms and conditions as the proposed Transfer to the prospective transferee. If there are more than one Notified Members, each will have the right to participate in the purchase of the Offered Interest on a pro rata basis (or such lesser amount as each Notified Member may desire) in accordance with their respective Residual Interests. Any Notified Member desiring to purchase its pro rata share of the Offered Interest may exercise the option within twenty (20) calendar days by delivering written notice to the Company and the Soliciting Member of its intention to purchase its pro rata share in accordance with the terms and conditions of the Notice of Transfer. Each Notified Member wishing to purchase a portion of such Soliciting Member’s Units will also state in the same written notice of exercise of option within twenty (20) calendar days if it is willing to purchase an amount in excess of its proportionate share of the Offered Interest in the event that not all Notified Members wish to purchase their pro-rata share. Any portion of the Offered Interest not subscribed to by a Notified Member will then be offered to all Members pro-rata in accordance with their Residual Interests.

  (c)   To the extent that the Members do not among themselves meet the terms and conditions of the proposed Transfer, then the Soliciting Member will be entitled to offer and Transfer its Offered Interest in exact accordance with the Notice of Transfer as follows:

(i)	The Soliciting Member may Transfer all (but not less than all) of the Offered Interest identified in the Notice of Transfer to the third party designated in the Notice of Transfer (the “Transferee”) at the same price and on the same terms of payment specified in the Notice of Transfer, provided that the Transfer is made within 180 days after the date of the Notice of Transfer;

APPENDIX A

(ii)	The Transferee must, as part the closing of the Transfer, take all actions and execute all instruments required by the Company in order for the transfer to comply with any applicable federal or state laws and regulations relating to the Transfer of Units or with this Operating Agreement; and
(iii)	All expenses incurred as a result of a Transfer of Units under this Section 7.3 will be borne by the Soliciting Member and/or Transferee and will not be incurred by the Company.

  (d)  If the Units described in the Notice of Transfer are not Transferred within the applicable periods and in accordance with the foregoing provisions of this Section 7.3, the Units will again be subject to the restrictions of this Section 7.3.

  Section 7.4         Tag-Along Rights. In the event that Members, acting alone or in concert with other Members, who own Membership Interests representing at least thirty-five percent (35%) of the Residual Interest in the Company (the “Proposed Transferors”), shall propose to Transfer Membership Interests representing at least twenty-five percent (25%) of the Residual Interest in the Company (other than in a Permitted Transfer) to a transferee or a group of transferees who were not Members of the Company prior to the effective date of such Transfer, in a single transaction or related series of transactions, then the Proposed Transferors shall provide the Company and each Voting Member written notice of the terms and conditions of the Proposed Transfer, and each Member who is not a Proposed Transferor shall have the right to require, as a condition to such Transfer, that the proposed transferee purchase Units from such Member, on the same terms and conditions and at the same price as the Proposed Transferors. Each of the Proposed Transferors and exercising Members shall Transfer the number of their Units multiplied by a fraction, the numerator of which shall be the total number of Units being Transferred and the denominator of which shall be the total number of outstanding Units held by the Member, as necessary to fulfill the number of Units to be acquired by the transferee. In the event that any Member exercises rights under this Section 7.4, the closing of such sale shall place concurrently with the sale to the transferee.

  Section 7.5         Prohibited Transfers. Notwithstanding anything to the contrary contained in this Agreement, no Transfer of Equity Securities is permitted to the extent such Transfer would result in the Company being treated as a “publicly traded partnership” under Section 7704 of the Code or could result in the Company being terminated under Section 708(b)(1)(B) of the Code.

  ARTICLE VIII

  ADMINISTRATIVE MATTERS

  Section 8.1         Maintenance of Records. The Company shall maintain books and records necessary, convenient or incidental to recording the Company’s business and affairs, which will also be sufficient to record the allocation of Net Profits or Net Losses. Without limiting the generality of the foregoing, the Company shall keep a record of (x) the name, address, telephone number and email address of each Member, and (y) the capital contributions and the Unit Holdings of each Member, and each instance of the issuance and Transfer of a Unit.

APPENDIX A

  Section 8.2         Accounting Methods. The books and records of the Company shall be kept on an accrual basis for financial reporting and tax purposes. All records shall be maintained in accordance with either (x) GAAP and Section 704(b) of the Code and the Treasury Regulations promulgated thereunder, or (y) an income tax accounting basis (as determined by the Manager in their sole discretion).

  Section 8.3         Fiscal Year; Taxable Year. The fiscal year (the “Fiscal Year”) of the Company is the calendar year. The taxable year (the “Taxable Year”) of the Company is the Fiscal Year, except as otherwise required under the Code, the Treasury Regulations or other applicable laws.

  Section 8.4         Tax Classification. The Company is classified as a “partnership” for purposes of the Code and for federal, state, commonwealth and local income tax purposes. The Manager and the Members shall take all reasonable actions as may reasonably be required in order for the Company to qualify for and receive “partnership” treatment for federal, commonwealth, state and local income tax purposes. Without limitation to the foregoing, no Member will (i) elect under Section 761 of the Code or applicable commonwealth and/or state law to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code or any similar commonwealth and/or state law applicable to the Company, or (ii) file, or cause to be filed, Internal Revenue Service Form 8832 (or such alternative or successor form) to elect to have the Company classified as a corporation for federal income tax purposes.

  Section 8.5         Partnership Representative. Unless an election is made under Code Section 6221(b), then for any applicable Taxable Year, Healthtech Solutions, Inc. shall be designated by the Company as the “partnership representative” for the Company within the meaning of Code Section 6223(a)(1). Healthtech Solutions, Inc. is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including any related administrative and judicial tax proceedings, and to expend Company funds to pay for professional services and other expenses reasonably incurred in connection therewith. Each Member agrees to cooperate with the Company and to do or refrain from doing all things reasonably requested by the Company with respect to the conduct of such proceedings. The Manager shall promptly advise each Member of the commencement of any administrative or judicial tax proceedings.

  Section 8.6         Tax Elections. Except as otherwise provided in this Agreement, all elections and decisions required or permitted to be made by the Company under any applicable tax law shall be made by the Manager (including the Section 6221(b) Election). Notwithstanding anything contained in the foregoing to the contrary, if requested by a Transferee, the Company shall file an election under Code Section 754 (and applicable commonwealth and/or state law) to adjust the basis of the property in the case of a Transfer of Equity Securities made in accordance with the provisions of this Agreement (if the Transferee agrees to bear any additional costs incurred by the Company with respect to the transferred interest as a result of the election).

  Section 8.7         Tax Returns. The Company shall cause to be prepared and delivered to each Member such Member’s Schedule K-1 (Internal Revenue Service Form 1065, or such alternative or successor form), together with all other applicable commonwealth, state and local tax returns, statements and reports as may be necessary for the Members to complete their respective income tax returns (at their own cost and expense). The Company shall also cause to be prepared and filed all tax returns required of the Company on a timely basis. Each Member shall furnish the Company with all pertinent information in its possession relating to the Member or the Company’s operation that is necessary to enable the Company to prepare and file the Company’s tax returns. Any balance sheet prepared for any Company tax return will, unless otherwise determined by the Manager or required under applicable law, be prepared in accordance with the same methods of accounting used to measure Capital Accounts.

APPENDIX A

  Section 8.8         Information Rights. The books and records of the Company shall be maintained at the principal office of the Company or at such other locations as may be designated by the Manager, and shall be available for examination and copying at all times by the Members during ordinary business hours.

  Section 8.9         Reporting. Within thirty (30) days after the end of each calendar quarter, the Manager shall have prepared and shall deliver to all the Members a quarterly report, which shall include a balance sheet as of the quarter-end and a quarterly operating statement and cash flow statement for the Company, together with a summary of all Distributions made to the Members (in the aggregate) during such calendar quarter. All financial statements shall be prepared and presented in accordance with generally accepted accounting principles.

  Section 8.10      Bank Accounts. All funds of the Company shall be deposited in a bank account or accounts maintained in the Company’s name. The Manager shall determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

  Section 8.11      Title to Company Property. All real and personal property acquired by the Company shall be acquired and held by the Company in its name.

  ARTICLE IX

  LIMITED LIABILITY; INDEMNIFICATION & EXCULPATION

  Section 9.1         Limited Liability of Manager. Except as otherwise specifically set forth herein, neither the Manager nor any of its Affiliates, nor any of their respective officers, directors, employees, agents, representatives, owners or principals, partners and/or members (collectively, the “Manager Parties”) shall be liable to the Company or to any Member by reason of the performance of or the omission to perform any act, the effect of which may cause or result in loss or damage to the Company, if performed or omitted in good faith and in accordance with the terms of this Agreement.

  Section 9.2         Indemnification of Members & Officers. Except to the extent otherwise provided in a written agreement between the Company and such Mandatory Indemnified Party, the Company, its receiver or its trustee shall indemnify, defend and hold harmless each Mandatory Indemnified Party from and against any expense, loss, damage or liability (including reasonable attorneys’ fees) incurred or connected with, or any Legal Proceeding arising from or related to, the Company or any act or omission of such Person on behalf of the Company (exclusive of acts taken as an independent contractor for the Company), provided that such expense, loss, damage or liability was not the result of fraud, gross negligence, or reckless or intentional misconduct on the part of the Person against whom a claim is asserted. As used herein, “Mandatory Indemnified Party” means any Person (and the partners, members, directors, stockholders, employees, agents, heirs, personal representatives, and successors of such Person) who is or was a Manager, Manager-Designate, officer or Member of the Company.

APPENDIX A

  (a)   If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of the Manager, the Manager-Designate, the Members, officers, directors, employees, agents, representatives, owners or principals, partners and/or members, as in effect immediately before such transaction, whether such obligations are contained in this Agreement or elsewhere, as the case may be.

  (b)  The indemnification provisions of Sections 9.1 and 9.2 shall survive for a period of two (2) years from the date of (i) the date of termination, resignation or withdrawal of each Manager, Manager-Designate, a Member, an officer, a director, employees, agents, representatives, or (ii) the date of dissolution of the Company; provided that, if at the end of such period there are any actions, proceedings or investigations then pending, any Mandatory Indemnified Party may so notify the Company and the other Members at such time (which notice shall include a brief description of each such action, proceeding or investigation and the liabilities asserted therein) and the provisions of this Section 9.2(b) shall survive with respect to each such action, proceeding or investigation set forth in such notice (or any related action, proceeding or investigation based upon the same or similar claim) until such date that such action, proceeding or investigation is finally resolved.

  (c)   If any claim for indemnification is based on a claim by a third party (a “Third Party Claim”), the Mandatory Indemnified Party(ies) in question shall give prompt written notice thereof to the Company and shall permit the Company to defend and/or settle such Third Party Claim, so long as it does so diligently and in good faith; provided, however, that no compromise or settlement of any claim may be effected by the Company without the Mandatory Indemnified Party’s consent (which will not be unreasonably withheld, conditioned or delayed) unless the sole relief provided is monetary damages that are paid in full by the Company. Any such indemnification shall only be from the assets or insurance of the Company and no Member shall be required to contribute capital to the Company to satisfy any such indemnification. Any such indemnification shall be paid by the Company in advance of the final disposition of any such action, proceeding or claim upon receipt of an undertaking by or on behalf of the Mandatory Indemnified Party(ies) seeking advancement to repay the amount advanced should it ultimately be determined that the Mandatory Indemnified Party(ies) were not entitled to be indemnified hereunder or under the Act.

  (d)  Except as otherwise required by non-waivable provisions of applicable law, or as expressly set forth in this Agreement, no Member shall have any personal liability whatsoever in such Member’s capacity as a Member in excess of his/her/its Capital Contribution, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company, or for any losses of the Company, other than arising out of a material breach of this Agreement by such Member, actions by such Member prohibited by this Agreement or as provided in any other written agreement between the Company and such Member.

APPENDIX A

  (e)   None of the Members, the Manager, the Manager-Designate or the officers shall be personally liable for the return of any portion of the Capital Contributions (or any preferred return thereon) of the Members and the return, if any, of such Capital Contributions (or any preferred return thereon) shall be made solely from the assets of the Company. None of the Members, the Manager and/or the Manager-Designate shall be required to pay to the Company, or any Member, any deficit in any Member’s Capital Account upon dissolution of the Company or otherwise. None of the Members, the Manager, the Manager-Designate or the officers shall be liable, responsible or accountable, in damages or otherwise, to any Member, or to the Company, for any act performed by such Member, Manager, the Manager-Designate or officer within the scope of authority conferred unto each of them (as applicable) by this Agreement, except for gross negligence, fraud, bad faith, or a material breach of this Agreement.

  Section 9.3         Insurance. The Company may purchase and maintain insurance on behalf of any Person who is or was a Manager, Manager-Designate, officer, Member, employee or agent of the Company against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of this Agreement.

  ARTICLE X

  GENERAL PROVISIONS

  Section 10.1      Confidentiality. Except to the extent necessary to perform its duties as a Manager, officer, employee or agent of the Company, or as otherwise permitted by the Manager, each Manager or Member (collectively, the “Confidants”) shall keep confidential and not disclose or divulge any Confidential Information, unless such Confidential Information is known or becomes known to the general public (other than as a result of a breach of this Section 10.1 by such Confidant); provided, however, that a Confidant may disclose Confidential Information (A) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with its investment in the Company or assumption of employment by the Company, (B) to any Affiliate, partner, manager, member or stockholder of such Confidant in the ordinary course of business, or (C) to the extent required by applicable law or an Order, provided the Confidant promptly notifies the Company of such disclosure (to the extent permitted), takes reasonable steps to minimize the extent of such disclosure, and provides the Company reasonable opportunity to appeal any applicable Order prior to such Confidant’s disclosure. Prior to disclosing Confidential Information to any Person pursuant to clause (A) or (B) above, the Confidant shall direct such Person to maintain the confidentiality of such Confidential Information; any use or disclosure of Confidential Information by such Person that would otherwise constitute a breach of this Section 10.1 if such use or disclosure were effected by the disclosing Confidant shall be deemed a breach of this Section 10.1 by such disclosing Confidant. Each Confidant will continue to remain subject to the terms of this Section 10.1 following such Confidant’s withdrawal from the Company.

  Section 10.2 Public Announcements and Rights of Use. Except as required by applicable law, no Member shall make any press release or other public announcement or public disclosure relating to this Agreement, the subject matter of this Agreement, the activities of the Company or disseminate any other Company information without the prior written consent of the Manager. Each Member grants the Company the non-exclusive right to use such Member’s name, approved likenesses, voice and approved biographies in connection with the business and operations of the Company. In no event shall any Member be depicted as using or endorsing any product, commodity or service, other than the Company, without the Member’s prior written consent.

APPENDIX A

  Section 10.3      Notices. Except as expressly set forth herein, all notices, requests, and other communications given or made pursuant to this Agreement must be in writing and will be deemed effectively delivered to and received by a party: (i) upon personal delivery; (ii) if sent by electronic mail to such party’s email address, on the day the sender receives electronic confirmation of such electronic mail having been opened; (iii) five (5) days after having been sent by certified United States postal mail with return receipt requested to such party’s address; or (iv) on the day of delivery if delivered by nationally recognized overnight courier with confirmation of delivery to such party’s address. Any communication to the Company must be sent to the mailing address of the Company’s principal office, to the attention of the Manager, or to the email address of a Manager-Designate. Any communication to a Member must be sent to such Member’s mailing address or email address as set forth on each Member’s respective signature page to this Agreement or to the Subscription Documents. A Member may, by giving written notice to the Company, designate additional or different mailing addresses or email addresses for delivery of communications hereunder.

  Section 10.4           Amendments and Waivers.

  (a)   Except as otherwise specifically provided in this Agreement, this Agreement may be amended, and the observance of any provision of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively), only upon the written consent of the Manager and of a Supermajority Approval of the Voting Members; provided, however, that any such amendment or waiver that is disproportionally detrimental to the rights of any Member as compared to other Members (other than solely as a result of the number of Units held by such Member as compared to other Members) requires the written consent of such adversely affected Member.

  (b)  The following terms apply notwithstanding anything to the contrary contained in this Agreement: (i) the benefit of any provision of this Agreement may be waived by any party, on such party’s own behalf, without the consent of any other party; and (ii) any provision of this Agreement may be amended by the Manager, without the consent of a Supermajority Approval of the Voting Members, to:

•	cure any ambiguity or correct or supplement any provision herein which may be inconsistent with any other provision herein;
•	correct any printing, stenographic or clerical errors or omissions in order that this Agreement will accurately reflect the agreement among the Members;

APPENDIX A
•	avoid having the Company treated as an association taxable as a corporation;
•	if, in the reasonable discretion of the Manager, such amendment will implement the manifest intent of the parties to this Agreement.

  (c)   Amendments to the Company’s books and records to reflect the admission of new Members, additional issuances of Units and/or Additional Capital Contributions made after the Effective Date do not require the consent of the parties hereto, provided that such admission of new Members, additional issuances of Units and/or Additional Capital Contributions are otherwise approved by the requisite Persons in accordance with the terms of this Agreement.

  (d)  Any amendment or waiver effected in accordance with this Section 10.3 must be in writing and will be binding on all Members, regardless of whether any such Member had consented thereto.

  (e)   No waiver of any provision of this Agreement, in any one or more instances, is deemed to be or construed as a further or continuing waiver of such provision.

  Section 10.5      Entire Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof.

  Section 10.6      GOVERNING LAW. THE PROVISIONS OF THIS AGREEMENT ARE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

  Section 10.7      Arbitration of Disputes. Except as otherwise specifically provided herein, any controversy, dispute, or claim between the parties to this Agreement arising out of, in connection with, or in relation to the formation, negotiation, interpretation, performance or breach of this Agreement shall be submitted to JAMS, Inc. (hereafter, the “Arbitration Service”) and shall be settled exclusively by arbitration, before a single-member arbitration panel, in accordance with this Section 10.6. This agreement to resolve any disputes by binding arbitration shall extend to claims against any parent, subsidiary or Affiliate of each party, and, when acting within such capacity, any officer, director, member, employee or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law. Arbitration shall be the exclusive remedy for determining any such dispute, whether in tort, contract or otherwise, regardless of its nature. Arbitration shall be governed by the Comprehensive Arbitration Rules and Procedures and International Arbitration Rules (or similar commercial arbitration rules) of the Arbitration Service.

  Section 10.8                             Legal Fees. If any party to this Agreement brings a Legal Proceeding based on a Dispute, the prevailing party is entitled to recover, in addition to any other appropriate amounts, its reasonable fees, costs and expenses in connection with such Legal Proceeding, including, but not limited to, reasonable attorneys’ fees, fees of expert witnesses and costs of the proceeding. In any Legal Proceeding seeking monetary damages, (i) the party pursuing such Legal Proceeding must expressly state a claimed dollar amount in its statement of claim or as a counterclaim in its answer and (ii) the parties will not amend their respective statement of claim or answer to change the dollar amount of damages originally sought in order to take advantage of the benefits of this Section 10.7. The court claims administrator or arbiter (as applicable) determining such Legal Proceeding shall also determine who the “prevailing party” is for purposes of this Section 10.7.

APPENDIX A

  Section 10.9                               Successors and Assigns. This Agreement binds and inures to the benefit of the parties hereto and their respective successors and assigns, permitted Transferees, legal representatives and heirs.

  Section 10.10                            No Third-Party Beneficiaries. Except as expressly set forth in this Agreement and except for a Mandatory Indemnified Party, none of the provisions in this Agreement are for the benefit of or enforceable by any Person other than the parties to this Agreement and their respective successors and assigns.

  Section 10.11                            Waiver of Partition. Each of the parties hereto irrevocably waives during the term of the Company any right to maintain any action for partition with respect to any Company property.

  Section 10.12                            Further Assurances. Each Member shall, at the request of the Manager, execute and deliver any additional instruments or documents and take all such further action as the Manager may deem reasonably necessary to effectuate the intent of the parties hereunder.

  Section 10.13                            Counterparts; Facsimile or PDF Signatures. This Agreement may be executed and delivered by facsimile or portable document format (.pdf) and in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

  Section 10.14                            Captions and Headings. In this Agreement, the singular shall include the plural and the masculine gender shall include the feminine and neuter and vice versa unless the context otherwise requires. The headings herein are inserted as a matter of convenience only, and do not define, limit, or describe the scope of this Agreement or the intent of the provisions hereof.

  Section 10.15                            Expenses. Each Member will bear all of their own fees and expenses, including, without limitation, fees and expenses of counsel, in connection with the negotiation, preparation and delivery of this Agreement and the transactions contemplated hereby.

  Section 10.16                            Legal Representation. THE COMPANY AND EACH OF THE MEMBERS, MANAGERS AND OFFICERS HEREBY REPRESENT AND WARRANT THAT THE EACH PARTY HERETO HAS HAD AN OPPORTUNITY TO CONSULT INDEPENDENT LEGAL COUNSEL AND/OR HAVE BEEN REPRESENTED BY COUNSEL OF THEIR OWN CHOOSING IN THE PREPARATION AND ANALYSIS OF THIS AGREEMENT. THE PARTIES HERETO EACH HAVE READ THIS AGREEMENT WITH CARE AND BELIEVES THAT EACH OF THE PARTIES HERETO ARE FULLY AWARE OF AND UNDERSTAND THE CONTENTS OF THIS AGREEMENT AND ITS LEGAL EFFECT.

  * * * * * *

APPENDIX A

  IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.

  COMPANY:

  WORLD REACH HOLDINGS, LLC

  a Delaware limited liability company

  By: ________________________

  Manuel E. Iglesias, as President of

  Healthtech Solutions, Inc., Manager

  MEMBERS:

  HEALTHTECH SOLUTIONS, INC.

  By: ______________________

  Name: Manuel E. Iglesias

  Title: President

  LIVE FOR TODAY VENTURES, LLC

  By: ______________________

  Name: James Pesoli

  Title: Manager

  REDI-MED CONSULTING, LLC

  By: ______________________

  Name: Jelena Olmstead

  Title: Manager

APPENDIX A

  EXHIBIT A

  WORLD REACH HOLDINGS, LLC

  Members (as of _ _, 2023)

Name and Contact Information	Capital Contributions	Number of Class A Units	Residual Interest (rounded to the nearest tenth)
Healthtech Solutions, Inc. a Utah corporation 181 Dante Ave Tuckahoe, NY 10707 Attn: Manuel Iglesias Email: president@hltt.tech FEIN: 84-2528660	$1,020,000.00	510,000	51%
Live For Today Ventures, LLC a Delaware limited liability company 3501 W. Algonquin Rd. Suite 135 Rolling Meadows, IL 60008 Attn: Jim Pesoli Email: jimpesoli@gmail.com FEIN: 88-3424004	$980,000.00	245,000	24.5%
Redi-Med Consulting, LLC an Indiana limited liability company 9827 Garden Way St. John, IN 46373 Attn: Jelena Olmstead Email: jelenaolmstead@gmail.com FEIN: 85-0507602	$100.00	245,000	24.5%
Authorized, but Unissued		0	0%
Totals		1,000,000	100%

APPENDIX A

  ANNEX I

  DEFINITIONS

  For purposes of this Agreement, the following terms have the meanings set forth below.

  “Act” means the Delaware Limited Liability Company Act (as amended and revised).

  “Adjusted Capital Account” means, with respect to any Member, such Member’s Capital Account as of the end of the relevant Taxable Year, after giving effect to the following adjustments:

  (i)       Credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore to the Company pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

  (ii)       Debit to such Capital Account the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6).

  The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and be interpreted consistently therewith.

  “Affiliate” means, with respect to any specified Person, (i) any other Person who, directly or indirectly, Controls, is under common Control with, or is Controlled by, such specified Person, (ii) any other Person who is a director, officer or partner or is, directly or indirectly, the beneficial owner of five percent (5%) or more of the specified Person or a Person described in clause (i) above, on an as converted fully diluted basis, (iii) any other Person of whom the specified Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of five percent (5%) or more of equity on an as converted fully diluted basis, or (iv) any Immediate Family Member of the specified Person or any of the foregoing Persons described in clause (i), (ii), or (iii) above.

  “Agreement” has the meaning ascribed to such term in the preamble.

  “Annual Cash Flow” means the total cash receipts (excluding Capital Contributions and excluding Initial Cash Assets described in Section 3.1(e)) of the Company and its Subsidiaries on a consolidated basis (the "Consolidated Company"), plus any other funds (including amounts designated as reserves by the Manager, where and to the extent they no longer regard such reserves as reasonably necessary to the efficient conduct and responsible expansion of the Consolidated Company’s business) less (a) any operating expenses of the Consolidated Company but excluding any expense not involving a cash expenditure, such as amounts charged for depreciation; (b) all payments of principal and interest on account of any loans secured by property of the Consolidated Company or any other obligations or loans of the Consolidated Company; and (c) reserves for working capital and anticipated expenditures in such amounts as may be determined from time to time by the Manager. Annual Cash Flow shall be determined separately for each fiscal year of the Company.

APPENDIX A

  “Bankruptcy” means, with respect to a Person, the occurrence of any of the following: (i) the filing by such Person of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other federal, commonwealth or state insolvency law, or the filing of an answer consenting to or acquiescing in any such petition; (ii) the making by such Person of an assignment for the benefit of its creditors with respect to substantially all of the assets of such Person; or (iii) the earlier to occur of (A) the 120th day after the filing with respect to such Person of an involuntary petition under Title 11 of the United States Code, an application for the appointment of a receiver for substantially all of the assets of such Person, or the filing with respect to such Person of an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of such Person’s debts under any other federal, commonwealth or state insolvency law, provided that the same has not been dismissed, vacated, set aside, stayed or otherwise disposed of prior to such 120th day, and (B) an entry of an Order of relief in connection with such involuntary petition.

  “Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which banks are required to be closed in New York, New York.

  “Capital Account” has the meaning ascribed to such term in Section 5.3.

  “Carrying Value” means, with respect to any asset of the Company as of any date, such asset’s adjusted basis for federal income tax purposes as of such date, except as follows: (i) the initial Carrying Value of an asset contributed by a Member to the Company will be the Fair Market Value of such asset on the date of such contribution; (ii) if the Manager determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Members as provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(f)(5), the Carrying Value of each asset will be adjusted to equal its Fair Market Value; and (iii) if the Carrying Value of an asset has been determined under clause (i) or (ii) above, such Carrying Value will thereafter be adjusted by the depreciation, cost recovery and amortization attributable to such asset assuming that the adjusted basis of such asset was equal to its Carrying Value determined under the methodology described in Treasury Regulation Section 1.704-1(b)(2)(iv)(g)(3).

  “Certificate” has the meaning ascribed to such term in Section 1.1.

  "Class A Member" means a Person who is the record owner of a Class A Unit.

  “Class A Units” have the meanings ascribed to such terms in Section 2.1.

  “Code” means the Internal Revenue Code of 1986, as amended, or any successor Federal statute.

  “Company” has the meaning ascribed to such term in the preamble.

  “Confidential Information” means non-public or proprietary information relating to the Company, its Subsidiaries and their respective businesses, including financial, business, scientific, technical, economic, or engineering information, and any information traditionally recognized as trade secrets. Without limiting the scope of the preceding sentence, “Confidential Information” also includes the terms and conditions of this Agreement and the identity of the Members.

APPENDIX A

  “Control” (together with the correlative meanings “Controlled by” or “under common Control with”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

  “Derivative Securities” has the meaning ascribed to such term in Section 2.1.

  “Dispute” means any dispute, controversy or claim of any nature between the parties to this Agreement arising out of, in connection with, or in relation to the interpretation, performance, enforcement or breach of this Agreement.

  “Distribution” has the meaning ascribed to such term in Sections 5.5.

  “Effective Date” has the meaning ascribed to such term in the preamble.

  “Equity Securities” means all limited liability company interests of the Company, including, without limitation, the Units, options or warrants or other securities (including debt securities) that may be exercised or exchanged for or converted into Units, any bond, debenture or other indebtedness having the right to vote, and any Unit appreciation, phantom equity or similar rights, contractual or otherwise.

  “Fair Market Value” means on the date of determination: (i) as to any Securities traded on a national securities exchange, the average of the closing prices of such Securities on such exchange over the 30-day period ending three (3) days prior to the date of determination; (ii) as to any Securities actively traded over-the-counter, the average of the closing bid or sale prices (whichever is applicable) over the 30-day period ending three (3) days prior to the date of determination; (iii) as to any Securities or other property for which there is no active public market, the value determined in good faith by the Manager after taking into account such factors as the Manager deems appropriate (which value will include premium for control and discount for minority interests, illiquidity and restrictions on transferability).

  “Fiscal Year” has the meaning ascribed to such term in Section 8.3.

  “GAAP” means generally accepted accounting principles as in effect in the United States.

  “Immediate Family Member” means, with respect to a natural Person, a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of such Person.

  "Initial Capital Contribution" has the meaning ascribed to it in Section 5.1(a).

  “Involuntary Transfer” means any Transfer (i) pursuant to a divorce or separation decree, property settlement or other form of judicially approved marital arrangement, (ii) in connection with the foreclosure or other exercise of remedies under a lien or security interest (other than a pledge of Equity Securities to other Member(s)), (iii) pursuant to a judicial sale, (iv) in connection with a Bankruptcy, (v) upon death by will or as a result of intestacy, or (vi) otherwise by operation of law.

APPENDIX A

  “Legal Proceeding” means any action, suit, claim or investigation, or any legal, administrative or arbitration proceeding.

  “Liquidation Event” has the meaning ascribed to such term in Section 6.2.

  “Manager-Designate” has the meaning ascribed to such term in Section 3.1(a).

  “Mandatory Indemnified Party” has the meaning ascribed to such term in Section 9.2.

  “Member” has the meaning ascribed to such term in the preamble.

  “Net Profits and/or Net Losses” means the net income or net loss (including capital gains and losses), respectively, of the Company for each Taxable Year (or other relevant period) as determined for purposes of maintaining the Members’ Capital Accounts in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv).

  “Order” means a subpoena, order, judgment or decree of a court or governmental or regulatory agency of competent jurisdiction.

  “Permitted Transfer” has the meaning ascribed to such term in Section 7.1(d).

  “Person” means a natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization or a governmental entity.

  “Regulatory Allocations” has the meaning ascribed to such term in Section 5.4(b)(iv).

  "Residual Interest" has the meaning ascribed to such term in Section 2.7.

  “Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same will be in effect from time to time.

  “Subscription Documents” has the meaning ascribed to such term in Section 2.3 hereof.

  “Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company, trust or other business entity of which fifty percent (50%) or more of the total voting power or equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives, Manager or trustees thereof is at the time owned or Controlled, directly or indirectly, by such Person.

  “Supermajority Approval” has the meaning ascribed to such term in Section 2.8(a).

  “Taxable Year” has the meaning ascribed to such term in Section 8.3.

  “Transfer” means, with respect to any assets or Securities, lend, pledge, encumber, gift, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of such assets or Securities, whether voluntarily or involuntarily, directly or indirectly, with or without consideration.

APPENDIX A

  “Transferee” means any Person to which Equity Securities are to be Transferred or to which Equity Securities have already been Transferred pursuant to an Involuntary Transfer.

  “Transferring Member” means any Member proposing to Transfer Equity Securities or whose Equity Securities are to be Transferred pursuant to an Involuntary Transfer.

  “Treasury Regulations” means the regulations promulgated under the Code.

  “Unit” or “Units” has the meaning ascribed to such term in Section 2.1.

  “Unit Holdings” means, with respect to a Person, the Units held by such Person.

  “Voting Members” has the meaning ascribed to such term in Section 2.9.

  * * * * *

APPENDIX B

  EXCHANGE LIST

Shareholder	HLTT Shares
World Reach Med, LLC	7,800,000
Live For Today Ventures, LLC	7,657,836
Redi-Med Consulting, LLC	7,657,836
Pipeline Testing Solutions, Inc.	400,000
Bridge Medical Reps, LLC	200,000
Total:	23,715,673

APPENDIX C

  EXECUTIVE EMPLOYMENT AGREEMENT

  This EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of __________________ (the "Effective Date") by and between Healthtech Solutions, Inc., a Utah corporation with a principal business address at 181 Dante Avenue, Tuckahoe, NY 10707 (the “Company”) and Jelena Olmstead, an individual residing in the state of Indiana (“Executive”). Company and Executive may sometimes be referred to herein individually as a “Party” and collectively as the “Parties.”

  W I T N E S S E T H:

  WHEREAS, the Company desires to assure itself of the services of Executive as the Company’s Chief Executive Officer and Executive desires to be engaged by the Company in such capacity upon the terms and conditions set forth herein.

  NOW, THEREFORE, in consideration of the foregoing and their respective covenants and agreements contained in this document, the Company and Executive hereby agree as follows:

1.	Employment and Duties.

a.	The Company agrees to employ, and Executive agrees to serve in one or more executive positions with the Company and its subsidiaries as the Company’s Board of Directors may determine from time to time. Initially and effective on the Effective Date, Executive shall be employed as the Company’s Chief Executive Officer. Executive shall have all powers, duties, responsibilities, and authority that are assigned by the Company’s Board of Directors (the “Board”), set forth in the Company's Bylaws, or that are implicitly assigned to the Chief Executive Officer by the Revised Business Corporation Act of the State of Utah.

b.	Executive shall devote Executive’s full-time efforts and services to the business and affairs of the Company and its subsidiaries, either formed or to be formed in the future. Nothing in this Section 1 shall prohibit Executive from: (A) serving as a director or member of any other board, committee thereof of any other entity or organization; (B) delivering lectures, fulfilling speaking engagements, and any writing or publication relating to Executive’s area of expertise, subject to prior approval of the Board, not to be unreasonably withheld; (C) serving as a director or trustee of any governmental, charitable or educational organization; (D) engaging in additional activities in connection with personal investments and community affairs, including, without limitation, professional or charitable or similar organization committees, boards, memberships or similar associations or affiliations, or (E) performing advisory activities, provided, however, such activities are not in direct competition with the business and affairs of the Company or would tend to cast Executive or the Company in a negative light in the reasonable judgment of the Board.

APPENDIX C

2.	Term. The term of this Agreement shall commence on the Effective Date and shall continue for a period of three (3) years following the Effective Date (the “Initial Term”) and shall be automatically renewed for successive one (1) year periods (each a “Renewal Term”) thereafter unless either Party provides the other Party with written notice (email is sufficient) of either Parties’ intention not to renew this Agreement at least three (3) months prior to the expiration of the Initial Term or any Renewal Term of this Agreement. “Employment Period” shall mean the Initial Term, plus each Renewal Term, if any, and continuing until the date of termination.

3.	Place of Employment. Executive’s services shall be performed at such location or locations as Executive shall determine, in Executive’s sole discretion.

4.	Compensation.

a.	Salary and Board Fees. The Company agrees to pay Executive a base salary (the “Base Salary”) of Three Hundred Fifty Thousand Dollars ($350,000.00 USD) per annum for Executive’s services hereunder. The Base Salary may be increased (but not decreased) from time to time, either at the Board’s election, or as the Parties may later mutually approve in writing (Base Salary and any adjusted salary shall be identified herein as "Salary"). Executive's Salary shall be paid in periodic installments in accordance with the Company’s regular payroll practices. Executive shall, subject to policies and procedures adopted by the Company’s Board, be eligible for additional fees for service on the Company’s Board, if applicable.

b.	Incentive Compensation and Bonuses.

i.	Annual Bonus. Within sixty (60) days after the Effective Date, the Board (or the Compensation Committee thereof, if any), subject to Executive’s meaningful consultation, shall determine criteria for measuring Executive's accomplishments during the 2023 fiscal year, and prior to each subsequent fiscal year during the Employment Period the Board shall, subject to Executive’s meaningful consultation, likewise determine such criteria for the coming fiscal year. For each fiscal year during the Employment Period, so long as the bonus criteria approved by the Board is achieved, Executive shall be eligible to receive a bonus (the "Annual Bonus") of up to two hundred percent (200%) of Executive’s annual salary (the “Bonus Basis Ceiling”), as determined by the Board. The Annual Bonus is intended to qualify as performance-based compensation under Internal Revenue Code section 162(m). The Bonus Basis Ceiling may be increased at the Board’s election, or the compensation committee’s election (if applicable), or pursuant to the mutual written consent of the Parties. The Annual Bonus shall be paid by the Company to Executive promptly after its determination that the relevant criteria have been satisfied, it being understood that the attainment of any financial targets associated with any bonus shall not be determined until following the completion of the Company’s annual audit and public announcement of such results and shall be paid promptly following the Company’s announcement of earnings.

APPENDIX C

ii.	Equity Awards and Incentive Compensation. During the Employment Period, Executive shall be eligible to participate in any equity-based incentive compensation plan or program adopted by the Company (such awards under such plan or program, the “Share Awards”) as the Compensation Committee or Board may from time to time determine. Share Awards shall be subject to applicable plan terms and conditions and any additional terms and conditions as determined by the Compensation Committee or the Board.

1.	Acceleration and Vesting. In the event of (x) a Change in Control (defined below) or (y) termination of Executive’s employment without Cause (defined below), the Share Awards will immediately and fully vest one (1) business day prior to either the date of a Change in Control or the date of termination without Cause.

2.	Company’s Repurchase Rights for Share Awards. A portion of the non-vested Share Awards, and any and all stock-based compensation (such as options and equity awards) as determined by the Compensation Committee or the Board (collectively, the “Repurchase Benefits”), may be subject to repurchase (the “Repurchase Rights”) by the Company at a rate of the then-current market value of each share. The number of shares subject to repurchase shall be rounded to the nearest whole number. The Company may exercise the Company’s repurchase right by giving written notice to Executive at any time within ninety (90) days following the termination of the Employment Period. The Repurchase Rights shall terminate following a Change of Control.

3.	Company’s Clawback Policy. The Parties acknowledge it is their intention that the Company’s Board of Directors adopt a Clawback Policy that conforms in all respects to such regulations as may be promulgated pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), and as may later be amended, relating to recovery of “incentive-based” compensation. The Clawback Policy will be effective against the Executive during the Employment Period and for a period of two (2) years following the termination of the Employment Period, if there is a restatement by the Company of any financial results on the basis of which any clawback from Executive has been determined.

APPENDIX C

c.	Insurance and Other Benefits. During the Employment Period, Executive shall be eligible to participate in incentive, stock purchase, savings, retirement (401(k)), and welfare benefit plans, including, without limitation, health, medical, dental, vision, life (including accidental death and dismemberment) and disability insurance plans (collectively, “Benefit Plans”), in substantially the same manner and at substantially the same levels as the Company (or its subsidiaries) makes such opportunities available to the Company’s managerial or salaried executive employees and/or its senior executives.

i.	Life Insurance. Subject to the Company’s financial ability and the Board’s approval, Executive may be entitled to be the beneficiary of a life insurance policy paid for by the Company, with a death benefit of two (2) times Executive’s Base Salary.

ii.	Cell Phone Stipend. Executive shall, at the Board’s election, be issued a cell phone paid for by the Company and/or receive a guaranteed payment equal to One Thousand Two Hundred Dollars ($1,200 USD) annually (the “Phone Stipend”), which will be payable in twelve (12) equal monthly installments in accordance with the Company’s regular payroll practices.

iii.	Car Allowance. Subject to the Company’s financial ability and the Board’s approval, Executive shall receive a car allowance of not less than Eighteen Thousand Dollars ($18,000 USD) per year, which shall be pro-rated on a monthly basis and paid to Executive in accordance with the Company’s regular payroll practices.

d.	Vacation. During the Employment Period, Executive shall be entitled to not less than twenty (20) paid vacation days per year. Vacation shall be taken at such times as are mutually convenient to Executive and the Company, and no more than ten (10) consecutive business days shall be taken at any one time without Company approval in advance.

e.	Professional Expenses. The Company will pay the costs of dues for Executive’s annual wound care certification renewal. The Company will pay the tuition or registration costs of attendance at continuing legal education (“CLE”) programs required for Executive to maintain such license, and shall reimburse Executive for travel, food and lodging for attendance at no more than one (1) out of state (if applicable) CLE program per year selected by Executive if such CLE program is relevant to the business of the Company.

f.	Severance Compensation.

i.	Severance Pay. Upon termination of employment prior to the expiration of the Employment Period for any reason other than for Cause, and subject to the provisions of Section 9, Executive shall be entitled to:

APPENDIX C

1.	if termination occurs during the Initial Term, Executive’s Base Salary for the remainder of the Initial Term, or six (6) months, whichever is longer, and if termination occurs during a renewal term, six (6) months of Executive’s annual Base Salary, in either case to be paid according to Section 4(a). If termination other than for Cause occurs within eleven (11) months of the Effective Date of this Agreement, the entire unpaid Base Salary for the Initial Term shall be paid to Executive within thirty (30) days of the effective date of termination;

2.	any and all reasonable expenses paid or incurred by Executive in connection with and related to the performance of Executive’s duties and responsibilities for the Company during the period ending on the termination date to be paid according to Section 4(a);

3.	any accrued, but unused vacation time through the termination date in accordance with Company policy; and

4.	all Share Awards earned and vested prior to termination. With respect to any Share Awards held by Executive as of Executive’s death that are not vested and exercisable as of such date, the Company shall fully accelerate the vesting and exercisability of such Share Awards, so that all such Share Awards shall be fully vested and exercisable as of Executive’s death, such options (as well as any Share Awards that previously became vested and exercisable) to remain exercisable, notwithstanding anything in any other agreement governing such options, until the earlier of (A) a period of one (1) year after Executive’s death or (B) the original term of the option, if such Share Award is an option.

ii.	COBRA. Executive may continue coverage with respect to the Company’s group health plans as permitted by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for Executive and each of Executive’s “Qualified Beneficiaries” as defined by COBRA (“COBRA Coverage”). The Company shall reimburse the amount of any COBRA premium paid for COBRA Coverage timely elected by and for Executive and any Qualified Beneficiary of Executive, and not otherwise reimbursed, during the period that ends on the earliest of (x) the date Executive or the Qualified Beneficiary, as the case may be, ceases to be eligible for COBRA Coverage, (y) the last day of the consecutive eighteen (18) month period following the date of termination of Executive’s employment and (z) the date Executive or the Qualified Beneficiary, as the case may be, is covered by another group health plan. To reimburse any COBRA premium payment under this paragraph, the Company must receive documentation of the COBRA premium payment within ninety (90) days of its payment.

APPENDIX C

iii.	Posthumous Payments of the Base Salary. In the event of Executive’s death during the Employment Period, the Company will continue to pay the Base Salary to Executive’s estate for sixty (60) days following the date of Executive’s death.

iv.	Executive Outplacement. In the event of any termination other than for Cause or for Executive’s resignation without Good Reason, the Company hereby agrees to pay, or at its expense, provide Executive with executive outplacement services with a mutually agreeable outplacement provider for up to one (1) year. These benefits shall not be provided to Executive in the event of Executive’s resignation without Good Reason.

g.	Section 409A Compliance. It is intended that payments and benefits made or provided under this Agreement shall not result in penalty taxes or accelerated taxation pursuant to Section 409A of the Internal Revenue Code of 1986, as amended and the regulations and other guidance promulgated thereunder (“Section 409A”). Any payments that qualify for the “short-term deferral” exception shall be paid under that exception. Each payment of compensation under this Agreement shall be treated as a separate payment of compensation for purposes of applying the exclusion under Section 409A of the Code for short-term deferral amounts. In the event any payments or benefits are provided upon a termination of employment or cessation of services, such payments or benefits will only be provided if such termination or cessation constitutes a “separation from service” within the meaning of Section 409A. To the extent that any reimbursements payable to Executive pursuant to this Agreement are subject to the provisions of Section 409A, such reimbursements will be paid to Executive no later than December 31 of the year following the year in which the cost was incurred; the amount of expenses reimbursed in one year will not affect the amount eligible for reimbursement in any subsequent year; and Executive’s right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit. The Company reserves the right, in its sole discretion to take such reasonable actions and make any amendments to this Agreement as it deems necessary, advisable or desirable to comply with Section 409A or to otherwise avoid income recognition under Section 409A or imposition of any additional tax prior to the actual payment of any amount. The preceding shall not be construed as a guarantee of any particular tax effect for payments under this Agreement.

APPENDIX C

h.	No Mitigation. Executive is under no obligation to seek other employment or to otherwise mitigate the obligation of the Company under this Agreement.

5.	Transportation, Accommodations and Expenses. Executive shall be entitled to prompt reimbursement by the Company for all reasonable ordinary and necessary travel, entertainment, accommodation and other expenses incurred by Executive while employed (in accordance with the policies and procedures established by the Company for its senior executive officers) in the performance of Executive’s duties and responsibilities under this Agreement; provided, that Executive shall properly account for such expenses in accordance with Company policies and procedures. Any individual expenses (including expenses such as travel that are a single expense with multiple components) in an amount exceeding any annual budgeted amount, or Ten Thousand Dollars ($10,000) in the aggregate within any thirty (30) day period not included in the Company’s operating budget, shall require prior written (email is sufficient) approval by the Board or such officer(s) of the Company designated by the Board to serve this purpose.

6.	Company Email. At all times during the Employment Period, Executive will be permitted to use a Company-provided email account. Effective upon the termination of this Agreement, the Company may cease Executive’s use and/or access to the Company email. Upon termination of this Agreement, the Company will provide an auto-reply message on Executive’s email account noting any forwarding contact information for Executive for a period of not less than thirty (30) business days following the date of termination.

7.	Indemnification. During the Employment Period, the Company (i) shall indemnify and hold harmless Executive and Executive’s heirs and representatives to the maximum extent permitted by the laws of the State of Utah and by Company’s Charter and Bylaws and (ii) shall cover Executive under the Company’s directors’ and officers’ liability insurance on the same basis as it covers other senior executive officers and directors of the Company.

a.	Litigation Defense / Indemnity. Company hereby agrees to indemnify, hold harmless and defend Executive against any and all claims arising out of, or in connection with Executive’s performance of Executive’s duties for, and on behalf of, the Company to the full extent permitted by law, but not in respect to claims in which it is adjudicated in a decision on the merits that Executive engaged in fraudulent or criminal acts. Such right shall include the right to be paid by the Company expenses, including reasonable outside attorneys’ fees and court costs, incurred by Executive in defending any such claim in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such claim shall be made only upon the delivery to the Company of an undertaking, by or on behalf of Executive, in which Executive agrees to repay all amounts so advanced if it should be ultimately determined that the claim is not one to which Executive would be entitled to indemnification. This duty to indemnify shall survive the termination, expiration or cancellation of this Agreement for a period of time no less than two (2) years following the termination, expiration or cancellation of this Agreement.

APPENDIX C

8.	Hiring and Firing Authority. Executive shall have the authority to hire and/or terminate any and all personnel employed by the Company, or any of its subsidiaries, in accordance with the Company’s (or its subsidiaries’) policies and procedures, except as otherwise set forth in any contract between the Company and Executive or a third party.

9.	Termination of Employment.

      Executive’s Death. If Executive dies during the Employment Period, this Agreement and Executive’s employment with the Company shall automatically terminate and the Company’s obligations to Executive’s estate and to Executive’s Qualified Beneficiaries shall be those set forth in Section 4 regarding severance compensation.

b.	Executive’s Disability. In the event that, during the Employment Period, Executive shall be prevented from performing Executive’s essential functions hereunder to the full extent required by the Company by reason of Disability (as defined below), the Board shall be entitled to terminate this Agreement and Executive’s employment hereunder. The Company’s obligation to Executive under such circumstances shall be those set forth in Section 6 regarding severance compensation. For purposes of this Agreement, “Disability” shall mean a physical or mental disability that prevents the performance by Executive, with or without reasonable accommodation, of Executive’s essential functions hereunder for an aggregate of ninety (90) days or longer during any twelve (12) consecutive months. The determination of Executive’s Disability shall be made by an independent physician who is reasonably acceptable to the Company and Executive (or Executive’s representative), shall be final and binding on the Parties hereto and shall be made taking into account such competent medical evidence as shall be presented to such independent physician by Executive (or Executive’s representative) and/or the Company or by any physician or group of physicians or other competent medical experts employed by Executive (or Executive’s representative) and/or the Company to advise such independent physician.

c.	Company’s Breach. In the event the Company materially breaches, without cure, this Agreement, Executive may elect to terminate this Agreement (“Termination for Company’s Breach”). In the event of Termination for Company’s Breach, Executive shall be entitled to any and all accrued, but unpaid compensation and/or expenses pursuant to Sections 4 and/or 5.

APPENDIX C
d.	Termination for Cause. At any time during the Employment Period, the Company may terminate this Agreement and Executive’s employment hereunder for Cause.

i.	For purposes of this Agreement, “Cause” shall mean: (a) the willful and continued failure of Executive to perform substantially all of Executive’s duties and responsibilities to the Company (other than any such failure resulting from Executive’s death or Disability) after a written demand by the Board for substantial performance is delivered to Executive by the Company, which specifically identifies the manner in which the Board believes that Executive has not substantially performed Executive’s duties and responsibilities, which willful and continued failure is not cured by Executive within thirty (30) days following Executive’s receipt of such written demand; (b) the conviction of, or plea of guilty or nolo contendere to, a felony (other than a traffic violation); or (c) fraud, dishonesty or gross misconduct, which is materially and demonstratively injurious to the Company. Termination under clauses (b) or (c) of this Section 9(d)i shall not be subject to cure.

ii.	For purposes of Section 9(d)i, no act, or failure to act, on the part of Executive shall be considered “willful” unless done, or omitted to be done, by Executive in bad faith and without reasonable belief that Executive’s action or omission was in, or not opposed to, the best interest of the Company. Between the time Executive receives written demand regarding substantial performance, as set forth in subparagraph (i) above, and prior to an actual termination for Cause, Executive will be entitled to appear (with counsel if Executive so chooses) before the full Board to present information regarding Executive’s views on the Cause event(s). After such hearing, termination for Cause must be approved by a super-majority vote of the full Board (other than Executive, if applicable). After providing the written demand regarding substantial performance, the Board may suspend Executive with full pay and benefits until a final determination by the full Board has been made.

iii.	Upon termination of this Agreement for Cause, the Company shall have no further obligations or liability to Executive or Executive’s heirs, administrators or executors with respect to compensation and benefits thereafter, except for the obligation to pay Executive any Salary earned through the date of termination to be paid according to Section 4; any Annual Bonus that has accrued but remains unpaid; reimbursement of any expenses payable pursuant to Section 5; and any accrued but unused vacation time through the termination date in accordance with Company policy. The Company shall deduct from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions, including expenses.

APPENDIX C

e.	For Good Reason or a Change of Control or Without Cause.

i.	At any time during the term of this Agreement and subject to the conditions set forth in Section 9(e)ii below, Executive may terminate this Agreement and Executive’s employment with the Company for “Good Reason” or for a “Change of Control” (as defined in Section 9(g)). For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following events without Executive’s written consent: (A) following a Change of Control, should Executive be required to serve in a diminished capacity in a division or unit of another entity (including the acquiring entity), such event shall constitute Good Reason regardless of the title of Executive in such acquiring company, division or unit; (B) the Company demands that Executive permanently relocates Executive’s principal place of residence more than fifty (50) miles from Executive’s then-current principal place of residence, and/or (C) a material breach by the Company of this Agreement.

ii.	Executive shall not be entitled to terminate this Agreement for Good Reason unless and until Executive shall have delivered written notice (email is sufficient) to the Company within ninety (90) days of the date upon which the facts giving rise to Good Reason occurred of Executive’s intention to terminate this Agreement and Executive’s employment with the Company for Good Reason, which notice specifies in reasonable detail the circumstances claimed to provide the basis for such termination for Good Reason, and the Company shall not have eliminated the circumstances constituting Good Reason within thirty (30) days of its receipt from Executive of such written notice. In the event Executive elects to terminate this Agreement for a Change in Control, such election must be made within one hundred eighty (180) days of the occurrence of the Change of Control.

iii.	In the event that Executive terminates this Agreement and Executive’s employment with the Company for Good Reason or for a Change of Control or the Company terminates this Agreement and Executive’s employment with the Company without Cause, the Company shall pay or provide to Executive (or, following Executive’s death, to Executive’s heirs, administrators, or executors) the severance compensation set forth in Section 4 above. The Company shall deduct from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

iv.	Executive shall not be required to mitigate the amount of any payment provided for in this Section 9(e) by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 9(e) be reduced by any compensation earned by Executive as the result of employment by another employer or business or by profits earned by Executive from any other source at any time before and after the termination date. The Company’s obligation to make any payment pursuant to, and otherwise to perform its obligations under, this Agreement shall not be affected by any offset, counterclaim or other right that the Company may have against Executive for any reason.

APPENDIX C

      Without “Good Reason” by Executive. At any time during the Employment Period, Executive shall be entitled to terminate this Agreement and Executive’s employment with the Company without Good Reason and other than for a Change of Control by providing prior written notice of at least thirty (30) days to the Company. Upon termination by Executive of this Agreement or Executive’s employment with the Company without Good Reason and other than for a Change of Control, the Company shall have no further obligations or liability to Executive or Executive’s heirs, administrators or executors with respect to compensation and benefits thereafter, except for the obligation to pay Executive any Salary earned through the date of termination to be paid according to Section 4; reimbursement of any expenses payable pursuant to Section 5; and any accrued but unused vacation time through the termination date in accordance with Company policy. The Company shall deduct from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

      Change of Control. For purposes of this Agreement, “Change of Control” shall mean the occurrence of any one or more of the following: (i) the accumulation (if over time, in any consecutive twelve (12) month period), whether directly, indirectly, beneficially or of record, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of more than fifty percent (50%) of the outstanding shares of Common Stock of the Company (including equity instruments convertible without payment into Common Stock), whether by merger, consolidation, sale or other transfer of shares of Common Stock (other than a merger or consolidation where the stockholders of the Company prior to the merger or consolidation are the holders of a majority of the voting securities of the entity that survives such merger or consolidation), (ii) a sale of all or substantially all of the assets of the Company or (iii) during any period of twelve (12) consecutive months, the individuals who, at the beginning of such period constitute the Board, and any new Board member whose election by the Board or nomination for election by the Company’s owners was approved by a vote of at least two-thirds (2/3) of the members of the Board then still in office who either were members of the Board at the beginning of the twelve (12) month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; provided that the following acquisitions shall not constitute a Change of Control for the purposes of this Agreement: any acquisition of Common Stock or securities convertible into Common Stock by any employee benefit plan (or related trust) sponsored by or maintained by the Company.

APPENDIX C

i.	Notwithstanding the foregoing, a “Change in Control” as to the Company will not be deemed to have occurred for purposes of this Agreement solely as the result of an acquisition of securities by the Company or any affiliate thereof in the Company, which, by reducing the number of shares of Common Stock outstanding, increases the proportionate voting power represented by the Common Stock beneficially owned by any person to fifty percent (50%) or more of the combined voting power of all the then outstanding Common Stock; provided, however, that if any person referred to in this sentence thereafter, within a period of twelve (12) months becomes the beneficial owner of any additional shares of stock or other Common Stock (other than pursuant to a stock split, stock dividend, or similar transaction), then a “Change in Control” as to the Company will be deemed to have occurred for purposes of this Agreement.

ii.	Change in Control Payment / Section 280G Limitation.

1.	General Rules. Code Sections 280G and 4999 may place significant tax burdens on both Executive and the Company if the total payments made to Executive due to certain change in control events described in Code Section 280G (the “Total Change in Control Payments”) equal or exceed the 280G Cap (three times the Executive’s “Base Amount” as defined in Code Section 280G). If the Total Change in Control Payments equal or exceed the 280G Cap, Section 4999 of the Code imposes a 20% excise tax (the “Excise Tax”) on all amounts in excess of one times Executive’s Base Period Income Amount. This Excise Tax is imposed on Executive, rather than the Company, and, to the extent required by applicable regulations, shall be withheld by the Company from any amounts payable to Executive pursuant to this Agreement. In determining whether the Total Change in Control Payments exceed the 280G Cap and results in an Excise Tax becoming due, and for purposes of calculating the 280G Cap itself, the provisions of Code Sections 280G and 4999 and the applicable regulations control over the general provisions of this Section 9(g)ii(1).

2.	Limitation on Payment. Subject to the “best net” exception described in Section 9(g)ii(3) below, in order to avoid the imposition of the Excise Tax, the total payments to which Executive is entitled under this Agreement or otherwise will be reduced to the extent necessary to avoid exceeding the 280G Cap minus One Dollar ($1.00 USD).

3.	“Best Net” Exception. If Executive’s Total Change in Control Payments minus the Excise Tax payable on all such payments exceeds the 280G Cap minus One Dollar ($1.00 USD), then the total payments to which Executive is entitled under this Agreement or otherwise will not be reduced pursuant to Section 9(g)ii(2). If this “best net” exception applies, Executive shall be responsible for paying any Excise Tax (and income or other taxes) that may be imposed on Executive pursuant to Code Section 4999 or otherwise.

APPENDIX C

4.	Calculating the 280G Cap. If the Company believes that the provisions of Section 9(g) may apply to reduce the total payments to which Executive is entitled under this Agreement or otherwise, it shall notify Executive as soon as possible. The Company then shall engage a “Consultant” (a law firm, a certified public accounting firm, and/or a firm of recognized executive compensation consultants) to make any necessary determinations and to perform any necessary calculations required in order to implement the rules set forth in this Section 9(g)ii(4). The Consultant shall provide detailed supporting calculations to both the Company and Executive and all fees and expenses of the Consultant shall be borne by the Company.

a.	If the Company determines that the limitations of Section 9(g) applies, then pending the issuance of the opinions by the Consultant, then the total payments to which Executive is entitled under this Agreement or otherwise will be reduced to the extent necessary to eliminate the amount in excess of the 280G Cap. Such payments shall be made at the times specified herein, in the maximum amount that may be paid without exceeding the 280G Cap. The balance, if any, shall then be paid, if due, after the opinions called for by this Section 9(g)ii(4)a have been received.

b.	If the amount paid to Executive by the Company is ultimately determined by the Internal Revenue Service to have exceeded the limitations of Section 9(g), Executive shall repay the excess promptly on demand of the Company. If it is ultimately determined by the Consultant or the Internal Revenue Service that a greater payment should have been made to Executive, the Company shall pay Executive the amount of the deficiency within 30 days of such determination.

c.	As a general rule, the Consultant’s determination will be binding on Executive and the Company. Section 280G and the Excise Tax rules of Section 4999, however, are complex and uncertain and, as a result, the Internal Revenue Service may disagree with the Consultant’s conclusions. If the Internal Revenue Service determines that the 280G Cap is actually lower than calculated by the Consultant, the 280G Cap will be recalculated by the Consultant. Any payment in excess of the revised 280G Cap then shall be repaid by Executive to the Company. If the Internal Revenue Service determines that the actual 280G Cap exceeds the amount calculated by the Consultant, the Company shall pay Executive any shortage.

APPENDIX C

d.	The Company has the right to challenge any determinations made by the Internal Revenue Service. If the Company agrees to indemnify Executive from any additional taxes, interest and penalties that may be imposed on Executive in connection with such challenge, then Executive shall cooperate fully with the Company. The Company will bear all costs associated with the challenge of any determination made by the Internal Revenue Service and the Company will control all such challenges. Executive will notify the Company in writing of any claim or determination by the Internal Revenue Service that, if upheld, would result in the payment of Excise Taxes. Such notice shall be given as soon as possible, but, in not event later than fifteen (15) business days following Executive’s receipt of the notice of the Internal Revenue Service’s position.

5.	Effect of Repeal. If the provisions of Code Sections 280G and 4999 (or the corresponding provisions of any revenue law) are repealed without succession and with an effective date this is prior to the application of this Section 9(g)ii(5), then this Section 9(g)ii(5) and its applicable subparts will not apply. If such provisions do not apply to Executive for whatever reason (e.g., because Executive is not a “disqualified individual” for purposes of Code Section 280G) or does not apply to this Agreement, Section 9(g) will not apply.

10.	Confidential Information.

a.	Disclosure of Confidential Information. Executive recognizes, acknowledges, and agrees that Executive will have access to secret and confidential information regarding the Company, its subsidiaries and their respective businesses, including but not limited to, its research programs, research results, technologies, products, methods, formulas, software code, patents, sources of supply, customer dealings, data, know-how, trade secrets and business plans. All of such information shall be deemed "Confidential Information," provided such information is not in or does not hereafter become part of the public domain or become available to the public generally through no fault of Executive. Executive acknowledges that such information is of great value to the Company, is necessary for the conduct of the Company's business, and has been and will be acquired by Executive’s in confidence. In consideration of the obligations undertaken by the Company herein, Executive will not, at any time, during or after Executive’s employment hereunder, reveal, divulge, or make known to any person, any information acquired by Executive during the course of Executive’s employment, which is treated as confidential by the Company, and not otherwise in the public domain. The provisions of this Section 10 shall survive the termination of Executive’s employment hereunder.

APPENDIX C

b.	Executive affirms that Executive does not possess the protected trade secrets or confidential or proprietary information of any prior employer(s) other than World Reach Health, LLC, and that Executive will not use any proprietary information of any person in providing services to the Company or its subsidiaries.

c.	In the event that Executive’s employment with the Company terminates for any reason, Executive shall deliver forthwith to the Company any and all originals and copies, including those in electronic or digital formats, of Confidential Information; provided, however, Executive shall be entitled to retain (i) papers and other materials of a personal nature, including, but not limited to, photographs, correspondence, personal diaries, calendars, rolodexes and phone books, (ii) information showing Executive’s compensation or relating to reimbursement of expenses, (iii) information that Executive reasonably believes may be needed for tax purposes and (iv) copies of plans, programs and agreements relating to Executive’s employment, or termination thereof, with the Company. The covenants and agreements in this Section 10(c) shall exclude information (A) which is in the public domain through no unauthorized act or omission of Executive, (B) which becomes available to Executive on a non-confidential basis from a source other than the Company or its affiliates without breach of such source’s confidentiality or non-disclosure obligations to the Company or any of its affiliates, (C) was independently developed by Executive prior to the Effective Date of this Agreement, or (D) is authorized in writing by the third party that provided the Confidential Information to the Company to be disseminated on a non-confidential basis.

11.	Restrictive Covenants.

a.	Use of Confidential Information. Executive agrees and acknowledges that the Confidential Information that Executive will receive is valuable to the Company and that its protection and maintenance constitutes a legitimate business interest of the Company, to be protected by the non-competition restrictions set forth herein. Executive agrees and acknowledges that the non-competition restrictions set forth herein are reasonable and necessary and do not impose undue hardship or burdens on Executive.

APPENDIX C

b.	Non-Solicitation; Non-Competition. Executive hereby agrees and covenants that Executive shall not without the prior written consent of the Company, directly or indirectly, in any capacity whatsoever, including, without limitation, as an employee, employer, consultant, principal, partner, shareholder, officer, director or any other individual or representative capacity (other than (i) as a holder of less than two (2%) percent of the outstanding securities of a company whose shares are traded on any national securities exchange or (ii) as a limited partner, passive minority interest holder in a venture capital fund, private equity fund or similar investment entity, which holds or may hold an equity or debt position in portfolio companies that are competitive with the Company; provided however, that Executive shall be precluded from serving as an operating partner, general partner, manager or governing board designee with respect to such portfolio companies), or whether on Executive’s own behalf or on behalf of any other person or entity or otherwise howsoever, during the Employment Period and for a period of twelve (12) months following the effective date of termination (the “NS/NC Period”):

1.	recruit or solicit any employee of, or independent contractor engaged by the Company to leave the employment (or independent contractor relationship) thereof, whether or not any such employee or independent contractor is party to an employment agreement with the Company;

2.	attempt in any manner to solicit or accept from any customer of the Company, with whom Executive had significant contact during Executive’s employment by the Company (whether under this Agreement or otherwise), business of the kind or competitive with the business done by the Company with such customer or to persuade or attempt to persuade any such customer to cease to do business or to reduce the amount of business which such customer has customarily done or might do with the Company, or if any such customer elects to move its business to a person other than the Company, provide any services of the kind or competitive with the business of the Company for such customer, or have any discussions regarding any such service with such customer, on behalf of such other person for the purpose of competing with the business of the Company; or

3.	interfere with any relationship, contractual or otherwise, between the Company and any other party, including, without limitation, any supplier, distributor, co-venturer or joint venturer of the Company, for the purpose of soliciting such other party to discontinue or reduce its business with the Company.

APPENDIX C

  In the event Executive’s employment with the Company was terminated without Cause during the Initial Employment Period, the NS/NC Period shall not be applicable or enforceable against Executive in any capacity.

  During the Employment Period, or at any time during the NS/NC Period, in the event the Company permanently ceases operations, dissolves, files for relief in bankruptcy (pursuant to Chapter 7) (without cure within thirty (30) days of filing) or is subject to a receivership, the NS/NC Period shall immediately cease, and shall be of no further force or effect.

c.	Remedies Applicable to the Restrictive Covenants. Executive acknowledges that the restrictive covenants contained in Sections 10(a-b) are reasonable and necessary for the protection of the Company’s business interests, that irreparable injury may result to the Company if Executive breaches any of the restrictive covenants, and that, in the event of its actual or threatened breach thereof, the Company will not have an adequate remedy at law. Executive accordingly agrees that, in the event of any actual or threatened breach of any of the restrictive covenants contained in Sections 10(a-b), the Company may be entitled to injunctive and other equitable relief (without the necessity of showing actual monetary damages or of posting any bond or other security) (i) restraining and enjoining any act, which would constitute a material breach, or (ii) compelling the performance of any obligation which, if not performed, would constitute a material breach, as well as any other remedies available to the Company. Executive also acknowledges that the remedy afforded the Company pursuant to this Section 10(c) is not exclusive, and such remedy shall not preclude the Company from seeking or receiving any other relief.

d.	Scope, Severability and Modification of Restrictive Covenants. The Parties acknowledge that the Company’s business will be throughout the United States in scope and thus the Restrictive Covenants are not and would be particularly ineffective if the restrictive covenants contained in Sections 10(a-b) were to be limited to a particular geographic area of the United States. If any restrictive covenant contained in Sections 10(a-b), or the application thereof to any Person or circumstance, shall to any extent be deemed by a court of competent jurisdiction to be invalid or unenforceable, then the remainder of the restrictive covenants contained in Sections 10(a-b), or the application of such restrictive covenants to Persons or circumstances other than those in respect of which it is invalid and unenforceable, shall not be affected thereby, and the other restrictive covenants shall be valid and enforceable. If any court of competent jurisdiction deems any of the restrictive covenants contained in Sections 10(a-b) too restrictive, the other provisions shall stand, and the court shall modify the provision at issue to the point of greatest restriction permissible by law.

APPENDIX C

e.	Right to Cure. In the event either Party provides written notice to the other Party hereto of an alleged material breach of this Agreement, the alleged breaching Party shall have thirty (30) calendar days’ right to cure (to the extent curable).

f.	Rights.

i.	Executive understands that nothing contained in this Agreement limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, or any other federal, state or local governmental agency or commission (“Government Agencies”). Executive further understands that this Agreement does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company; provided, however, that Executive may not knowingly disclose Company information that is protected by the attorney-client privilege, except as expressly authorized by law.

ii.	This Agreement does not limit Executive’s right to receive an award for information provided to any Government Agencies. The Company provides notice to Executive pursuant to the Defend Trade Secrets Act that: an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (1) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order.

12.	Work Product.

      Except as otherwise provided in written agreement between Executive and the Company, Executive shall retain all right, title and interest in and to all inventions, developments, ideas, methods, processes, designs, analyses, reports and all similar or related information (in each case whether or not patentable), all copyrightable works, all trade secrets, confidential information and know-how, and all other intellectual property rights that were conceived, reduced to practice, developed or made by Executive prior to Executive’s Employment with the Company (“Executive’s Inventions”).

APPENDIX C

      Executive hereby assigns to Company all right, title and interest in and to all inventions, developments, ideas, methods, processes, designs, analyses, reports and all similar or related information (in each case whether or not patentable), all copyrightable works, all trade secrets, confidential information and know-how, and all other intellectual property rights that (x) are conceived, reduced to practice, developed or made by Executive during the Employment Period, and (y) either: (i) relate at the time of conception or reduction to practice to the Company’s business, or actual or demonstrably anticipated research or development of the Company, or (ii) result from any work performed by Executive for the Company (“Company IP”).

      To the extent necessary, each Party shall perform all actions reasonably requested by the other Party (whether during or after the Termination Date) to establish and confirm either Party’s ownership of Executive’s Inventions or Company IP, as applicable (including, without limitation, executing and delivering assignments, consents, powers of attorney, applications, and other instruments).

      The provisions of this Section 13 shall survive the termination or expiration of this Agreement.

13.	Litigation Reporting. Executive shall immediately notify the Company of the nature and amount of any action, suit, claim, complaint, investigation, inquiry, enforcement action or proceeding by any person or entity involving (i) the Company, (ii) any of the Company’s subsidiaries; and/or (iii) Executive, in relation to Executive’s provision of services hereunder, upon receipt by it of notice of any such action, suit, claim, complaint, investigation, inquiry, enforcement action, or other proceeding during the Employment Period. If applicable, concurrently with the Effective Date of this Agreement, Executive has informed the Company of any and all pending or threatened litigation, and the Company acknowledges having been informed of such litigation, if any.

14.	Miscellaneous.

      Mutual Non-Disparagement. During the Employment Period, and at all times thereafter, neither Party shall make any written statement, or other communication, that materially disparages or places either Party, or any of the Company’s subsidiaries, or the Company’s respective principals, officers, directors, employees, partners, managers, shareholders, investors, products or services in a false or negative light; provided, however, that nothing herein shall preclude either Party from testifying as required by lawful subpoena or other legal process, making good faith reports to governing regulatory bodies

APPENDIX C
      or authorities, or communicating inside the Company consistent with legitimate business needs.

      Name/Voice/Likeness. During the Employment Period, Executive hereby grants to the Company the non-exclusive right to use Executive’s name, approved likeness, speaking voice and/or approved biography in connection with the marketing and promotion of the Company and/or the Company’s products and/or services. Company shall not have any rights to use Executive’s name, voice and/or likeness for any merchandising and/or commercial tie-ups without the Executive’s prior written consent, and additional compensation being paid to Executive.

      No Third-Party Beneficiaries. Unless otherwise expressly noted herein, or later provided for in writing, nothing in this Agreement is intended or will be construed to give any Person, other than Company or Executive, and their successors or assigns, any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provisions contained herein.

      Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by reputable national overnight delivery service (e.g., Federal Express) for overnight delivery to the Party at the address set forth below, or to such other address as either Party may hereafter give the other Party notice of in accordance with the provisions hereof. Notices shall be deemed given on the sooner of the date actually received or one business day after deposited with an overnight delivery service for overnight delivery. The addresses of the Parties for delivery of notice shall be:

  To the Company:

  Healthtech Solutions, Inc.

  181 Dante Avenue.

  Tuckahoe, NY 10707

  To Executive:

  Jelena Olmstead

  3501 W. Algonquin Road

  Suite 135

  Rolling Meadows, IL 60008

      Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

APPENDIX C

      Construction of Agreement. This Agreement constitutes the entire understanding between the Parties hereto with respect to the subject matter hereof and thereof, superseding all negotiations, prior discussions, and preliminary agreements, written or oral.

      Captions and Headings. The captions and section headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

      Further Assurances. The Company and Executive shall execute and deliver any and all additional papers, documents, and other instruments and shall do any and all further acts and things reasonably necessary in connection with the performance of each of their obligations hereunder to carry out the intent of this Agreement.

      Assignment. Provided that the Company shall have the right to delegate its obligation of payment of all sums due to Executive hereunder, provided that such delegation shall not relieve the Company of any of its obligations hereunder, neither Party hereto shall be entitled to assign, charge or license the benefit of this Agreement, and/or any rights hereunder, to any third party, without the prior written consent of the other Party hereto.

      Successors. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the Parties hereto and their respective successors, heirs, beneficiaries and permitted assigns.

      Governing Law; Consent to Jurisdiction; Waiver of Jury Trial; Arbitration. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah. , Any claims, disputes, disagreements, or other matters in question arising out of or relating to this Agreement or to Executive’s employment with the Company will be resolved by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules and Expedited Procedures (regardless of the size of any claim or counterclaim) and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The prevailing Party in any dispute arising out of this Agreement shall be entitled to its reasonable outside attorney’s fees and costs.

i.	THE PARTIES UNDERSTAND AND ACKNOWLEDGE THAT BY AGREEING TO ARBITRATION, AMONG OTHER THINGS, THE PARTIES ARE GIVING UP (i) THE RIGHT TO A JURY TRIAL, (ii) THE TYPE OF BROAD DISCOVERY CUSTOMARILY ALLOWED TO PARTIES IN CIVIL COURT PROCEEDINGS, AND (iii) VIRTUALLY ANY RIGHT TO APPEAL THE AWARD OF THE ARBITRATOR.

APPENDIX C

      Execution in Counterparts. This Agreement may be executed in two (2) counterparts, each of which shall be considered an original instrument, but both of which together shall be considered one and the same agreement.

      No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by Executive and the Company to express their mutual intent, and no rule of strict construction will be applied against Executive or the Company.

      Entire Agreement; Modification / Amendment. This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof and thereof, superseding all negotiations, prior discussions, and preliminary agreements, written or oral. No modification, amendment, waiver, termination, or discharge of this Agreement or of any of the terms or provisions hereof shall be binding upon any of the Parties hereto, unless confirmed in writing by the Company and Executive. No waiver by the Company or Executive of any term or provision of this Agreement or of any default hereunder shall affect the Company’s or its respective rights thereafter to enforce such terms or provisions or to exercise any right or remedy in the event of any other default, whether similar or not. Any verbal or written understanding previously agreed upon shall be null and void upon full execution of this Agreement.

      Legal Representation. THE PARTIES HEREBY REPRESENT AND WARRANT THAT THE PARTIES HAVE HAD AN OPPORTUNITY TO CONSULT INDEPENDENT LEGAL COUNSEL AND/OR HAVE BEEN REPRESENTED BY COUNSEL OF THE PARTIES’ OWN CHOOSING IN THE PREPARATION AND ANALYSIS OF THIS AGREEMENT. THE PARTIES HAVE READ THIS AGREEMENT WITH CARE AND BELIEVES THAT EACH OF THE PARTIES ARE FULLY AWARE OF AND UNDERSTAND THE CONTENTS OF THIS AGREEMENT AND ITS LEGAL EFFECT.

p.	Survival. All post termination obligations of the Agreement shall survive the termination of the Agreement and the Termination Date as specified in the Agreement.

q.	Representations and Warranties.

i.	Executive represents and warrants to the Company, that Executive has the full power and authority to enter into this Agreement and to perform Executive’s obligations hereunder and that the execution and delivery of this Agreement and the performance of Executive’s obligations hereunder will not knowingly conflict with any agreement to which Executive is a party.

APPENDIX C

ii.	The Company represents and warrants to Executive that it has the full power and authority to enter into this Agreement and to perform its obligations hereunder and that the execution and delivery of this Agreement and the performance of its obligations hereunder will not knowingly conflict with any agreement to which the Company is a party.

  [Signature page follows immediately]

APPENDIX C

  SIGNATURE PAGE TO THE

  EXECUTIVE EMPLOYMENT AGREEMENT DATED _____________

  BETWEEN

  HEALTHTECH SOLUTIONS, INC.

  AND

  JELENA OLMSTEAD

  IN WITNESS WHEREOF, Executive and the Company have caused this Executive Employment Agreement to be executed as of the date first above written.

  HEALTHTECH SOLUTIONS, INC.

  _______________________________________

  By: Manuel E. Iglesias, President

  EXECUTIVE:

  _________________________________

  Jelena Olmstead

APPENDIX D

  EXECUTIVE EMPLOYMENT AGREEMENT

  This EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of ___________________ (the "Effective Date") by and between Healthtech Solutions, Inc., a Utah corporation with a principal business address at 181 Dante Avenue, Tuckahoe, NY 10707 (the “Company”) and Manuel E. Iglesias, an individual residing in the state of Florida (“Executive”). Company and Executive may sometimes be referred to herein individually as a “Party” and collectively as the “Parties.”

  W I T N E S S E T H:

  WHEREAS, the Company desires to assure itself of the services of Executive as the Company’s Chief Operating Officer and as the Manager-Designate and Chief Financial Officer of World Reach Holdings, LLC and The Clia Lab, LLC, subsidiaries of the Company, and Executive desires to be engaged by the Company in such capacity upon the terms and conditions set forth herein.

  NOW, THEREFORE, in consideration of the foregoing and their respective covenants and agreements contained in this document, the Company and Executive hereby agree as follows:

1.	Employment and Duties.

a.	The Company agrees to employ, and Executive agrees to serve in one or more executive positions with the Company and its subsidiaries as the Company’s Board of Directors may determine from time to time. Initially and effective on the Effective Date Executive shall serve as the Company’s Chief Operating Officer and as the Manager-Designate and Chief Financial Officer of World Reach Health, LLC (“WRH”), World Reach Holdings, LLC (“WR Holdings”) and The Clia Lab, Inc. (“TCLI”).. Executive shall have all powers, duties, responsibilities, and authority that are assigned by the Company’s Board of Directors (the “Board”), set forth in the Company's Bylaws, or that are implicitly assigned to the Chief Operating Officer by the Revised Business Corporation Act of the State of Utah. As Manager-Designate and Chief Financial Officer of WRH, WR Holdings and TCL, Executive shall have all powers, duties, responsibilities, and authority that are assigned by the Manager of those entities or as set forth in their Operating Agreements.

b.	Executive shall devote Executive’s full-time efforts and services to the business and affairs of the Company and its subsidiaries, either formed or to be formed in the future. Nothing in this Section 1 shall prohibit Executive from: (A) serving as a director or member of any other board, committee thereof of any other entity or organization; (B) delivering lectures, fulfilling speaking engagements, and any writing or publication relating to Executive’s area of expertise, subject to prior approval of the Board, not to be unreasonably withheld; (C) serving as a director or trustee of any governmental, charitable or educational organization; (D) engaging in additional activities in connection with personal investments and community affairs, including, without limitation, professional or charitable or similar organization committees, boards, memberships or similar associations or affiliations, or (E) performing advisory activities, provided, however, such activities are not in direct competition with the business and affairs of the Company or would tend to cast Executive or the Company in a negative light in the reasonable judgment of the Board.

APPENDIX D

c.	Licensed Attorney Disclaimer. The Parties hereto acknowledge that Executive is a licensed attorney in the State of Florida. The Company does not expect Executive to render any legal services on the Company’s behalf. Further, even though Executive may consult on the Company’s business affairs, which may include, without limitation, litigation strategies, reviewing, drafting, commenting on and/or negotiating transactional terms and/or agreements, preparing or filing documents with any governmental authority, the Company expressly acknowledges and agrees that Executive will not be acting in any capacity, at any time, as legal counsel for the Company, and, that at all times, the Company is hereby advised to seek the advice and guidance of independent legal counsel.

2.	Term. The term of this Agreement shall commence on the Effective Date and shall continue for a period of three (3) years following the Effective Date (the “Initial Term”) and shall be automatically renewed for successive one (1) year periods (each a “Renewal Term”) thereafter unless either Party provides the other Party with written notice (email is sufficient) of either Parties’ intention not to renew this Agreement at least three (3) months prior to the expiration of the Initial Term or any Renewal Term of this Agreement. “Employment Period” shall mean the Initial Term, plus each Renewal Term, if any, and continuing until the date of termination.

3.	Place of Employment. Executive’s services shall be performed at such location or locations as Executive shall determine, in Executive’s sole discretion.

4.	Compensation.

a.	Salary and Board Fees. The Company agrees to pay Executive a base salary (the “Base Salary”) of Two Hundred Forty Thousand Dollars ($240,000.00 USD) per annum for Executive’s services hereunder. The Base Salary may be increased (but not decreased) from time to time, either at the Board’s election, or as the Parties may later mutually approve in writing (Base Salary and any adjusted salary shall be identified herein as "Salary"). Executive's Salary shall be paid in periodic installments in accordance with the Company’s regular payroll practices. Executive shall, subject to policies and procedures adopted by the Company’s Board, be eligible for additional fees for service on the Company’s Board, if applicable.

b.	Incentive Compensation and Bonuses.

i.	Annual Bonus. Within sixty (60) days after the Effective Date, the Board (or the Compensation Committee thereof, if any), subject to Executive’s meaningful consultation, shall determine criteria for measuring Executive's accomplishments during the 2023 fiscal year, and prior to each subsequent fiscal year during the Employment Period the Board shall, subject to Executive’s meaningful consultation, likewise determine such criteria for the coming fiscal year. For each fiscal year during the Employment Period, so long as the bonus criteria approved by the Board is achieved, Executive shall be eligible to receive a bonus (the "Annual Bonus") of up to two hundred percent of Executive’s annual salary (the “Bonus Basis Ceiling”), as determined by the Board. The Annual Bonus is intended to qualify as performance-based compensation under Internal Revenue Code section 162(m). The Bonus Basis Ceiling may be increased at the Board’s election, or the compensation committee’s election (if applicable), or pursuant to the mutual written consent of the Parties. The Annual Bonus shall be paid by the Company to Executive promptly after its determination that the relevant criteria have been satisfied, it being understood that the attainment of any financial targets associated with any bonus shall not be determined until following the completion of the Company’s annual audit and public announcement of such results and shall be paid promptly following the Company’s announcement of earnings.

APPENDIX D

ii.	Equity Awards and Incentive Compensation. During the Employment Period, Executive shall be eligible to participate in any equity-based incentive compensation plan or program adopted by the Company (such awards under such plan or program, the “Share Awards”) as the Compensation Committee or Board may from time to time determine. Share Awards shall be subject to applicable plan terms and conditions and any additional terms and conditions as determined by the Compensation Committee or the Board.

1.	Acceleration and Vesting. In the event of (x) a Change in Control (defined below) or (y) termination of Executive’s employment without Cause (defined below), the Share Awards will immediately and fully vest one (1) business day prior to either the date of a Change in Control or the date of termination without Cause.

2.	Company’s Repurchase Rights for Share Awards. A portion of the non-vested Share Awards, and any and all stock-based compensation (such as options and equity awards) as determined by the Compensation Committee or the Board (collectively, the “Repurchase Benefits”), may be subject to repurchase (the “Repurchase Rights”) by the Company at a rate of the then-current market value of each share. The number of shares subject to repurchase shall be rounded to the nearest whole number. The Company may exercise the Company’s repurchase right by giving written notice to Executive at any time within ninety (90) days following the termination of the Employment Period. The Repurchase Rights shall terminate following a Change of Control.

APPENDIX D

3.	Company’s Clawback Policy. The Parties acknowledge it is their intention that the Company’s Board of Directors adopt a Clawback Policy that conforms in all respects to such regulations as may be promulgated pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), and as may later be amended, relating to recovery of “incentive-based” compensation. The Clawback Policy will be effective against the Executive during the Employment Period and for a period of two (2) years following the termination of the Employment Period, if there is a restatement by the Company of any financial results on the basis of which any clawback from Executive has been determined.

c.	Insurance and Other Benefits. During the Employment Period, Executive shall be eligible to participate in incentive, stock purchase, savings, retirement (401(k)), and welfare benefit plans, including, without limitation, health, medical, dental, vision, life (including accidental death and dismemberment) and disability insurance plans (collectively, “Benefit Plans”), in substantially the same manner and at substantially the same levels as the Company (or its subsidiaries) makes such opportunities available to the Company’s managerial or salaried executive employees and/or its senior executives.

i.	Life Insurance. Subject to the Company’s financial ability and the Board’s approval, Executive may be entitled to be the beneficiary of a life insurance policy paid for by the Company, with a death benefit of two (2) times Executive’s Base Salary.

ii.	Cell Phone Stipend. Executive shall, at the Board’s election, be issued a cell phone paid for by the Company and/or receive a guaranteed payment equal to One Thousand Two Hundred Dollars ($1,200 USD) annually (the “Phone Stipend”), which will be payable in twelve (12) equal monthly installments in accordance with the Company’s regular payroll practices.

iii.	Car Allowance. Subject to the Company’s financial ability and the Board’s approval, Executive shall receive a car allowance of not less than Eighteen Thousand Dollars ($18,000 USD) per year, which shall be pro-rated on a monthly basis and paid to Executive in accordance with the Company’s regular payroll practices.

d.	Vacation. During the Employment Period, Executive shall be entitled to not less than twenty (20) paid vacation days per year. Vacation shall be taken at such times as are mutually convenient to Executive and the Company, and no more than ten (10) consecutive business days shall be taken at any one time without Company approval in advance.

APPENDIX D

e.	Professional Expenses. The Company will pay the costs of dues for Executive’s annual wound care certification renewal. The Company will pay the tuition or registration costs of attendance at continuing legal education (“CLE”) programs required for Executive to maintain such license, and shall reimburse Executive for travel, food and lodging for attendance at no more than one (1) out of state (if applicable) CLE program per year selected by Executive if such CLE program is relevant to the business of the Company.

f.	Severance Compensation.

i.	Severance Pay. Upon termination of employment prior to the expiration of the Employment Period for any reason other than for Cause, and subject to the provisions of Section 9, Executive shall be entitled to:

1.	if termination occurs during the Initial Term, Executive’s Base Salary for the remainder of the Initial Term, or six (6) months, whichever is longer, and if termination occurs during a renewal term, six (6) months of Executive’s annual Base Salary, in either case to be paid according to Section 4(a). If termination other than for Cause occurs within eleven (11) months of the Effective Date of this Agreement, the entire unpaid Base Salary for the Initial Term shall be paid to Executive within thirty (30) days of the effective date of termination;

2.	any and all reasonable expenses paid or incurred by Executive in connection with and related to the performance of Executive’s duties and responsibilities for the Company during the period ending on the termination date to be paid according to Section 4(a);

3.	any accrued, but unused vacation time through the termination date in accordance with Company policy; and

4.	all Share Awards earned and vested prior to termination. With respect to any Share Awards held by Executive as of Executive’s death that are not vested and exercisable as of such date, the Company shall fully accelerate the vesting and exercisability of such Share Awards, so that all such Share Awards shall be fully vested and exercisable as of Executive’s death, such options (as well as any Share Awards that previously became vested and exercisable) to remain exercisable, notwithstanding anything in any other agreement governing such options, until the earlier of (A) a period of one (1) year after Executive’s death or (B) the original term of the option, if such Share Award is an option.

APPENDIX D

ii.	COBRA. Executive may continue coverage with respect to the Company’s group health plans as permitted by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for Executive and each of Executive’s “Qualified Beneficiaries” as defined by COBRA (“COBRA Coverage”). The Company shall reimburse the amount of any COBRA premium paid for COBRA Coverage timely elected by and for Executive and any Qualified Beneficiary of Executive, and not otherwise reimbursed, during the period that ends on the earliest of (x) the date Executive or the Qualified Beneficiary, as the case may be, ceases to be eligible for COBRA Coverage, (y) the last day of the consecutive eighteen (18) month period following the date of termination of Executive’s employment and (z) the date Executive or the Qualified Beneficiary, as the case may be, is covered by another group health plan. To reimburse any COBRA premium payment under this paragraph, the Company must receive documentation of the COBRA premium payment within ninety (90) days of its payment.

iii.	Posthumous Payments of the Base Salary. In the event of Executive’s death during the Employment Period, the Company will continue to pay the Base Salary to Executive’s estate for sixty (60) days following the date of Executive’s death.

iv.	Executive Outplacement. In the event of any termination other than for Cause or for Executive’s resignation without Good Reason, the Company hereby agrees to pay, or at its expense, provide Executive with executive outplacement services with a mutually agreeable outplacement provider for up to one (1) year. These benefits shall not be provided to Executive in the event of Executive’s resignation without Good Reason.

g.	Section 409A Compliance. It is intended that payments and benefits made or provided under this Agreement shall not result in penalty taxes or accelerated taxation pursuant to Section 409A of the Internal Revenue Code of 1986, as amended and the regulations and other guidance promulgated thereunder (“Section 409A”). Any payments that qualify for the “short-term deferral” exception shall be paid under that exception. Each payment of compensation under this Agreement shall be treated as a separate payment of compensation for purposes of applying the exclusion under Section 409A of the Code for short-term deferral amounts. In the event any payments or benefits are provided upon a termination of employment or cessation of services, such payments or benefits will only be provided if such termination or cessation constitutes a “separation from service” within the meaning of Section 409A. To the extent that any reimbursements payable to Executive pursuant to this Agreement are subject to the provisions of Section 409A, such reimbursements will be paid to Executive no later than December 31 of the year following the year in which the cost was incurred; the amount of expenses reimbursed in one year will not affect the amount eligible for reimbursement in any subsequent year; and Executive’s right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit. The Company reserves the right, in its sole discretion to take such reasonable actions and make any amendments to this Agreement as it deems necessary, advisable or desirable to comply with Section 409A or to otherwise avoid income recognition under Section 409A or imposition of any additional tax prior to the actual payment of any amount. The preceding shall not be construed as a guarantee of any particular tax effect for payments under this Agreement.

APPENDIX D

h.	No Mitigation. Executive is under no obligation to seek other employment or to otherwise mitigate the obligation of the Company under this Agreement.

5.	Transportation, Accommodations and Expenses. Executive shall be entitled to prompt reimbursement by the Company for all reasonable ordinary and necessary travel, entertainment, accommodation and other expenses incurred by Executive while employed (in accordance with the policies and procedures established by the Company for its senior executive officers) in the performance of Executive’s duties and responsibilities under this Agreement; provided, that Executive shall properly account for such expenses in accordance with Company policies and procedures. Any individual expenses (including expenses such as travel that are a single expense with multiple components) in an amount exceeding any annual budgeted amount, or Ten Thousand Dollars ($10,000) in the aggregate within any thirty (30) day period not included in the Company’s operating budget, shall require prior written (email is sufficient) approval by the Board or such officer(s) of the Company designated by the Board to serve this purpose.

6.	Company Email. At all times during the Employment Period, Executive will be permitted to use a Company-provided email account. Effective upon the termination of this Agreement, the Company may cease Executive’s use and/or access to the Company email. Upon termination of this Agreement, the Company will provide an auto-reply message on Executive’s email account noting any forwarding contact information for Executive for a period of not less than thirty (30) business days following the date of termination.

7.	Indemnification. During the Employment Period, the Company (i) shall indemnify and hold harmless Executive and Executive’s heirs and representatives to the maximum extent permitted by the laws of the State of Utah and by Company’s Charter and Bylaws and (ii) shall cover Executive under the Company’s directors’ and officers’ liability insurance on the same basis as it covers other senior executive officers and directors of the Company.

APPENDIX D

a.	Litigation Defense / Indemnity. Company hereby agrees to indemnify, hold harmless and defend Executive against any and all claims arising out of, or in connection with Executive’s performance of Executive’s duties for, and on behalf of, the Company to the full extent permitted by law, but not in respect to claims in which it is adjudicated in a decision on the merits that Executive engaged in fraudulent or criminal acts. Such right shall include the right to be paid by the Company expenses, including reasonable outside attorneys’ fees and court costs, incurred by Executive in defending any such claim in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such claim shall be made only upon the delivery to the Company of an undertaking, by or on behalf of Executive, in which Executive agrees to repay all amounts so advanced if it should be ultimately determined that the claim is not one to which Executive would be entitled to indemnification. This duty to indemnify shall survive the termination, expiration or cancellation of this Agreement for a period of time no less than two (2) years following the termination, expiration or cancellation of this Agreement.

8.	Hiring and Firing Authority. Executive shall have the authority to hire and/or terminate any and all personnel employed by the Company, or any of its subsidiaries, in accordance with the Company’s (or its subsidiaries’) policies and procedures, except as otherwise set forth in any contract between the Company and Executive or a third party.

9.	Termination of Employment.

      Executive’s Death. If Executive dies during the Employment Period, this Agreement and Executive’s employment with the Company shall automatically terminate and the Company’s obligations to Executive’s estate and to Executive’s Qualified Beneficiaries shall be those set forth in Section 4 regarding severance compensation.

b.	Executive’s Disability. In the event that, during the Employment Period, Executive shall be prevented from performing Executive’s essential functions hereunder to the full extent required by the Company by reason of Disability (as defined below), the Board shall be entitled to terminate this Agreement and Executive’s employment hereunder. The Company’s obligation to Executive under such circumstances shall be those set forth in Section 6 regarding severance compensation. For purposes of this Agreement, “Disability” shall mean a physical or mental disability that prevents the performance by Executive, with or without reasonable accommodation, of Executive’s essential functions hereunder for an aggregate of ninety (90) days or longer during any twelve (12) consecutive months. The determination of Executive’s Disability shall be made by an independent physician who is reasonably acceptable to the Company and Executive (or Executive’s representative), shall be final and binding on the Parties hereto and shall be made taking into account such competent medical evidence as shall be presented to such independent physician by Executive (or Executive’s representative) and/or the Company or by any physician or group of physicians or other competent medical experts employed by Executive (or Executive’s representative) and/or the Company to advise such independent physician.

APPENDIX D

c.	Company’s Breach. In the event the Company materially breaches, without cure, this Agreement, Executive may elect to terminate this Agreement (“Termination for Company’s Breach”). In the event of Termination for Company’s Breach, Executive shall be entitled to any and all accrued, but unpaid compensation and/or expenses pursuant to Sections 4 and/or 5.

d.	Termination for Cause. At any time during the Employment Period, the Company may terminate this Agreement and Executive’s employment hereunder for Cause.

i.	For purposes of this Agreement, “Cause” shall mean: (a) the willful and continued failure of Executive to perform substantially all of Executive’s duties and responsibilities to the Company (other than any such failure resulting from Executive’s death or Disability) after a written demand by the Board for substantial performance is delivered to Executive by the Company, which specifically identifies the manner in which the Board believes that Executive has not substantially performed Executive’s duties and responsibilities, which willful and continued failure is not cured by Executive within thirty (30) days following Executive’s receipt of such written demand; (b) the conviction of, or plea of guilty or nolo contendere to, a felony (other than a traffic violation); or (c) fraud, dishonesty or gross misconduct, which is materially and demonstratively injurious to the Company. Termination under clauses (b) or (c) of this Section 9(d)i shall not be subject to cure.

ii.	For purposes of Section 9(d)i, no act, or failure to act, on the part of Executive shall be considered “willful” unless done, or omitted to be done, by Executive in bad faith and without reasonable belief that Executive’s action or omission was in, or not opposed to, the best interest of the Company. Between the time Executive receives written demand regarding substantial performance, as set forth in subparagraph (i) above, and prior to an actual termination for Cause, Executive will be entitled to appear (with counsel if Executive so chooses) before the full Board to present information regarding Executive’s views on the Cause event(s). After such hearing, termination for Cause must be approved by a super-majority vote of the full Board (other than Executive, if applicable). After providing the written demand regarding substantial performance, the Board may suspend Executive with full pay and benefits until a final determination by the full Board has been made.

APPENDIX D

iii.	Upon termination of this Agreement for Cause, the Company shall have no further obligations or liability to Executive or Executive’s heirs, administrators or executors with respect to compensation and benefits thereafter, except for the obligation to pay Executive any Salary earned through the date of termination to be paid according to Section 4; any Annual Bonus that has accrued but remains unpaid; reimbursement of any expenses payable pursuant to Section 5; and any accrued but unused vacation time through the termination date in accordance with Company policy. The Company shall deduct from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions, including expenses.

      For Good Reason or a Change of Control or Without Cause.

i.	At any time during the term of this Agreement and subject to the conditions set forth in Section 9(e)ii below, Executive may terminate this Agreement and Executive’s employment with the Company for “Good Reason” or for a “Change of Control” (as defined in Section 9(g)). For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following events without Executive’s written consent: (A) following a Change of Control, should Executive be required to serve in a diminished capacity in a division or unit of another entity (including the acquiring entity), such event shall constitute Good Reason regardless of the title of Executive in such acquiring company, division or unit; (B) the Company demands that Executive permanently relocates Executive’s principal place of residence more than fifty (50) miles from Executive’s then-current principal place of residence, and/or (C) a material breach by the Company of this Agreement.

ii.	Executive shall not be entitled to terminate this Agreement for Good Reason unless and until Executive shall have delivered written notice (email is sufficient) to the Company within ninety (90) days of the date upon which the facts giving rise to Good Reason occurred of Executive’s intention to terminate this Agreement and Executive’s employment with the Company for Good Reason, which notice specifies in reasonable detail the circumstances claimed to provide the basis for such termination for Good Reason, and the Company shall not have eliminated the circumstances constituting Good Reason within thirty (30) days of its receipt from Executive of such written notice. In the event Executive elects to terminate this Agreement for a Change in Control, such election must be made within one hundred eighty (180) days of the occurrence of the Change of Control.

APPENDIX D

iii.	In the event that Executive terminates this Agreement and Executive’s employment with the Company for Good Reason or for a Change of Control or the Company terminates this Agreement and Executive’s employment with the Company without Cause, the Company shall pay or provide to Executive (or, following Executive’s death, to Executive’s heirs, administrators, or executors) the severance compensation set forth in Section 4 above. The Company shall deduct from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

iv.	Executive shall not be required to mitigate the amount of any payment provided for in this Section 9(e) by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 9(e) be reduced by any compensation earned by Executive as the result of employment by another employer or business or by profits earned by Executive from any other source at any time before and after the termination date. The Company’s obligation to make any payment pursuant to, and otherwise to perform its obligations under, this Agreement shall not be affected by any offset, counterclaim or other right that the Company may have against Executive for any reason.

      Without “Good Reason” by Executive. At any time during the Employment Period, Executive shall be entitled to terminate this Agreement and Executive’s employment with the Company without Good Reason and other than for a Change of Control by providing prior written notice of at least thirty (30) days to the Company. Upon termination by Executive of this Agreement or Executive’s employment with the Company without Good Reason and other than for a Change of Control, the Company shall have no further obligations or liability to Executive or Executive’s heirs, administrators or executors with respect to compensation and benefits thereafter, except for the obligation to pay Executive any Salary earned through the date of termination to be paid according to Section 4; reimbursement of any expenses payable pursuant to Section 5; and any accrued but unused vacation time through the termination date in accordance with Company policy. The Company shall deduct from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

      Change of Control. For purposes of this Agreement, “Change of Control” shall mean the occurrence of any one or more of the following: (i) the accumulation (if over time, in any consecutive twelve (12) month period), whether directly, indirectly, beneficially or of record, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of more than fifty percent (50%) of the outstanding shares of Common Stock of the Company (including equity instruments convertible without payment into Common Stock), whether by merger, consolidation, sale or other transfer of shares of Common Stock (other than a merger or consolidation where the stockholders of the Company prior to the merger or consolidation are the holders of a majority of the voting securities of the entity that survives such merger or consolidation), (ii) a sale of all or substantially all of the assets of the Company or (iii) during any period of twelve (12) consecutive months, the individuals who, at the beginning of such period constitute the Board, and any new Board member whose election by the Board or nomination for election by the Company’s owners was approved by a vote of at least two-thirds (2/3) of the members of the Board then still in office who either were members of the Board at the beginning of the twelve (12) month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; provided that the following acquisitions shall not constitute a Change of Control for the purposes of this Agreement: any acquisition of Common Stock or securities convertible into Common Stock by any employee benefit plan (or related trust) sponsored by or maintained by the Company.

APPENDIX D

i.

  Notwithstanding the foregoing, a “Change in Control” as to the Company will not be deemed to have occurred for purposes of this Agreement solely as the result of an acquisition of securities by the Company or any affiliate thereof in the Company, which, by reducing the number of shares of Common Stock outstanding, increases the proportionate voting power represented by the Common Stock beneficially owned by any person to fifty percent (50%) or more of the combined voting power of all the then outstanding Common Stock; provided, however, that if any person referred to in this sentence thereafter, within a period of twelve (12) months becomes the beneficial owner of any additional shares of stock or other Common Stock (other than pursuant to a stock split, stock dividend, or similar transaction), then a “Change in Control” as to the Company will be deemed to have occurred for purposes of this Agreement.

ii.	Change in Control Payment / Section 280G Limitation.

1.	General Rules. Code Sections 280G and 4999 may place significant tax burdens on both Executive and the Company if the total payments made to Executive due to certain change in control events described in Code Section 280G (the “Total Change in Control Payments”) equal or exceed the 280G Cap (three times the Executive’s “Base Amount” as defined in Code Section 280G). If the Total Change in Control Payments equal or exceed the 280G Cap, Section 4999 of the Code imposes a 20% excise tax (the “Excise Tax”) on all amounts in excess of one times Executive’s Base Period Income Amount. This Excise Tax is imposed on Executive, rather than the Company, and, to the extent required by applicable regulations, shall be withheld by the Company from any amounts payable to Executive pursuant to this Agreement. In determining whether the Total Change in Control Payments exceed the 280G Cap and results in an Excise Tax becoming due, and for purposes of calculating the 280G Cap itself, the provisions of Code Sections 280G and 4999 and the applicable regulations control over the general provisions of this Section 9(g)ii(1).

APPENDIX D

2.	Limitation on Payment. Subject to the “best net” exception described in Section 9(g)ii(3) below, in order to avoid the imposition of the Excise Tax, the total payments to which Executive is entitled under this Agreement or otherwise will be reduced to the extent necessary to avoid exceeding the 280G Cap minus One Dollar ($1.00 USD).

3.	“Best Net” Exception. If Executive’s Total Change in Control Payments minus the Excise Tax payable on all such payments exceeds the 280G Cap minus One Dollar ($1.00 USD), then the total payments to which Executive is entitled under this Agreement or otherwise will not be reduced pursuant to Section 9(g)ii(2). If this “best net” exception applies, Executive shall be responsible for paying any Excise Tax (and income or other taxes) that may be imposed on Executive pursuant to Code Section 4999 or otherwise.

4.	Calculating the 280G Cap. If the Company believes that the provisions of Section 9(g) may apply to reduce the total payments to which Executive is entitled under this Agreement or otherwise, it shall notify Executive as soon as possible. The Company then shall engage a “Consultant” (a law firm, a certified public accounting firm, and/or a firm of recognized executive compensation consultants) to make any necessary determinations and to perform any necessary calculations required in order to implement the rules set forth in this Section 9(g)ii(4). The Consultant shall provide detailed supporting calculations to both the Company and Executive and all fees and expenses of the Consultant shall be borne by the Company.

a.	If the Company determines that the limitations of Section 9(g) applies, then pending the issuance of the opinions by the Consultant, then the total payments to which Executive is entitled under this Agreement or otherwise will be reduced to the extent necessary to eliminate the amount in excess of the 280G Cap. Such payments shall be made at the times specified herein, in the maximum amount that may be paid without exceeding the 280G Cap. The balance, if any, shall then be paid, if due, after the opinions called for by this Section 9(g)ii(4)a have been received.

APPENDIX D

b.	If the amount paid to Executive by the Company is ultimately determined by the Internal Revenue Service to have exceeded the limitations of Section 9(g), Executive shall repay the excess promptly on demand of the Company. If it is ultimately determined by the Consultant or the Internal Revenue Service that a greater payment should have been made to Executive, the Company shall pay Executive the amount of the deficiency within 30 days of such determination.

c.	As a general rule, the Consultant’s determination will be binding on Executive and the Company. Section 280G and the Excise Tax rules of Section 4999, however, are complex and uncertain and, as a result, the Internal Revenue Service may disagree with the Consultant’s conclusions. If the Internal Revenue Service determines that the 280G Cap is actually lower than calculated by the Consultant, the 280G Cap will be recalculated by the Consultant. Any payment in excess of the revised 280G Cap then shall be repaid by Executive to the Company. If the Internal Revenue Service determines that the actual 280G Cap exceeds the amount calculated by the Consultant, the Company shall pay Executive any shortage.

d.	The Company has the right to challenge any determinations made by the Internal Revenue Service. If the Company agrees to indemnify Executive from any additional taxes, interest and penalties that may be imposed on Executive in connection with such challenge, then Executive shall cooperate fully with the Company. The Company will bear all costs associated with the challenge of any determination made by the Internal Revenue Service and the Company will control all such challenges. Executive will notify the Company in writing of any claim or determination by the Internal Revenue Service that, if upheld, would result in the payment of Excise Taxes. Such notice shall be given as soon as possible, but, in not event later than fifteen (15) business days following Executive’s receipt of the notice of the Internal Revenue Service’s position.

5.	Effect of Repeal. If the provisions of Code Sections 280G and 4999 (or the corresponding provisions of any revenue law) are repealed without succession and with an effective date this is prior to the application of this Section 9(g)ii(5), then this Section 9(g)ii(5) and its applicable subparts will not apply. If such provisions do not apply to Executive for whatever reason (e.g., because Executive is not a “disqualified individual” for purposes of Code Section 280G) or does not apply to this Agreement, Section 9(g) will not apply.

APPENDIX D

10.	Confidential Information.

a.	Disclosure of Confidential Information. Executive recognizes, acknowledges, and agrees that Executive will have access to secret and confidential information regarding the Company, its subsidiaries and their respective businesses, including but not limited to, its research programs, research results, technologies, products, methods, formulas, software code, patents, sources of supply, customer dealings, data, know-how, trade secrets and business plans. All of such information shall be deemed "Confidential Information," provided such information is not in or does not hereafter become part of the public domain or become available to the public generally through no fault of Executive. Executive acknowledges that such information is of great value to the Company, is necessary for the conduct of the Company's business, and has been and will be acquired by Executive’s in confidence. In consideration of the obligations undertaken by the Company herein, Executive will not, at any time, during or after Executive’s employment hereunder, reveal, divulge, or make known to any person, any information acquired by Executive during the course of Executive’s employment, which is treated as confidential by the Company, and not otherwise in the public domain. The provisions of this Section 10 shall survive the termination of Executive’s employment hereunder.

b.	Executive affirms that Executive does not possess the protected trade secrets or confidential or proprietary information of any prior employer(s), and that Executive will not use any proprietary information of any person in providing services to the Company or its subsidiaries.

c.	In the event that Executive’s employment with the Company terminates for any reason, Executive shall deliver forthwith to the Company any and all originals and copies, including those in electronic or digital formats, of Confidential Information; provided, however, Executive shall be entitled to retain (i) papers and other materials of a personal nature, including, but not limited to, photographs, correspondence, personal diaries, calendars, rolodexes and phone books, (ii) information showing Executive’s compensation or relating to reimbursement of expenses, (iii) information that Executive reasonably believes may be needed for tax purposes and (iv) copies of plans, programs and agreements relating to Executive’s employment, or termination thereof, with the Company. The covenants and agreements in this Section 10(c) shall exclude information (A) which is in the public domain through no unauthorized act or omission of Executive, (B) which becomes available to Executive on a non-confidential basis from a source other than the Company or its affiliates without breach of such source’s confidentiality or non-disclosure obligations to the Company or any of its affiliates, (C) was independently developed by Executive prior to the Effective Date of this Agreement, or (D) is authorized in writing by the third party that provided the Confidential Information to the Company to be disseminated on a non-confidential basis.

APPENDIX D

11.	Restrictive Covenants.

a.	Use of Confidential Information. Executive agrees and acknowledges that the Confidential Information that Executive will receive is valuable to the Company and that its protection and maintenance constitutes a legitimate business interest of the Company, to be protected by the non-competition restrictions set forth herein. Executive agrees and acknowledges that the non-competition restrictions set forth herein are reasonable and necessary and do not impose undue hardship or burdens on Executive.

b.	Non-Solicitation; Non-Competition. Executive hereby agrees and covenants that Executive shall not without the prior written consent of the Company, directly or indirectly, in any capacity whatsoever, including, without limitation, as an employee, employer, consultant, principal, partner, shareholder, officer, director or any other individual or representative capacity (other than (i) as a holder of less than two (2%) percent of the outstanding securities of a company whose shares are traded on any national securities exchange or (ii) as a limited partner, passive minority interest holder in a venture capital fund, private equity fund or similar investment entity, which holds or may hold an equity or debt position in portfolio companies that are competitive with the Company; provided however, that Executive shall be precluded from serving as an operating partner, general partner, manager or governing board designee with respect to such portfolio companies), or whether on Executive’s own behalf or on behalf of any other person or entity or otherwise howsoever, during the Employment Period and for a period of twelve (12) months following the effective date of termination (the “NS/NC Period”):

1.	recruit or solicit any employee of, or independent contractor engaged by the Company to leave the employment (or independent contractor relationship) thereof, whether or not any such employee or independent contractor is party to an employment agreement with the Company;

2.	attempt in any manner to solicit or accept from any customer of the Company, with whom Executive had significant contact during Executive’s employment by the Company (whether under this Agreement or otherwise), business of the kind or competitive with the business done by the Company with such customer or to persuade or attempt to persuade any such customer to cease to do business or to reduce the amount of business which such customer has customarily done or might do with the Company, or if any such customer elects to move its business to a person other than the Company, provide any services of the kind or competitive with the business of the Company for such customer, or have any discussions regarding any such service with such customer, on behalf of such other person for the purpose of competing with the business of the Company; or

APPENDIX D

3.	interfere with any relationship, contractual or otherwise, between the Company and any other party, including, without limitation, any supplier, distributor, co-venturer or joint venturer of the Company, for the purpose of soliciting such other party to discontinue or reduce its business with the Company.

  In the event Executive’s employment with the Company was terminated without Cause during the Initial Employment Period, the NS/NC Period shall not be applicable or enforceable against Executive in any capacity.

  During the Employment Period, or at any time during the NS/NC Period, in the event the Company permanently ceases operations, dissolves, files for relief in bankruptcy (pursuant to Chapter 7) (without cure within thirty (30) days of filing) or is subject to a receivership, the NS/NC Period shall immediately cease, and shall be of no further force or effect.

c.	Remedies Applicable to the Restrictive Covenants. Executive acknowledges that the restrictive covenants contained in Sections 10(a-b) are reasonable and necessary for the protection of the Company’s business interests, that irreparable injury may result to the Company if Executive breaches any of the restrictive covenants, and that, in the event of its actual or threatened breach thereof, the Company will not have an adequate remedy at law. Executive accordingly agrees that, in the event of any actual or threatened breach of any of the restrictive covenants contained in Sections 10(a-b), the Company may be entitled to injunctive and other equitable relief (without the necessity of showing actual monetary damages or of posting any bond or other security) (i) restraining and enjoining any act, which would constitute a material breach, or (ii) compelling the performance of any obligation which, if not performed, would constitute a material breach, as well as any other remedies available to the Company. Executive also acknowledges that the remedy afforded the Company pursuant to this Section 10(c) is not exclusive, and such remedy shall not preclude the Company from seeking or receiving any other relief.

APPENDIX D
d.	Scope, Severability and Modification of Restrictive Covenants. The Parties acknowledge that the Company’s business will be throughout the United States in scope and thus the Restrictive Covenants are not and would be particularly ineffective if the restrictive covenants contained in Sections 10(a-b) were to be limited to a particular geographic area of the United States. If any restrictive covenant contained in Sections 10(a-b), or the application thereof to any Person or circumstance, shall to any extent be deemed by a court of competent jurisdiction to be invalid or unenforceable, then the remainder of the restrictive covenants contained in Sections 10(a-b), or the application of such restrictive covenants to Persons or circumstances other than those in respect of which it is invalid and unenforceable, shall not be affected thereby, and the other restrictive covenants shall be valid and enforceable. If any court of competent jurisdiction deems any of the restrictive covenants contained in Sections 10(a-b) too restrictive, the other provisions shall stand, and the court shall modify the provision at issue to the point of greatest restriction permissible by law.

e.	Right to Cure. In the event either Party provides written notice to the other Party hereto of an alleged material breach of this Agreement, the alleged breaching Party shall have thirty (30) calendar days’ right to cure (to the extent curable).

f.	Rights.

i.	Executive understands that nothing contained in this Agreement limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, or any other federal, state or local governmental agency or commission (“Government Agencies”). Executive further understands that this Agreement does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company; provided, however, that Executive may not knowingly disclose Company information that is protected by the attorney-client privilege, except as expressly authorized by law.

ii.	This Agreement does not limit Executive’s right to receive an award for information provided to any Government Agencies. The Company provides notice to Executive pursuant to the Defend Trade Secrets Act that: an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (1) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order.

APPENDIX D

12.	Work Product.

      Except as otherwise provided in written agreement between Executive and the Company, Executive shall retain all right, title and interest in and to all inventions, developments, ideas, methods, processes, designs, analyses, reports and all similar or related information (in each case whether or not patentable), all copyrightable works, all trade secrets, confidential information and know-how, and all other intellectual property rights that were conceived, reduced to practice, developed or made by Executive prior to Executive’s Employment with the Company (“Executive’s Inventions”).

      Executive hereby assigns to Company all right, title and interest in and to all inventions, developments, ideas, methods, processes, designs, analyses, reports and all similar or related information (in each case whether or not patentable), all copyrightable works, all trade secrets, confidential information and know-how, and all other intellectual property rights that (x) are conceived, reduced to practice, developed or made by Executive during the Employment Period, and (y) either: (i) relate at the time of conception or reduction to practice to the Company’s business, or actual or demonstrably anticipated research or development of the Company, or (ii) result from any work performed by Executive for the Company (“Company IP”).

      To the extent necessary, each Party shall perform all actions reasonably requested by the other Party (whether during or after the Termination Date) to establish and confirm either Party’s ownership of Executive’s Inventions or Company IP, as applicable (including, without limitation, executing and delivering assignments, consents, powers of attorney, applications, and other instruments).

      The provisions of this Section 12 shall survive the termination or expiration of this Agreement.

13.	Litigation Reporting. Executive shall immediately notify the Company of the nature and amount of any action, suit, claim, complaint, investigation, inquiry, enforcement action or proceeding by any person or entity involving (i) the Company, (ii) any of the Company’s subsidiaries; and/or (iii) Executive, in relation to Executive’s provision of services hereunder, upon receipt by it of notice of any such action, suit, claim, complaint, investigation, inquiry, enforcement action, or other proceeding during the Employment Period. If applicable, concurrently with the Effective Date of this Agreement, Executive has informed the Company of any and all pending or threatened litigation, and the Company acknowledges having been informed of such litigation, if any.

APPENDIX D

14.	Miscellaneous.

      Mutual Non-Disparagement. During the Employment Period, and at all times thereafter, neither Party shall make any written statement, or other communication, that materially disparages or places either Party, or any of the Company’s subsidiaries, or the Company’s respective principals, officers, directors, employees, partners, managers, shareholders, investors, products or services in a false or negative light; provided, however, that nothing herein shall preclude either Party from testifying as required by lawful subpoena or other legal process, making good faith reports to governing regulatory bodies or authorities, or communicating inside the Company consistent with legitimate business needs.

      Name/Voice/Likeness. During the Employment Period, Executive hereby grants to the Company the non-exclusive right to use Executive’s name, approved likeness, speaking voice and/or approved biography in connection with the marketing and promotion of the Company and/or the Company’s products and/or services. Company shall not have any rights to use Executive’s name, voice and/or likeness for any merchandising and/or commercial tie-ups without the Executive’s prior written consent, and additional compensation being paid to Executive.

      No Third-Party Beneficiaries. Unless otherwise expressly noted herein, or later provided for in writing, nothing in this Agreement is intended or will be construed to give any Person, other than Company or Executive, and their successors or assigns, any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provisions contained herein.

      Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by reputable national overnight delivery service (e.g., Federal Express) for overnight delivery to the Party at the address set forth below, or to such other address as either Party may hereafter give the other Party notice of in accordance with the provisions hereof. Notices shall be deemed given on the sooner of the date actually received or one business day after deposited with an overnight delivery service for overnight delivery. The addresses of the Parties for delivery of notice shall be:

APPENDIX D

  To the Company:

  Healthtech Solutions, Inc.

  181 Dante Avenue.

  Tuckahoe, NY 10707

  To Executive:

  Manuel E. Iglesias

  14811 NW 89th Ave

  Miami Lakes, FL 33018

      Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

      Construction of Agreement. This Agreement constitutes the entire understanding between the Parties hereto with respect to the subject matter hereof and thereof, superseding all negotiations, prior discussions, and preliminary agreements, written or oral.

      Captions and Headings. The captions and section headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

      Further Assurances. The Company and Executive shall execute and deliver any and all additional papers, documents, and other instruments and shall do any and all further acts and things reasonably necessary in connection with the performance of each of their obligations hereunder to carry out the intent of this Agreement.

      Assignment. Provided that the Company shall have the right to delegate its obligation of payment of all sums due to Executive hereunder, provided that such delegation shall not relieve the Company of any of its obligations hereunder, neither Party hereto shall be entitled to assign, charge or license the benefit of this Agreement, and/or any rights hereunder, to any third party, without the prior written consent of the other Party hereto.

      Successors. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the Parties hereto and their respective successors, heirs, beneficiaries and permitted assigns.

APPENDIX D
      Governing Law; Consent to Jurisdiction; Waiver of Jury Trial; Arbitration. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah. Any claims, disputes, disagreements, or other matters in question arising out of or relating to this Agreement or to Executive’s employment with the Company will be resolved by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules and Expedited Procedures (regardless of the size of any claim or counterclaim) and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The prevailing Party in any dispute arising out of this Agreement shall be entitled to its reasonable outside attorney’s fees and costs.

i.	THE PARTIES UNDERSTAND AND ACKNOWLEDGE THAT BY AGREEING TO ARBITRATION, AMONG OTHER THINGS, THE PARTIES ARE GIVING UP (i) THE RIGHT TO A JURY TRIAL, (ii) THE TYPE OF BROAD DISCOVERY CUSTOMARILY ALLOWED TO PARTIES IN CIVIL COURT PROCEEDINGS, AND (iii) VIRTUALLY ANY RIGHT TO APPEAL THE AWARD OF THE ARBITRATOR.

      Execution in Counterparts. This Agreement may be executed in two (2) counterparts, each of which shall be considered an original instrument, but both of which together shall be considered one and the same agreement.

      No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by Executive and the Company to express their mutual intent, and no rule of strict construction will be applied against Executive or the Company.

      Entire Agreement; Modification / Amendment. This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof and thereof, superseding all negotiations, prior discussions, and preliminary agreements, written or oral. No modification, amendment, waiver, termination, or discharge of this Agreement or of any of the terms or provisions hereof shall be binding upon any of the Parties hereto, unless confirmed in writing by the Company and Executive. No waiver by the Company or Executive of any term or provision of this Agreement or of any default hereunder shall affect the Company’s or its respective rights thereafter to enforce such terms or provisions or to exercise any right or remedy in the event of any other default, whether similar or not. Any verbal or written understanding previously agreed upon shall be null and void upon full execution of this Agreement.

      Legal Representation. THE PARTIES HEREBY REPRESENT AND WARRANT THAT THE PARTIES HAVE HAD AN OPPORTUNITY TO CONSULT INDEPENDENT LEGAL COUNSEL AND/OR HAVE BEEN REPRESENTED BY COUNSEL OF THE PARTIES’ OWN CHOOSING IN THE PREPARATION AND ANALYSIS OF THIS AGREEMENT. THE PARTIES HAVE EAD THIS AGREEMENT WITH CARE AND BELIEVES THAT EACH OF THE PARTIES ARE FULLY AWARE OF AND UNDERSTAND THE CONTENTS OF THIS AGREEMENT AND ITS LEGAL EFFECT.

APPENDIX D

p.	Survival. All post termination obligations of the Agreement shall survive the termination of the Agreement and the Termination Date as specified in the Agreement.

q.	Representations and Warranties.

i.	Executive represents and warrants to the Company, that Executive has the full power and authority to enter into this Agreement and to perform Executive’s obligations hereunder and that the execution and delivery of this Agreement and the performance of Executive’s obligations hereunder will not knowingly conflict with any agreement to which Executive is a party.

ii.	The Company represents and warrants to Executive that it has the full power and authority to enter into this Agreement and to perform its obligations hereunder and that the execution and delivery of this Agreement and the performance of its obligations hereunder will not knowingly conflict with any agreement to which the Company is a party.

  [Signature page follows immediately]

APPENDIX D

  SIGNATURE PAGE TO THE

  EXECUTIVE EMPLOYMENT AGREEMENT DATED ________________________

  BETWEEN

  HEALTHTECH SOLUTIONS, INC.

  AND

  MANUEL E. IGLESIAS

  IN WITNESS WHEREOF, Executive and the Company have caused this Executive Employment Agreement to be executed as of the date first above written.

  HEALTHTECH SOLUTIONS, INC.

  _______________________________________

  By: Jelena Olmstead, CEO

  EXECUTIVE:

  _________________________________

  Manuel E. Iglesias

APPENDIX E

  EXECUTIVE EMPLOYMENT AGREEMENT

  This EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of _____________________ (the "Effective Date") by and between Healthtech Solutions, Inc., a Utah corporation with a principal business address at 181 Dante Avenue, Tuckahoe, NY 10707 (the “Company”) and James Pesoli, an individual residing in the state of Florida (“Executive”). Company and Executive may sometimes be referred to herein individually as a “Party” and collectively as the “Parties.”

  W I T N E S S E T H:

  WHEREAS, the Company desires to assure itself of the services of Executive as the Company’s Senior Vice President and as the Chief Executive Officer of World Reach Holdings, LLC and World Reach Health, LLC, subsidiaries of the Company, and Executive desires to be engaged by the Company in such capacity upon the terms and conditions set forth herein.

  NOW, THEREFORE, in consideration of the foregoing and their respective covenants and agreements contained in this document, the Company and Executive hereby agree as follows:

1.	Employment and Duties.

a.	The Company agrees to employ, and Executive agrees to serve in one or more executive positions with the Company and its subsidiaries as the Company’s Board of Directors may determine from time to time. Initially and effective on the Effective Date, Executive shall be employed as the Company’s Senior Vice President and as President and Chief Executive Officer of the Company’s subsidiaries, World Reach Health, LLC (“WRH”) and World Reach Holdings, LLC (“WR Holdings”). As the Company’s Senior Vice President. Executive shall have all powers, duties, responsibilities, and authority that are assigned by the Company’s Board of Directors (the “Board”), set forth in the Company's Bylaws, or that are implicitly assigned to the Senior Vice President by the Revised Business Corporation Act of the State of Utah. As Chief Executive Officer of WRH and WR Holdings, Executive shall have all powers, duties, responsibilities, and authority that are assigned by the Managers of WRH or WR Holdings or as set forth in their Operating Agreements.

b.	Executive shall devote such non-exclusive time, efforts and services to the business and affairs of the Company and its subsidiaries, either formed or to be formed in the future, as the nature of his responsibilities require, but, in no event shall Executive be required to devote Executive’s full-time to the performance of such duties. Nothing in this Section 1 shall prohibit Executive from: (A) serving as a director or member of any other board, committee thereof of any other entity or organization; (B) delivering lectures, fulfilling speaking engagements, and any writing or publication relating to Executive’s area of expertise, subject to prior approval of the Board, not to be unreasonably withheld; (C) serving as a director or trustee of any governmental, charitable or educational organization; (D) engaging in

APPENDIX E

  additional activities in connection with personal investments and community affairs, including, without limitation, professional or charitable or similar organization committees, boards, memberships or similar associations or affiliations, or (E) performing advisory activities, provided, however, such activities are not in direct competition with the business and affairs of the Company or would tend to cast Executive or the Company in a negative light in the reasonable judgment of the Board.

c.	Licensed Attorney Disclaimer. The Parties hereto acknowledge that Executive is a licensed attorney in the State of Illinois. The Company does not expect Executive to render any legal services on the Company’s behalf. Further, even though Executive may consult on the Company’s business affairs, which may include, without limitation, litigation strategies, reviewing, drafting, commenting on and/or negotiating transactional terms and/or agreements, preparing or filing documents with any governmental authority, the Company expressly acknowledges and agrees that Executive will not be acting in any capacity, at any time, as legal counsel for the Company, and, that at all times, the Company is hereby advised to seek the advice and guidance of independent legal counsel.

d.	Existing Business Endeavors. The parties mutually agree that Executive is expressly permitted hereunder to continue to perform services for those ongoing business endeavors (each an “Existing Endeavor”) as identified in Exhibit “A,” a copy of which is attached hereto and included herein for reference. Additionally, Executive shall be entitled to retain all compensation (whether in the form of cash, equity securities or perquisites) paid or delivered to Executive in connection with such Existing Endeavor.

2.	Term. The term of this Agreement shall commence on the Effective Date and shall continue for a period of three (3) years following the Effective Date (the “Initial Term”) and shall be automatically renewed for successive one (1) year periods (each a “Renewal Term”) thereafter unless either Party provides the other Party with written notice (email is sufficient) of either Parties’ intention not to renew this Agreement at least three (3) months prior to the expiration of the Initial Term or any Renewal Term of this Agreement. “Employment Period” shall mean the Initial Term, plus each Renewal Term, if any, and continuing until the date of termination.

3.	Place of Employment. Executive’s services shall be performed at such location or locations as Executive shall determine, in Executive’s sole discretion.

4.	Compensation.

a.	Salary and Board Fees. The Company agrees to pay Executive a base salary (the “Base Salary”) of Two Hundred Forty Thousand Dollars ($240,000.00 USD) per annum for Executive’s services hereunder. The Base Salary may be increased (but not decreased) from time to time, either at the Board’s election, or as the Parties may later mutually approve in writing (Base Salary and any adjusted salary shall be identified herein as "Salary"). Executive's Salary shall be paid in periodic installments in accordance with the Company’s regular payroll practices. Executive shall, subject to policies and procedures adopted by the Company’s Board, be eligible for additional fees for service on the Company’s Board, if applicable.

APPENDIX E

b.	Incentive Compensation and Bonuses.

i.	Annual Bonus. Within sixty (60) days after the Effective Date, the Board (or the Compensation Committee thereof, if any), subject to Executive’s meaningful consultation, shall determine criteria for measuring Executive's accomplishments during the 2023 fiscal year, and prior to each subsequent fiscal year during the Employment Period the Board shall, subject to Executive’s meaningful consultation, likewise determine such criteria for the coming fiscal year. For each fiscal year during the Employment Period, so long as the bonus criteria approved by the Board is achieved, Executive shall be eligible to receive a bonus (the "Annual Bonus") of up to two hundred percent of Executive’s annual salary (the “Bonus Basis Ceiling”), as determined by the Board. The Annual Bonus is intended to qualify as performance-based compensation under Internal Revenue Code section 162(m). The Bonus Basis Ceiling may be increased at the Board’s election, or the compensation committee’s election (if applicable), or pursuant to the mutual written consent of the Parties. The Annual Bonus shall be paid by the Company to Executive promptly after its determination that the relevant criteria have been satisfied, it being understood that the attainment of any financial targets associated with any bonus shall not be determined until following the completion of the Company’s annual audit and public announcement of such results and shall be paid promptly following the Company’s announcement of earnings.

ii.	Equity Awards and Incentive Compensation. During the Employment Period, Executive shall be eligible to participate in any equity-based incentive compensation plan or program adopted by the Company (such awards under such plan or program, the “Share Awards”) as the Compensation Committee or Board may from time to time determine. Share Awards shall be subject to applicable plan terms and conditions and any additional terms and conditions as determined by the Compensation Committee or the Board.

1.	Acceleration and Vesting. In the event of (x) a Change in Control (defined below) or (y) termination of Executive’s employment without Cause (defined below), the Share Awards will immediately and fully vest one (1) business day prior to either the date of a Change in Control or the date of termination without Cause.

APPENDIX E
2.	Company’s Repurchase Rights for Share Awards. A portion of the non-vested Share Awards, and any and all stock-based compensation (such as options and equity awards) as determined by the Compensation Committee or the Board (collectively, the “Repurchase Benefits”), may be subject to repurchase (the “Repurchase Rights”) by the Company at a rate of the then-current market value of each share. The number of shares subject to repurchase shall be rounded to the nearest whole number. The Company may exercise the Company’s repurchase right by giving written notice to Executive at any time within ninety (90) days following the termination of the Employment Period. The Repurchase Rights shall terminate following a Change of Control.

3.	Company’s Clawback Policy. The Parties acknowledge it is their intention that the Company’s Board of Directors adopt a Clawback Policy that conforms in all respects to such regulations as may be promulgated pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), and as may later be amended, relating to recovery of “incentive-based” compensation. The Clawback Policy will be effective against the Executive during the Employment Period and for a period of two (2) years following the termination of the Employment Period, if there is a restatement by the Company of any financial results on the basis of which any clawback from Executive has been determined.

c.	Insurance and Other Benefits. During the Employment Period, Executive shall be eligible to participate in incentive, stock purchase, savings, retirement (401(k)), and welfare benefit plans, including, without limitation, health, medical, dental, vision, life (including accidental death and dismemberment) and disability insurance plans (collectively, “Benefit Plans”), in substantially the same manner and at substantially the same levels as the Company (or its subsidiaries) makes such opportunities available to the Company’s managerial or salaried executive employees and/or its senior executives.

i.	Life Insurance. Subject to the Company’s financial ability and the Board’s approval, Executive may be entitled to be the beneficiary of a life insurance policy paid for by the Company, with a death benefit of two (2) times Executive’s Base Salary.

ii.	Cell Phone Stipend. Executive shall, at the Board’s election, be issued a cell phone paid for by the Company and/or receive a guaranteed payment equal to One Thousand Two Hundred Dollars ($1,200 USD) annually (the “Phone Stipend”), which will be payable in twelve (12) equal monthly installments in accordance with the Company’s regular payroll practices.

APPENDIX E

iii.	Car Allowance. Subject to the Company’s financial ability and the Board’s approval, Executive shall receive a car allowance of not less than Eighteen Thousand Dollars ($18,000 USD) per year, which shall be pro-rated on a monthly basis and paid to Executive in accordance with the Company’s regular payroll practices.

d.	Vacation. During the Employment Period, Executive shall be entitled to not less than twenty (20) paid vacation days per year. Vacation shall be taken at such times as are mutually convenient to Executive and the Company, and no more than ten (10) consecutive business days shall be taken at any one time without Company approval in advance.

e.	Professional Expenses. The Company will pay the costs of dues for Executive’s annual wound care certification renewal. The Company will pay the tuition or registration costs of attendance at continuing legal education (“CLE”) programs required for Executive to maintain such license, and shall reimburse Executive for travel, food and lodging for attendance at no more than one (1) out of state (if applicable) CLE program per year selected by Executive if such CLE program is relevant to the business of the Company.

f.	Severance Compensation.

i.	Severance Pay. Upon termination of employment prior to the expiration of the Employment Period for any reason other than for Cause, and subject to the provisions of Section 9, Executive shall be entitled to:

1.	if termination occurs during the Initial Term, Executive’s Base Salary for the remainder of the Initial Term, or six (6) months, whichever is longer, and if termination occurs during a renewal term, six (6) months of Executive’s annual Base Salary, in either case to be paid according to Section 4(a). If termination other than for Cause occurs within eleven (11) months of the Effective Date of this Agreement, the entire unpaid Base Salary for the Initial Term shall be paid to Executive within thirty (30) days of the effective date of termination;

2.	any and all reasonable expenses paid or incurred by Executive in connection with and related to the performance of Executive’s duties and responsibilities for the Company during the period ending on the termination date to be paid according to Section 4(a);

APPENDIX E
3.	any accrued, but unused vacation time through the termination date in accordance with Company policy; and

4.	all Share Awards earned and vested prior to termination. With respect to any Share Awards held by Executive as of Executive’s death that are not vested and exercisable as of such date, the Company shall fully accelerate the vesting and exercisability of such Share Awards, so that all such Share Awards shall be fully vested and exercisable as of Executive’s death, such options (as well as any Share Awards that previously became vested and exercisable) to remain exercisable, notwithstanding anything in any other agreement governing such options, until the earlier of (A) a period of one (1) year after Executive’s death or (B) the original term of the option, if such Share Award is an option.

ii.	COBRA. Executive may continue coverage with respect to the Company’s group health plans as permitted by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for Executive and each of Executive’s “Qualified Beneficiaries” as defined by COBRA (“COBRA Coverage”). The Company shall reimburse the amount of any COBRA premium paid for COBRA Coverage timely elected by and for Executive and any Qualified Beneficiary of Executive, and not otherwise reimbursed, during the period that ends on the earliest of (x) the date Executive or the Qualified Beneficiary, as the case may be, ceases to be eligible for COBRA Coverage, (y) the last day of the consecutive eighteen (18) month period following the date of termination of Executive’s employment and (z) the date Executive or the Qualified Beneficiary, as the case may be, is covered by another group health plan. To reimburse any COBRA premium payment under this paragraph, the Company must receive documentation of the COBRA premium payment within ninety (90) days of its payment.

iii.	Posthumous Payments of the Base Salary. In the event of Executive’s death during the Employment Period, the Company will continue to pay the Base Salary to Executive’s estate for sixty (60) days following the date of Executive’s death.

iv.	Executive Outplacement. In the event of any termination other than for Cause or for Executive’s resignation without Good Reason, the Company hereby agrees to pay, or at its expense, provide Executive with executive outplacement services with a mutually agreeable outplacement provider for up to one (1) year. These benefits shall not be provided to Executive in the event of Executive’s resignation without Good Reason.

APPENDIX E
g.	Section 409A Compliance. It is intended that payments and benefits made or provided under this Agreement shall not result in penalty taxes or accelerated taxation pursuant to Section 409A of the Internal Revenue Code of 1986, as amended and the regulations and other guidance promulgated thereunder (“Section 409A”). Any payments that qualify for the “short-term deferral” exception shall be paid under that exception. Each payment of compensation under this Agreement shall be treated as a separate payment of compensation for purposes of applying the exclusion under Section 409A of the Code for short-term deferral amounts. In the event any payments or benefits are provided upon a termination of employment or cessation of services, such payments or benefits will only be provided if such termination or cessation constitutes a “separation from service” within the meaning of Section 409A. To the extent that any reimbursements payable to Executive pursuant to this Agreement are subject to the provisions of Section 409A, such reimbursements will be paid to Executive no later than December 31 of the year following the year in which the cost was incurred; the amount of expenses reimbursed in one year will not affect the amount eligible for reimbursement in any subsequent year; and Executive’s right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit. The Company reserves the right, in its sole discretion to take such reasonable actions and make any amendments to this Agreement as it deems necessary, advisable or desirable to comply with Section 409A or to otherwise avoid income recognition under Section 409A or imposition of any additional tax prior to the actual payment of any amount. The preceding shall not be construed as a guarantee of any particular tax effect for payments under this Agreement.

h.	No Mitigation. Executive is under no obligation to seek other employment or to otherwise mitigate the obligation of the Company under this Agreement.

5.	Transportation, Accommodations and Expenses. Executive shall be entitled to prompt reimbursement by the Company for all reasonable ordinary and necessary travel, entertainment, accommodation and other expenses incurred by Executive while employed (in accordance with the policies and procedures established by the Company for its senior executive officers) in the performance of Executive’s duties and responsibilities under this Agreement; provided, that Executive shall properly account for such expenses in accordance with Company policies and procedures. Any individual expenses (including expenses such as travel that are a single expense with multiple components) in an amount exceeding any annual budgeted amount, or Ten Thousand Dollars ($10,000) in the aggregate within any thirty (30) day period not included in the Company’s operating budget, shall require prior written (email is sufficient) approval by the Board or such officer(s) of the Company designated by the Board to serve this purpose.

6.	Company Email. At all times during the Employment Period, Executive will be permitted to use a Company-provided email account. Effective upon the termination of this Agreement, the Company may cease Executive’s use and/or access to the

APPENDIX E

  Company email. Upon termination of this Agreement, the Company will provide an auto-reply message on Executive’s email account noting any forwarding contact information for Executive for a period of not less than thirty (30) business days following the date of termination.

7.	Indemnification. During the Employment Period, the Company (i) shall indemnify and hold harmless Executive and Executive’s heirs and representatives to the maximum extent permitted by the laws of the State of Utah and by Company’s Charter and Bylaws and (ii) shall cover Executive under the Company’s directors’ and officers’ liability insurance on the same basis as it covers other senior executive officers and directors of the Company.

a.	Litigation Defense / Indemnity. Company hereby agrees to indemnify, hold harmless and defend Executive against any and all claims arising out of, or in connection with Executive’s performance of Executive’s duties for, and on behalf of, the Company to the full extent permitted by law, but not in respect to claims in which it is adjudicated in a decision on the merits that Executive engaged in fraudulent or criminal acts. Such right shall include the right to be paid by the Company expenses, including reasonable outside attorneys’ fees and court costs, incurred by Executive in defending any such claim in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such claim shall be made only upon the delivery to the Company of an undertaking, by or on behalf of Executive, in which Executive agrees to repay all amounts so advanced if it should be ultimately determined that the claim is not one to which Executive would be entitled to indemnification. This duty to indemnify shall survive the termination, expiration or cancellation of this Agreement for a period of time no less than two (2) years following the termination, expiration or cancellation of this Agreement.

8.	Hiring and Firing Authority. Executive shall have the authority to hire and/or terminate any and all personnel employed by the Company, or any of its subsidiaries, in accordance with the Company’s (or its subsidiaries’) policies and procedures, except as otherwise set forth in any contract between the Company and Executive or a third party.

9.	Termination of Employment.

      Executive’s Death. If Executive dies during the Employment Period, this Agreement and Executive’s employment with the Company shall automatically terminate and the Company’s obligations to Executive’s estate and to Executive’s Qualified Beneficiaries shall be those set forth in Section 4 regarding severance compensation.

b.	Executive’s Disability. In the event that, during the Employment Period, Executive shall be prevented from performing Executive’s essential functions hereunder to the full extent required by the Company by reason of Disability (as defined below), the Board shall be entitled to terminate this Agreement and Executive’s employment hereunder. The Company’s obligation to Executive under such circumstances shall be those set forth in Section 6 regarding severance compensation. For purposes of this Agreement, “Disability” shall mean a physical or mental disability that prevents the performance by Executive, with or without reasonable accommodation, of Executive’s essential functions hereunder for an aggregate of ninety (90) days or longer during any twelve (12) consecutive months. The determination of Executive’s Disability shall be made by an independent physician who is reasonably acceptable to the Company and Executive (or Executive’s representative), shall be final and binding on the Parties hereto and shall be made taking into account such competent medical evidence as shall be presented to such independent physician by Executive (or Executive’s representative) and/or the Company or by any physician or group of physicians or other competent medical experts employed by Executive (or Executive’s representative) and/or the Company to advise such independent physician.

APPENDIX E

c.	Company’s Breach. In the event the Company materially breaches, without cure, this Agreement, Executive may elect to terminate this Agreement (“Termination for Company’s Breach”). In the event of Termination for Company’s Breach, Executive shall be entitled to any and all accrued, but unpaid compensation and/or expenses pursuant to Sections 4 and/or 5.

d.	Termination for Cause. At any time during the Employment Period, the Company may terminate this Agreement and Executive’s employment hereunder for Cause.

i.	For purposes of this Agreement, “Cause” shall mean: (a) the willful and continued failure of Executive to perform substantially all of Executive’s duties and responsibilities to the Company (other than any such failure resulting from Executive’s death or Disability) after a written demand by the Board for substantial performance is delivered to Executive by the Company, which specifically identifies the manner in which the Board believes that Executive has not substantially performed Executive’s duties and responsibilities, which willful and continued failure is not cured by Executive within thirty (30) days following Executive’s receipt of such written demand; (b) the conviction of, or plea of guilty or nolo contendere to, a felony (other than a traffic violation); or (c) fraud, dishonesty or gross misconduct, which is materially and demonstratively injurious to the Company. Termination under clauses (b) or (c) of this Section 9(d)i shall not be subject to cure.

ii.	For purposes of Section 9(d)i, no act, or failure to act, on the part of Executive shall be considered “willful” unless done, or omitted to be done, by Executive in bad faith and without reasonable belief that Executive’s action or omission was in, or not opposed to, the best interest of the Company. Between the time Executive receives written demand regarding substantial performance, as set forth in subparagraph (i) above, and prior to an actual termination for Cause, Executive will be entitled to appear (with counsel if Executive so chooses) before the full Board to present information regarding Executive’s views on the Cause event(s). After such hearing, termination for Cause must be approved by a super-majority vote of the full Board (other than Executive, if applicable). After providing the written demand regarding substantial performance, the Board may suspend Executive with full pay and benefits until a final determination by the full Board has been made.

APPENDIX E

iii.	Upon termination of this Agreement for Cause, the Company shall have no further obligations or liability to Executive or Executive’s heirs, administrators or executors with respect to compensation and benefits thereafter, except for the obligation to pay Executive any Salary earned through the date of termination to be paid according to Section 4; any Annual Bonus that has accrued but remains unpaid; reimbursement of any expenses payable pursuant to Section 5; and any accrued but unused vacation time through the termination date in accordance with Company policy. The Company shall deduct from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions, including expenses.

      For Good Reason or a Change of Control or Without Cause.

i.	At any time during the term of this Agreement and subject to the conditions set forth in Section 9(e)ii below, Executive may terminate this Agreement and Executive’s employment with the Company for “Good Reason” or for a “Change of Control” (as defined in Section 9(g)). For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following events without Executive’s written consent: (A) following a Change of Control, should Executive be required to serve in a diminished capacity in a division or unit of another entity (including the acquiring entity), such event shall constitute Good Reason regardless of the title of Executive in such acquiring company, division or unit; (B) the Company demands that Executive permanently relocates Executive’s principal place of residence more than fifty (50) miles from Executive’s then-current principal place of residence, and/or (C) a material breach by the Company of this Agreement.

ii.	Executive shall not be entitled to terminate this Agreement for Good Reason unless and until Executive shall have delivered written notice (email is sufficient) to the Company within ninety (90) days of the date upon which the facts giving rise to Good Reason occurred of Executive’s intention to terminate this Agreement and Executive’s employment with the Company for Good Reason, which notice specifies in reasonable detail the circumstances claimed to provide the basis for such termination for Good Reason, and the Company shall not have eliminated the circumstances constituting Good Reason within thirty (30) days of its receipt from Executive of such written notice. In the event Executive elects to terminate this Agreement for a Change in Control, such election must be made within one hundred eighty (180) days of the occurrence of the Change of Control.

APPENDIX E

iii.	In the event that Executive terminates this Agreement and Executive’s employment with the Company for Good Reason or for a Change of Control or the Company terminates this Agreement and Executive’s employment with the Company without Cause, the Company shall pay or provide to Executive (or, following Executive’s death, to Executive’s heirs, administrators, or executors) the severance compensation set forth in Section 4 above. The Company shall deduct from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

iv.	Executive shall not be required to mitigate the amount of any payment provided for in this Section 9(e) by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 9(e) be reduced by any compensation earned by Executive as the result of employment by another employer or business or by profits earned by Executive from any other source at any time before and after the termination date. The Company’s obligation to make any payment pursuant to, and otherwise to perform its obligations under, this Agreement shall not be affected by any offset, counterclaim or other right that the Company may have against Executive for any reason.

      Without “Good Reason” by Executive. At any time during the Employment Period, Executive shall be entitled to terminate this Agreement and Executive’s employment with the Company without Good Reason and other than for a Change of Control by providing prior written notice of at least thirty (30) days to the Company. Upon termination by Executive of this Agreement or Executive’s employment with the Company without Good Reason and other than for a Change of Control, the Company shall have no further obligations or liability to Executive or Executive’s heirs, administrators or executors with respect to compensation and benefits thereafter, except for the obligation to pay Executive any Salary earned through the date of termination to be paid according to Section 4; reimbursement of any expenses payable pursuant to Section 5; and any accrued but unused vacation time through the termination date in accordance with Company policy. The Company shall deduct from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

APPENDIX E

      Change of Control. For purposes of this Agreement, “Change of Control” shall mean the occurrence of any one or more of the following: (i) the accumulation (if over time, in any consecutive twelve (12) month period), whether directly, indirectly, beneficially or of record, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of more than fifty percent (50%) of the outstanding shares of Common Stock of the Company (including equity instruments convertible without payment into Common Stock), whether by merger, consolidation, sale or other transfer of shares of Common Stock (other than a merger or consolidation where the stockholders of the Company prior to the merger or consolidation are the holders of a majority of the voting securities of the entity that survives such merger or consolidation), (ii) a sale of all or substantially all of the assets of the Company or (iii) during any period of twelve (12) consecutive months, the individuals who, at the beginning of such period constitute the Board, and any new Board member whose election by the Board or nomination for election by the Company’s owners was approved by a vote of at least two-thirds (2/3) of the members of the Board then still in office who either were members of the Board at the beginning of the twelve (12) month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; provided that the following acquisitions shall not constitute a Change of Control for the purposes of this Agreement: any acquisition of Common Stock or securities convertible into Common Stock by any employee benefit plan (or related trust) sponsored by or maintained by the Company.

i.	Notwithstanding the foregoing, a “Change in Control” as to the Company will not be deemed to have occurred for purposes of this Agreement solely as the result of an acquisition of securities by the Company or any affiliate thereof in the Company, which, by reducing the number of shares of Common Stock outstanding, increases the proportionate voting power represented by the Common Stock beneficially owned by any person to fifty percent (50%) or more of the combined voting power of all the then outstanding Common Stock; provided, however, that if any person referred to in this sentence thereafter, within a period of twelve (12) months becomes the beneficial owner of any additional shares of stock or other Common Stock (other than pursuant to a stock split, stock dividend, or similar transaction), then a “Change in Control” as to the Company will be deemed to have occurred for purposes of this Agreement.

ii.	Change in Control Payment / Section 280G Limitation.

1.	General Rules. Code Sections 280G and 4999 may place significant tax burdens on both Executive and the Company if the total payments made to Executive due to certain change in control events described in Code Section 280G (the “Total Change in Control Payments”) equal or exceed the 280G Cap (three times the Executive’s “Base Amount” as defined in Code Section 280G). If the Total Change in Control Payments equal or exceed the 280G Cap, Section 4999 of the Code imposes a 20% excise tax (the “Excise Tax”) on all amounts in excess of one times Executive’s Base Period Income Amount. This Excise Tax is imposed on Executive, rather than the Company, and, to the extent required by applicable regulations, shall be withheld by the Company from any amounts payable to Executive pursuant to this Agreement. In determining whether the Total Change in Control Payments exceed the 280G Cap and results in an Excise Tax becoming due, and for purposes of calculating the 280G Cap itself, the provisions of Code Sections 280G and 4999 and the applicable regulations control over the general provisions of this Section 9(g)ii(1).

APPENDIX E

2.	Limitation on Payment. Subject to the “best net” exception described in Section 9(g)ii(3) below, in order to avoid the imposition of the Excise Tax, the total payments to which Executive is entitled under this Agreement or otherwise will be reduced to the extent necessary to avoid exceeding the 280G Cap minus One Dollar ($1.00 USD).

3.	“Best Net” Exception. If Executive’s Total Change in Control Payments minus the Excise Tax payable on all such payments exceeds the 280G Cap minus One Dollar ($1.00 USD), then the total payments to which Executive is entitled under this Agreement or otherwise will not be reduced pursuant to Section 9(g)ii(2). If this “best net” exception applies, Executive shall be responsible for paying any Excise Tax (and income or other taxes) that may be imposed on Executive pursuant to Code Section 4999 or otherwise.

4.	Calculating the 280G Cap. If the Company believes that the provisions of Section 9(g) may apply to reduce the total payments to which Executive is entitled under this Agreement or otherwise, it shall notify Executive as soon as possible. The Company then shall engage a “Consultant” (a law firm, a certified public accounting firm, and/or a firm of recognized executive compensation consultants) to make any necessary determinations and to perform any necessary calculations required in order to implement the rules set forth in this Section 9(g)ii(4). The Consultant shall provide detailed supporting calculations to both the Company and Executive and all fees and expenses of the Consultant shall be borne by the Company.

APPENDIX E
a.	If the Company determines that the limitations of Section 9(g) applies, then pending the issuance of the opinions by the Consultant, then the total payments to which Executive is entitled under this Agreement or otherwise will be reduced to the extent necessary to eliminate the amount in excess of the 280G Cap. Such payments shall be made at the times specified herein, in the maximum amount that may be paid without exceeding the 280G Cap. The balance, if any, shall then be paid, if due, after the opinions called for by this Section 9(g)ii(4)a have been received.

b.	If the amount paid to Executive by the Company is ultimately determined by the Internal Revenue Service to have exceeded the limitations of Section 9(g), Executive shall repay the excess promptly on demand of the Company. If it is ultimately determined by the Consultant or the Internal Revenue Service that a greater payment should have been made to Executive, the Company shall pay Executive the amount of the deficiency within 30 days of such determination.

c.	As a general rule, the Consultant’s determination will be binding on Executive and the Company. Section 280G and the Excise Tax rules of Section 4999, however, are complex and uncertain and, as a result, the Internal Revenue Service may disagree with the Consultant’s conclusions. If the Internal Revenue Service determines that the 280G Cap is actually lower than calculated by the Consultant, the 280G Cap will be recalculated by the Consultant. Any payment in excess of the revised 280G Cap then shall be repaid by Executive to the Company. If the Internal Revenue Service determines that the actual 280G Cap exceeds the amount calculated by the Consultant, the Company shall pay Executive any shortage.

d.	The Company has the right to challenge any determinations made by the Internal Revenue Service. If the Company agrees to indemnify Executive from any additional taxes, interest and penalties that may be imposed on Executive in connection with such challenge, then Executive shall cooperate fully with the Company. The Company will bear all costs associated with the challenge of any determination made by the Internal Revenue Service and the Company will control all such challenges. Executive will notify the Company in writing of any claim or determination by the Internal Revenue Service that, if upheld, would result in the payment of Excise Taxes. Such notice shall be given as soon as possible, but, in not event later than fifteen (15) business days following Executive’s receipt of the notice of the Internal Revenue Service’s position.

APPENDIX E

5.	Effect of Repeal. If the provisions of Code Sections 280G and 4999 (or the corresponding provisions of any revenue law) are repealed without succession and with an effective date this is prior to the application of this Section 9(g)ii(5), then this Section 9(g)ii(5) and its applicable subparts will not apply. If such provisions do not apply to Executive for whatever reason (e.g., because Executive is not a “disqualified individual” for purposes of Code Section 280G) or does not apply to this Agreement, Section 9(g) will not apply.

10.	Confidential Information.

a.	Disclosure of Confidential Information. Executive recognizes, acknowledges, and agrees that Executive will have access to secret and confidential information regarding the Company, its subsidiaries and their respective businesses, including but not limited to, its research programs, research results, technologies, products, methods, formulas, software code, patents, sources of supply, customer dealings, data, know-how, trade secrets and business plans. All of such information shall be deemed "Confidential Information," provided such information is not in or does not hereafter become part of the public domain or become available to the public generally through no fault of Executive. Executive acknowledges that such information is of great value to the Company, is necessary for the conduct of the Company's business, and has been and will be acquired by Executive’s in confidence. In consideration of the obligations undertaken by the Company herein, Executive will not, at any time, during or after Executive’s employment hereunder, reveal, divulge, or make known to any person, any information acquired by Executive during the course of Executive’s employment, which is treated as confidential by the Company, and not otherwise in the public domain. The provisions of this Section 10 shall survive the termination of Executive’s employment hereunder.

b.	Executive affirms that Executive does not possess the protected trade secrets or confidential or proprietary information of any prior employer(s) other than World Reach Holdings, LLC, and that Executive will not use any proprietary information of any person in providing services to the Company or its subsidiaries.

c.	In the event that Executive’s employment with the Company terminates for any reason, Executive shall deliver forthwith to the Company any and all originals and copies, including those in electronic or digital formats, of Confidential Information; provided, however, Executive shall be entitled to retain (i) papers and other materials of a personal nature, including, but not limited to, photographs, correspondence, personal diaries, calendars, rolodexes and phone books, (ii) information showing Executive’s compensation or relating to reimbursement of expenses, (iii) information that Executive reasonably believes may be needed for tax purposes and (iv) copies of plans, programs and agreements relating to Executive’s employment, or termination thereof, with the Company. The covenants and agreements in this Section 10(c) shall exclude information (A) which is in the public domain through no unauthorized act or omission of Executive, (B) which becomes available to Executive on a non-confidential basis from a source other than the Company or its affiliates without breach of such source’s confidentiality or non-disclosure obligations to the Company or any of its affiliates, (C) was independently developed by Executive prior to the Effective Date of this Agreement, or (D) is authorized in writing by the third party that provided the Confidential Information to the Company to be disseminated on a non-confidential basis.

APPENDIX E

11.	Restrictive Covenants.

a.	Use of Confidential Information. Executive agrees and acknowledges that the Confidential Information that Executive will receive is valuable to the Company and that its protection and maintenance constitutes a legitimate business interest of the Company, to be protected by the non-competition restrictions set forth herein. Executive agrees and acknowledges that the non-competition restrictions set forth herein are reasonable and necessary and do not impose undue hardship or burdens on Executive.

b.	Non-Solicitation; Non-Competition. Executive hereby agrees and covenants that Executive shall not without the prior written consent of the Company, directly or indirectly, in any capacity whatsoever, including, without limitation, as an employee, employer, consultant, principal, partner, shareholder, officer, director or any other individual or representative capacity (other than (i) as a holder of less than two (2%) percent of the outstanding securities of a company whose shares are traded on any national securities exchange or (ii) as a limited partner, passive minority interest holder in a venture capital fund, private equity fund or similar investment entity, which holds or may hold an equity or debt position in portfolio companies that are competitive with the Company; provided however, that Executive shall be precluded from serving as an operating partner, general partner, manager or governing board designee with respect to such portfolio companies), or whether on Executive’s own behalf or on behalf of any other person or entity or otherwise howsoever, during the Employment Period and for a period of twelve (12) months following the effective date of termination (the “NS/NC Period”):

APPENDIX E
1.	recruit or solicit any employee of, or independent contractor engaged by the Company to leave the employment (or independent contractor relationship) thereof, whether or not any such employee or independent contractor is party to an employment agreement with the Company;

2.	attempt in any manner to solicit or accept from any customer of the Company, with whom Executive had significant contact during Executive’s employment by the Company (whether under this Agreement or otherwise), business of the kind or competitive with the business done by the Company with such customer or to persuade or attempt to persuade any such customer to cease to do business or to reduce the amount of business which such customer has customarily done or might do with the Company, or if any such customer elects to move its business to a person other than the Company, provide any services of the kind or competitive with the business of the Company for such customer, or have any discussions regarding any such service with such customer, on behalf of such other person for the purpose of competing with the business of the Company; or

3.	interfere with any relationship, contractual or otherwise, between the Company and any other party, including, without limitation, any supplier, distributor, co-venturer or joint venturer of the Company, for the purpose of soliciting such other party to discontinue or reduce its business with the Company.

  In the event Executive’s employment with the Company was terminated without Cause during the Initial Employment Period, the NS/NC Period shall not be applicable or enforceable against Executive in any capacity.

  During the Employment Period, or at any time during the NS/NC Period, in the event the Company permanently ceases operations, dissolves, files for relief in bankruptcy (pursuant to Chapter 7) (without cure within thirty (30) days of filing) or is subject to a receivership, the NS/NC Period shall immediately cease, and shall be of no further force or effect.

c.	Remedies Applicable to the Restrictive Covenants. Executive acknowledges that the restrictive covenants contained in Sections 10(a-b) are reasonable and necessary for the protection of the Company’s business interests, that irreparable injury may result to the Company if Executive breaches any of the restrictive covenants, and that, in the event of its actual or threatened breach thereof, the Company will not have an adequate remedy at law. Executive accordingly agrees that, in the event of any actual or threatened breach of any of the restrictive covenants contained in Sections 10(a-b), the Company may be entitled to injunctive and other equitable relief (without the necessity of showing actual monetary damages or of posting any bond or other security) (i) restraining and enjoining any act, which would constitute a material breach, or (ii) compelling the performance of any obligation which, if not performed, would constitute a material breach, as well as any other remedies available to the Company. Executive also acknowledges that the remedy afforded the Company pursuant to this Section 10(c) is not exclusive, and such remedy shall not preclude the Company from seeking or receiving any other relief.

APPENDIX E

d.	Scope, Severability and Modification of Restrictive Covenants. The Parties acknowledge that the Company’s business will be throughout the United States in scope and thus the Restrictive Covenants are not and would be particularly ineffective if the restrictive covenants contained in Sections 10(a-b) were to be limited to a particular geographic area of the United States. If any restrictive covenant contained in Sections 10(a-b), or the application thereof to any Person or circumstance, shall to any extent be deemed by a court of competent jurisdiction to be invalid or unenforceable, then the remainder of the restrictive covenants contained in Sections 10(a-b), or the application of such restrictive covenants to Persons or circumstances other than those in respect of which it is invalid and unenforceable, shall not be affected thereby, and the other restrictive covenants shall be valid and enforceable. If any court of competent jurisdiction deems any of the restrictive covenants contained in Sections 10(a-b) too restrictive, the other provisions shall stand, and the court shall modify the provision at issue to the point of greatest restriction permissible by law.

e.	Right to Cure. In the event either Party provides written notice to the other Party hereto of an alleged material breach of this Agreement, the alleged breaching Party shall have thirty (30) calendar days’ right to cure (to the extent curable).

f.	Rights.

i.	Executive understands that nothing contained in this Agreement limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, or any other federal, state or local governmental agency or commission (“Government Agencies”). Executive further understands that this Agreement does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company; provided, however, that Executive may not knowingly disclose Company information that is protected by the attorney-client privilege, except as expressly authorized by law.

APPENDIX E

ii.	This Agreement does not limit Executive’s right to receive an award for information provided to any Government Agencies. The Company provides notice to Executive pursuant to the Defend Trade Secrets Act that: an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (1) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order.

12.	Work Product.

      Except as otherwise provided in written agreement between Executive and the Company, Executive shall retain all right, title and interest in and to all inventions, developments, ideas, methods, processes, designs, analyses, reports and all similar or related information (in each case whether or not patentable), all copyrightable works, all trade secrets, confidential information and know-how, and all other intellectual property rights that were conceived, reduced to practice, developed or made by Executive prior to Executive’s Employment with the Company (“Executive’s Inventions”).

      Executive hereby assigns to Company all right, title and interest in and to all inventions, developments, ideas, methods, processes, designs, analyses, reports and all similar or related information (in each case whether or not patentable), all copyrightable works, all trade secrets, confidential information and know-how, and all other intellectual property rights that (x) are conceived, reduced to practice, developed or made by Executive during the Employment Period, and (y) either: (i) relate at the time of conception or reduction to practice to the Company’s business, or actual or demonstrably anticipated research or development of the Company, or (ii) result from any work performed by Executive for the Company (“Company IP”).

      To the extent necessary, each Party shall perform all actions reasonably requested by the other Party (whether during or after the Termination Date) to establish and confirm either Party’s ownership of Executive’s Inventions or Company IP, as applicable (including, without limitation, executing and delivering assignments, consents, powers of attorney, applications, and other instruments).

APPENDIX E

      The provisions of this Section 12 shall survive the termination or expiration of this Agreement.

13.	Litigation Reporting. Executive shall immediately notify the Company of the nature and amount of any action, suit, claim, complaint, investigation, inquiry, enforcement action or proceeding by any person or entity involving (i) the Company, (ii) any of the Company’s subsidiaries; and/or (iii) Executive, in relation to Executive’s provision of services hereunder, upon receipt by it of notice of any such action, suit, claim, complaint, investigation, inquiry, enforcement action, or other proceeding during the Employment Period. If applicable, concurrently with the Effective Date of this Agreement, Executive has informed the Company of any and all pending or threatened litigation, and the Company acknowledges having been informed of such litigation, if any.

14.	Miscellaneous.

      Mutual Non-Disparagement. During the Employment Period, and at all times thereafter, neither Party shall make any written statement, or other communication, that materially disparages or places either Party, or any of the Company’s subsidiaries, or the Company’s respective principals, officers, directors, employees, partners, managers, shareholders, investors, products or services in a false or negative light; provided, however, that nothing herein shall preclude either Party from testifying as required by lawful subpoena or other legal process, making good faith reports to governing regulatory bodies or authorities, or communicating inside the Company consistent with legitimate business needs.

      Name/Voice/Likeness. During the Employment Period, Executive hereby grants to the Company the non-exclusive right to use Executive’s name, approved likeness, speaking voice and/or approved biography in connection with the marketing and promotion of the Company and/or the Company’s products and/or services. Company shall not have any rights to use Executive’s name, voice and/or likeness for any merchandising and/or commercial tie-ups without the Executive’s prior written consent, and additional compensation being paid to Executive.

      No Third-Party Beneficiaries. Unless otherwise expressly noted herein, or later provided for in writing, nothing in this Agreement is intended or will be construed to give any Person, other than Company or Executive, and their successors or assigns, any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provisions contained herein.

      Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by reputable national overnight delivery service (e.g., Federal Express) for overnight delivery to the Party at the address set forth below, or to such other address as either Party may hereafter give the other Party notice of in accordance with the provisions hereof. Notices shall be deemed given on the sooner of the date actually received or one business day after deposited with an overnight delivery service for overnight delivery. The addresses of the Parties for delivery of notice shall be:

APPENDIX E

  To the Company:

  Healthtech Solutions, Inc.

  181 Dante Avenue.

  Tuckahoe, NY 10707

  To Executive:

  James Pesoli

  3501 W. Algonquin Rd

  Suite 135

  Rolling Meadows, IL 60008

      Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

      Construction of Agreement. This Agreement constitutes the entire understanding between the Parties hereto with respect to the subject matter hereof and thereof, superseding all negotiations, prior discussions, and preliminary agreements, written or oral.

      Captions and Headings. The captions and section headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

      Further Assurances. The Company and Executive shall execute and deliver any and all additional papers, documents, and other instruments and shall do any and all further acts and things reasonably necessary in connection with the performance of each of their obligations hereunder to carry out the intent of this Agreement.

APPENDIX E
      Assignment. Provided that the Company shall have the right to delegate its obligation of payment of all sums due to Executive hereunder, provided that such delegation shall not relieve the Company of any of its obligations hereunder, neither Party hereto shall be entitled to assign, charge or license the benefit of this Agreement, and/or any rights hereunder, to any third party, without the prior written consent of the other Party hereto.

      Successors. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the Parties hereto and their respective successors, heirs, beneficiaries and permitted assigns.

      Governing Law; Consent to Jurisdiction; Waiver of Jury Trial; Arbitration. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah. Any claims, disputes, disagreements, or other matters in question arising out of or relating to this Agreement or to Executive’s employment with the Company will be resolved by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules and Expedited Procedures (regardless of the size of any claim or counterclaim) and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The prevailing Party in any dispute arising out of this Agreement shall be entitled to its reasonable outside attorney’s fees and costs.

i.	THE PARTIES UNDERSTAND AND ACKNOWLEDGE THAT BY AGREEING TO ARBITRATION, AMONG OTHER THINGS, THE PARTIES ARE GIVING UP (i) THE RIGHT TO A JURY TRIAL, (ii) THE TYPE OF BROAD DISCOVERY CUSTOMARILY ALLOWED TO PARTIES IN CIVIL COURT PROCEEDINGS, AND (iii) VIRTUALLY ANY RIGHT TO APPEAL THE AWARD OF THE ARBITRATOR.

      Execution in Counterparts. This Agreement may be executed in two (2) counterparts, each of which shall be considered an original instrument, but both of which together shall be considered one and the same agreement.

      No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by Executive and the Company to express their mutual intent, and no rule of strict construction will be applied against Executive or the Company.

      Entire Agreement; Modification / Amendment. This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof and thereof, superseding all negotiations, prior discussions, and preliminary agreements, written or oral. No modification, amendment, waiver, termination, or discharge of this Agreement or of any of the terms or provisions hereof shall be binding upon any of the Parties hereto, unless confirmed in writing by the Company and Executive. No waiver by the Company or Executive of any term or provision of this Agreement or of any default hereunder shall affect the Company’s or its respective rights thereafter to enforce such terms or provisions or to exercise any right or remedy in the event of any other default, whether similar or not. Any verbal or written understanding previously agreed upon shall be null and void upon full execution of this Agreement.

APPENDIX E

      Legal Representation. THE PARTIES HEREBY REPRESENT AND WARRANT THAT THE PARTIES HAVE HAD AN OPPORTUNITY TO CONSULT INDEPENDENT LEGAL COUNSEL AND/OR HAVE BEEN REPRESENTED BY COUNSEL OF THE PARTIES’ OWN CHOOSING IN THE PREPARATION AND ANALYSIS OF THIS AGREEMENT. THE PARTIES HAVE READ THIS AGREEMENT WITH CARE AND BELIEVES THAT EACH OF THE PARTIES ARE FULLY AWARE OF AND UNDERSTAND THE CONTENTS OF THIS AGREEMENT AND ITS LEGAL EFFECT.

p.	Survival. All post termination obligations of the Agreement shall survive the termination of the Agreement and the Termination Date as specified in the Agreement.

q.	Representations and Warranties.

i.	Executive represents and warrants to the Company, that Executive has the full power and authority to enter into this Agreement and to perform Executive’s obligations hereunder and that the execution and delivery of this Agreement and the performance of Executive’s obligations hereunder will not knowingly conflict with any agreement to which Executive is a party.

ii.	The Company represents and warrants to Executive that it has the full power and authority to enter into this Agreement and to perform its obligations hereunder and that the execution and delivery of this Agreement and the performance of its obligations hereunder will not knowingly conflict with any agreement to which the Company is a party.

  [Signature page follows immediately]

APPENDIX E

  SIGNATURE PAGE TO THE

  EXECUTIVE EMPLOYMENT AGREEMENT DATED _____________________

  BETWEEN

  HEALTHTECH SOLUTIONS, INC.

  AND

  JAMES PESOLI

  IN WITNESS WHEREOF, Executive and the Company have caused this Executive Employment Agreement to be executed as of the date first above written.

  HEALTHTECH SOLUTIONS, INC.

  _______________________________________

  By: Manuel E. Iglesias, President

  EXECUTIVE:

  _________________________________

  James Pesoli

APPENDIX E

  EXHIBIT A

  EXISTING ENDEAVORS

1.	Kids Fight Cancer, Inc.
2.	Munitech, LLC
3.	Disruptive Media, LLC
4.	Kinolime, Inc.
5.	JGP Law, LLC

  *Includes all subsidiaries and affiliated entities of each entity named above, if applicable.

  Schedule 8(b)
  Subsidiaries of WR Holdings

  CONTENTS OMITTED PURSUANT TO INSTRUCTION 4 TO ITEM 1.01 OF FORM 8-K.

Schedules

  SCHEDULE 8(k)

  WORLD REACH HEALTH AGREEMENTS

  CONTENTS OMITTED PURSUANT TO INSTRUCTION 4 TO ITEM 1.01 OF FORM 8-K.

Schedules

  SCHEDULE 8(L)

  LITIGATION OF THE WR PARTIES

  CONTENTS OMITTED PURSUANT TO INSTRUCTION 4 TO ITEM 1.01 OF FORM 8-K.

Schedules

  SCHEDULE 9(J)

  LITIGATION OF THE HLTT PARTIES

  CONTENTS OMITTED PURSUANT TO INSTRUCTION 4 TO ITEM 1.01 OF FORM 8-K.

Schedules

  SCHEDULE 9(S)

  HLTT POLICIES

  CONTENTS OMITTED PURSUANT TO INSTRUCTION 4 TO ITEM 1.01 OF FORM 8-K.

Schedules